    As Filed With the Securities and Exchange Commission on November 12, 1999

                                                      Registration No. 333-85205
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               AMENDMENT NO. 3 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            PICK COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)


           Nevada                     4813                       75-2107261
----------------------       ---------------------          --------------------
(State of  incorporation)    (Primary Standard Industrial   (I.R.S. Employer
                           Classification Code Number)       Identification No.)
                        8401 N.W. 53rd Terrace, Suite 119
                                 Miami, FL 33166
                                 (305) 717-1500

               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                           ---------------------------
                       Diego Leiva, Chairman of the Board
                        8401 N.W. 53rd Terrace, Suite 119
                                 Miami, FL 33166
                                 (305) 717-1500


            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      ------------------------------------
                                   Copies to:
                             Elliot H. Lutzker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                            New York, New York 10158
                                 (212) 687-3860
                            Facsimile: (212) 949-7052
                       ----------------------------------
      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                       -----------------------------------
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
Title of Each Class                Amount        Proposed Maximum         Proposed Maximum          Amount of
of Securities to be                 to be       Offering Price Per       Aggregate Offering        Registration
Registered                       Registered           Share                    Price                   Fee
----------------------           ----------     ------------------    ------------------------- -----------------
common stock, par
value $0.01 per share           1,628,372(1)(2)      $3.5625(3)             $ 5,801,075             $   1,612.70

common stock, par
value $0.01 per share             174,310(1)(4)      $   1.00(5)            $   174,297             $      48.45

common stock, par
value, $.01 per share             111,550(1)(6)      $  5.00(5)             $   557,750             $     155.05

common stock, par
value, $.01 per share             283,400(1)(7)      $  1.00(5)             $   283,400             $      78.78

common stock, par
value, $.01 per share              23,400(1)(8)      $3.5625(3)             $    83,363             $      23.18

common stock, par
value  $0.01 per share                80,000(9)      $ 2.50(10)             $   200,000             $      55.60

common stock, par
value $0.01 per share          1,871,000(1)(11)      $ 1.00(12)             $ 1,871,000             $     520.14

common stock, par
value, $.01 per share             20,000(1)(13)      $  4.30(5)             $    86,000             $      23.91

common stock, par
value, $.01 per share                20,000(14)      $3.5625(3)             $    71,250             $      19.81

common stock, par
value, $.01 per share             1,190,489(15)      $ 4.20(16)             $ 5,000,054             $   1,390.02

common stock, par
value, $.01 per share             70,000(1)(17)      $  6.30(5)             $   441,000             $     122.60

common stock, par
value, $0.01 per share              300,000(18)      $3.5625(3)             $ 1,068,750             $     297.11

common stock, par
value, $0.01 per share              220,000(18)      $ 1.438(37)            $   316,360             $      87.95

common stock, par
value, $0.01 per share               69,728(19)      $3.5625(3)             $   248,406             $      69.06

common stock, par
value, $0.01 per share              300,000(20)      $ 1.81(21)             $   543,000             $ 150.96(22)

common stock, par
value, $0.01 per share              200,000(23)      $ 1.81(21)             $   362,000             $     100.64

common stock, par
value, $.01 per share             1,976,000(24)      $ 5.00(25)             $ 9,880,000             $   2,746.64

common stock, par
value, $.01 per share               988,000(26)      $ 2.00(30)             $ 1,976,000             $     549.33

common stock, par
value, $.01 per share                50,010(28)      $13.75 (5)             $   687,638             $     191.17

common stock, par
value, $.01 per share                50,120(29)      $ 2.00(30)             $   100,240             $      27.87

common stock, par
value, $.01 per share               200,204(31)      $ 2.00(30)             $   400,408             $     111.32

common stock, par
value, $.01 per share               100,000(32)      $ 2.00(30)             $   200,000             $      55.60

common stock, par
value, $.01 per share               100,000(33)      $ 2.00(30)             $   200,000             $      55.60

common stock, par
value, $.01 per share                50,000(34)      $ 2.00(30)             $   100,000             $      27.80

common stock, par
value, $.01 per share                40,000(35)      $ 2.00(30)             $    80,000             $      22.24

common stock, par
value, $.01 per share                37,500(36)      $ 2.00(30)             $    75,000             $      20.85
                               ------------          ----------             -----------
Total .....................      10,154,083              --                 $30,806,991             $   8,564.38(38)
                               ============                                 ===========             ============

---------------

(1) In accordance with Rule 416, this Registration Statement includes an indeterminable number of additional shares of common stock, par value $0.01 per share (the "common stock"), of PICK Communications Corp. (the "Company"), issuable as a result of any future anti-dilution adjustments in accordance with the terms of warrants, preferred stock and/or promissory notes.

     All share and per share data in this Registration Statement give retroactive effect to a one-for-ten reverse split declared by the Board of Directors on July 6, 1999, to holders of record on July 23, 1999.

(2) Represents 990,000 shares of common stock underlying the warrants issued in connection with the Company's July 1998 Bridge Loan, 247,505 warrants issued in connection with an extension of the maturity of the July 1998 Bridge Loan, plus an additional 390,867 shares issuable pursuant to the anti-dilution provisions of the warrants, which are currently issuable upon exchange and exercise of the warrants at zero consideration.

(3) Pursuant to Rule 457(c), the proposed maximum offering price per share has been calculated based on the average of the closing bid and asked prices for the common stock on August 11, 1999.

(4) Represents shares of common stock, issuable on a one-for-ten basis, underlying the 1,394,366 warrants issued to Commonwealth Associates as Placement Agent for the July 1998 Bridge Loan, plus 34,873 shares issuable pursuant to the anti-dilution provisions of the warrants.

(5) Pursuant to Rule 457(c), the proposed maximum offering price per share has been calculated based on the price the Warrants may be exercised.

(6) Represents shares of common stock issuable on a one-for-ten basis to Liberty Capital underlying its 1,115,493 warrants issued in connection with the July 1998 Bridge Loan.

(7) Represents 260,000 shares issuable pursuant to the anti-dilution provisions of the warrants described in note (6) above, plus 23,400 shares issuable upon exercise of warrants issued pursuant to a consulting agreement between the Company and Liberty Capital entered into in March 1998, as amended.

(8) Represents shares of common stock issued to Liberty Capital pursuant to the Consulting Agreement described in note (7) above.

(9) Represents shares issuable upon conversion of Bridge Notes issued in the July 1998 Bridge Loan which were not exchanged for Amended Notes in April 1999.

(10) Pursuant to Rule 457(i) the proposed maximum offering price per share has been calculated based on the conversion price of the July 1998 Bridge Notes.

(11) Represents shares of common stock underlying the Series B Preferred Stock which have either been issued (21,000 shares) or are issuable (1,850,000 shares) upon conversion of Series B Preferred Stock.

(12) Pursuant to Rule 457(i) the proposed maximum offering price per share has been calculated based on the conversion price of the Series B Preferred Stock.

(13) Represents shares of common stock underlying Warrants held by Michael
     Binder.

(14) Represents shares of common stock issued to The Dilenschneider Group Inc. for services rendered to the Company.

(15) Represents shares of common stock underlying the Series D Preferred Stock.

(16) Pursuant to Rule 457(i) the proposed maximum offering price per share has been calculated based on the conversion price of the Series D Preferred Stock.

(17) Represents shares of common stock issuable on a one-for-ten basis underlying the 700,000 warrants issued in connection with the sale of Series D Preferred Stock.

(18) Represents shares of common stock issuable to Innovative Telecom Corp. in satisfaction of indebtedness.

(19) Represents shares of common stock issued to Commonwealth Associates and its designees as Placement Agent for the July 1998 Bridge Loan.

(20) Represents shares of common stock issuable to Snow Becker Krauss P.C., counsel to the Company, underlying 300,000 options issued in satisfaction of indebtedness.

(21) Pursuant to Rule 457(c) the proposed maximum offering price per share has been calculated based on the price the options may be exercised.

(22) Of this amount, $139.00 was paid with the initial filing of this Registration Statement and the remaining $11.96 is being paid with this Amendment.

(23) Represents shares of common stock issuable underlying options to purchase 50,000 shares of common stock held by four corporations controlled by two directors Robert Sams (Saicol Limited) and John Tydeman (Dolphin Media Group) and two advisors to the Board of Directors, Alberto Delgado (Final Age Corp.) and Ricardo Maranon (Mother of Three, Inc.).

(24) Represents shares issuable upon conversion of $9,880,000 principal amount of Amended Notes issued in April 1999 ("Note Restructuring") to the investors in the July 1998 Bridge Loan described in Note (2) above. The holders have the right to receive for no additional consideration, one share for each $10.00 principal amount of their notes (an aggregate of 988,000 shares) and convert their notes at $10.00 per share (an additional 988,000 shares) or in lieu of the additional shares, amend their notes at $5.00 per share (an aggregate of 1,976,000 shares).

(25) Pursuant to Rule 457(i) the proposed maximum offering price per share has been calculated based on a $5.00 per share conversion price described in note (24) above.

(26) Pursuant to the anti-dilution provisions of the Amended Notes described in note (24) above, up to 1,976,0000 shares of Common Stock may be issuable upon conversion of the Amended Notes in addition to the 988,000 shares issuable for no additional consideration as described in note (24) above. The Company intends to de-register any such shares not actually issued on a post-effective amendment to this Registration Statement.

(27) As described in note (26) above, assumes 988,000 shares issued for no additional consideration.

(28) Represents shares of common stock underlying the warrants issued to Commonwealth Associates and its designees in April 1999 in connection with the Note Restructuring.

(29) Represents shares of common stock issued to Commonwealth Associates and its designees as of February 4, 1999 in connection with a note extension.

(30) Pursuant to Rule 457(c), the proposed maximum offering price per share has been calculated based on the average of the closing bid and actual prices for the common stock on October 29, 1999.

(31) Represents shares of common stock issued to Commonwealth Associates and its designees in April 1999, in connection with the Note Restructuring described in Note (24) above.

(32) Represents shares of common stock purchased by Gulfsat Communications Company in 1999.

(33) Represents shares of common stock issued to Worldcom Network Services, Inc. or its designee in connection with the settlement of legal proceedings.

(34) Represents shares of common stock issued to IDT Corporation ("IDT") as part of its restructuring fee under an agreement entered into in October 1999.

(35) Represents shares of common stock issuable to IDT in exchange for outstanding warrants.

(36) Represents shares of common stock issuable to IDT if IDT chooses stock instead of $375,000 cash in exchange for extending the maturity date of a note from 6 to 18 months.

(37) Pursuant to Rule 457(c), the proposed maximum offering price per share has been calculated based on the average of the closing bid and asked prices for the common stock on November 10, 1999.

(38) Of this amount, $4,791.71 was paid with the initial filing of this Registration Statement, $3,684.72 was paid with Amendment No. 2 and $87.95 is being paid with Amendment No. 3.


====================================================

         The information in this prospectus is not complete and may be changed. You may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


      SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED NOVEMBER 12, 1999


PROSPECTUS
----------

                            PICK COMMUNICATIONS CORP.


The Offering:


Shares of common stock offered
    by selling stockholders......................   10,154,083

Offering Price................. On November 11, 1999, the closing sale price of
                                PICK common stock on the OTC Bulletin Board was $1.4375 per share. The selling stockholders may offer the shares for sale at the market price at the time of the sale, at a price related to the market price or at a negotiated price. We expect that a significant number of shares of common stock will be sold pursuant to Rule 144 prior to the effective date of this prospectus and will be removed from this prospectus.

         Investing in the common stock involves a high degree of risk. See "Risks Factors" beginning on page 7.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is November 12, 1999

                       WHERE YOU CAN FIND MORE INFORMATION

                  We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at the following locations:

         -        Main Public Reference Room
                  450 Fifth Street, N.W.
                  Washington, D.C.  20549

         -        Regional Public Reference Room
                  75 Park Place, 14th Floor
                  New York, New York  10007

         -        Regional Public Reference Room
                  Northwestern Atrium Center
                  500 West Madison Street, Suite 1400
                  Chicago, Illinois  60661-2511

          You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at (800) SEC-0330.

          We are required to file these documents with the SEC electronically. You can access the electronic versions of these filings on the Internet at the SEC's Web site, located at http://www.sec.gov.

          We have included this prospectus in our registration statement that we filed with the SEC (the "Registration Statement"). The Registration Statement provides additional information that we are not required to include in the prospectus. You can receive a copy of the entire Registration Statement as described above. Please note that the Registration Statement also includes complete copies of the documents described in the prospectus.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          Certain matters discussed in this prospectus are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor created thereby. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company or we "believe," "anticipate," "estimate," "expect" or words of similar import as they relate to the Company or the Company's management. Similarly, statements that describe the Company's future plans, objectives or goals are forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including those described in the section captioned "Risk Factors" below.

          These factors are not exhaustive, and should be read in conjunction with other cautionary statements that are included in this prospectus. The forward-looking statements made herein are only made as of the date of this report and we are not obligated to publicly update forward- looking statements to reflect subsequent events or circumstances.

                               PROSPECTUS SUMMARY

         As used in this prospectus, unless the context otherwise requires, the terms "we," "us" or "Company" mean PICK Communications Corp. and its subsidiaries. This summary highlights information contained elsewhere in this prospectus, and is not complete and may not contain all the information you should consider before investing in the common stock. You should read the entire prospectus carefully. All share and per share data in this prospectus give retroactive effect to the one-for-ten reverse split to holders of record on July 23, 1999.

                                   The Company

         The Company currently has two active subsidiaries, PICK Sat, Inc. and PICK Online.Com Inc. PICK Sat and PICK Online are both developing companies. Our current focus is our PICK Sat subsidiary which has just begun commercial operations. PICK Sat has developed satellite-based, broadband Internet access and delivery services. One of these services makes it easier and more cost efficient to send video and large multimedia files to Internet users. We are marketing our services to media companies, large corporations, cable companies, Internet Service Providers ("ISPs") and end-users. We are focusing our initial marketing efforts in certain areas of the United States and Latin America, where PICK Sat's services have a greater cost advantage due to the higher costs of terrestrial Internet service in those areas.

         We have entered into our first contract for this service. The customer, Cadena Latinoamericana de Television, Inc. ("CLT"), is an owner and distributor of Spanish-language video programming. CLT will utilize PICK Sat services to transmit video content in Internet Protocol format to cable networks and broadcast television stations in Latin America. CLT is currently using courier services to send more than 20,000 Betacam cassettes a year to its affiliates. CLT, using the PICK Sat service, will now transmit video files to affiliate stations who will receive the files via satellite dish, store them on a server, and decode them into Betacam format as needed for local playout. The agreement provides for up-front fees with continuing revenues thereafter. The agreement is for three years and if successfully completed would provide us with approximately $2.1 million in revenues.

         We have also established two beta sites for other PICK Sat services, one with a wireless cable operator in Mexico, and another with a educational institution in the United States. These beta tests of PICK Sat service include testing with both the customer, and end-users.

         Once PICK Sat's service are more mature, and provided we receive substantial additional financing, we intend to begin marketing our PICK Online.Com services, which includes multimedia portal services that host radio, TV and Web-based events.

         On June 23, 1999, our Board of Directors voted to sell or discontinue the long distance telephone service portion of its business to focus on the Internet services portion of its business.


         We have terminated marketing and distribution of prepaid telephone calling cards through PICK US, Inc. We have entered into a definitive agreement to sell the stock of PICK Net Inc. and PICK Net UK PLC, both of which provide international long distance services to other carriers and resellers, for nominal value, and have up to approximately $10 million of their liabilities assumed. As of October 31, 1999, approximately $1,500,000 of indebtedness of PICK Net had been paid by a lender.

         We are in need of immediate financing for working capital to finance our PICK Sat and PICK Online subsidiaries. Neither entity has generated any revenues to date. We entered into an option agreement with Atlantic Tele-Network, Inc. ("ATN") to sell them up to a majority of the common stock of PICK Sat, however, they have advised us that they do not intend to exercise the option. The repayment of the $1.5 million of PICK Net debt, as well as approximately $500,000 advanced to PICK Sat for operating expenses in connection with the option has been guaranteed by PICK Sat. In the event that this transaction is not completed and we are unable to repay the loans, with third party funding for which we have no commitments, the assets of PICK Sat may be foreclosed upon.

Should we be unable to obtain interim financing in the near term we will be forced to cutback or suspend operations and/or seek protection under the bankruptcy laws. Although we are in discussions with several sources of financing, there can be no assurance we will obtain such financing.


         We recently relocated our principal executive offices to 8401 N.W. 53rd Terrace, Suite 119,Miami FL 33166, and our telephone number is (305) 717-1500.

                                   Risk Factors

         An investment in common stock involves certain risks that a potential investor should carefully evaluate prior to making an investment. A discussion of certain factors to be considered in evaluating the Company, its business and an investment in common stock is included in the section titled "Risk Factors" immediately following this Summary.

          Summary Historical Consolidated Financial and Operating Data

Statement of Operations Data (1):

                                      Six Months Ended
                                           June 30,
                                         (unaudited)                                Years Ended December 31,
                                 ---------------------------               -----------------------------------------
                                    1999              1998                    1998           1997            1996
                                 ---------         ---------               ----------     ----------      ----------

  Cost and expenses             $2,118,013         $468,410                $2,139,830     $  399,448      $  607,890


  Other income (expense)            --                  --                   (133,000)    (9,890,284)      8,436,809
                                 ---------         ---------               ----------     ----------      ----------
  Income (loss) before
   minority interest in
    subsidiary loss,
    income taxes and
    discontinued operations     (2,118,013)        (468,410)               (2,272,830)   (10,289,732)      7,828,919


                                                   (Continued on following page)

                                      Six Months Ended
                                           June 30,
                                         (unaudited)                                Years Ended December 31,
                                 ---------------------------               -----------------------------------------
                                    1999              1998                    1998           1997            1996
                                 ---------         ---------               ----------     ----------      ----------
Minority interest in
subsidiary loss                          -               914                    2,062        434,064         260,541

Benefit (provision) for
income taxes                                            (880)                              1,808,000      (1,808,000)

Loss from discontinued
operations                      (4,364,730)       (2,308,451)             (14,792,541)    (1,452,134)     (4,645,670)


Loss on disposal               (47,108,711)                -                        -              -               -
                              ------------       -----------             ------------    -----------     -----------
  Net income (loss)           $(53,591,454)      $(2,776,827)            $(17,063,309)   $(9,499,802)    $ 1,635,790
                              ============       ===========             ============     ==========     ===========
Beneficial conversion
  feature of preferred stock   (25,170,000)                -                        -              -               -
                              ------------       -----------             ------------    -----------     -----------
Net income (loss) applicable
  to common stock             $(78,761,454)      $(2,776,827)            $(17,063,309)   $(9,499,802)    $ 1,635,790
                              ============       ===========             ============    ===========     ===========
Net income (loss) per
  common share - basic        $     (18.39)      $      (.76)            $      (4.62)   $     (2.57)    $       .39
                              ============       ===========             ============    ===========     ===========
Weighted-average shares
  outstanding - basic            4,281,860         3,633,975                3,692,356      3,695,853       4,199,150
                              ============       ===========             ============    ===========     ===========



Balance Sheet Data:


                                          At June 30,
                                         (unaudited)                                    At December 31,
                              ------------------------------             -------------------------------------------
                                  1999               1998                    1998           1997            1996
                              ------------       -----------             ------------    -----------     -----------

Working capital
(deficiency)                  $(16,715,093)      $(9,895,211)            $(14,677,342)   $(7,405,608)    $(3,152,216)
                              ============       ===========             ============    ===========     ===========
Total Assets                  $  7,685,842       $ 2,522,592             $  6,791,156    $ 1,817,513     $ 8,917,149
                              ============       ===========             ============    ===========     ===========
Current Liabilities           $ 17,861,005       $10,805,819             $ 16,241,801    $ 8,027,642     $ 6,582,429
                              ============       ===========             ============    ===========     ===========
Long-term liabilities         $ 10,922,716       $ 1,182,609             $ 10,815,216    $   794,905               -
                              ============       ===========             ============    ===========     ===========
Stockholders' equity
(deficiency)                  $(21,183,897)      $(9,553,002)            $(20,351,879)   $(7,093,114)    $   869,579
                              ============       ===========             ============    ===========     ===========

(1) The historical financial information in this prospectus is primarily that of the three subsidiaries whose business we are terminating, as PICK Sat and PICK Online.Com have had limited operations to date and have not generated any revenues. On June 23, 1999, the Company formalized its plan to discontinue its long distance telephone service and prepaid calling card business consisting of PICK US, PICK Net and PICK Net UK. Accordingly, the long distance telephone service and prepaid calling card business are accounted for as a discontinued operation in the accompanying consolidated financial statements.

                               NOTE RESTRUCTURING

         Between July 29 and September 8, 1998, the Company sold an aggregate of 99 Units in a bridge loan (the "July Bridge Loan") and 9,900,000 warrants to purchase 990,000 shares of the Company's common stock at $5.00 per share for five years, for gross proceeds of $9,900,000. The Company allocated $8,587,066 of the gross sale proceeds to the debt and $1,312,934 to the warrants. The $1,312,934 discount was amortized as interest expense over the original 120-day life of the July Bridge Note. A security interest in the Company's assets was filed on behalf of the investors in the July Bridge Loan. In November 1998, the interest rate of the July Bridge Loan was increased retroactively to 18% and the maturity date of the promissory notes evidencing the loan (the "Notes") was extended to April 27, 1999. The Noteholders had the option to either foreclose and seek repayment of the Notes or convert their Notes into common stock at $2.50 per share, or 50% of market if lower, following a default in repayment by the Company.

         On April 27, 1999, $9,880,000 of the $9,900,000 in principal amount of the Noteholders consented to a restructuring (the "Restructuring") to amend their Notes (the "Amended Notes"), which had been conditioned on at least 80% approval. The Noteholders have agreed for a two-year period to (a) exchange 988,000 shares of common stock registered under this registration statement for the warrants issued in connection with the original issuance of the Notes, 245,750 shares for the warrants issued in connection with an extension of the July Bridge Loan and 388,040 shares pursuant to the anti-dilution provisions of the warrants, and (b) either receive one share of common stock for every ten dollar ($10.00) principal amount of the Amended Notes, or alternatively elect to have the conversion price of the Amended Notes reset from $10.00 to $5.00 per share, subject to further adjustment. Commonwealth Associates and its designees ("Commonwealth"), as agent for the Noteholders, was paid 200,000 shares, plus warrants to purchase 50,000 shares exercisable at $13.75 per share, with the exercise price of warrants previously issued to Commonwealth reduced to $1.00 per share.

         The maturity date of the Amended Notes is April 27, 2002. Each Amended
Note is convertible at any time at the option of the holder thereof into shares of common stock at $10.00 per share. The conversion price of the Amended Notes will be reset to not lower than $5.00 per share in the event the Company issues securities (with certain exceptions) for less than $10.00 per share, prior to April 27, 2000, the first anniversary date of the Restructuring. In addition, the Company has the option to extend the maturity date for one additional year, in which event the Conversion Price shall be subject to adjustment.

         The Amended Notes shall be automatically converted into shares of common stock in the event that the closing bid price for the common stock has exceeded $15.00 per share for 20 consecutive trading days. Commonwealth is entitled to designate one nominee to the Board and the Noteholders shall have the right to nominate one person to a reconstructed Board consisting of a majority of independent Directors. Neither right to designate a nominee has been exercised.

         The Company has agreed to register all of the above described shares of common stock issued or issuable to the Noteholders, Commonwealth and Liberty Capital, co-placement agent for the July Bridge Loan as part of this registration statement.

                                  RISK FACTORS

         This offering involves a high degree of risk. Before you invest in our common stock, you should be aware that there are various risks, including those described below, that may affect our business, financial condition and results of operations. We caution you, however, that this list of risk factors may not be all inclusive. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In this case, the trading price of our common stock could decline, and you may lose all or part of your investment.

         We have a history of significant and continuing losses and cannot guarantee that we will be profitable.

         We have experienced significant operating losses since we commenced full operations in 1994. Our net losses for each fiscal year since 1994 were:

         1998          $17.1 million
         1997          $9.5 million
         1995          $1.1 million
         1994          $1.3 million

         Although we had net income of approximately $1,636,000 in 1996, this resulted from non-cash, non-operating income, which was offset in 1997 by non-cash non-operating losses. Our loss from discontinued operations increased from $2,308,451 for the six months ended June 30, 1998 to $4,364,730 for the six months ended June 30, 1999. We also recorded an additional loss on the disposal of the discontinued operations in the amount of $47,108,711. Of this amount, $46,033,711 is attributable to the writing off of the deferred interest and debt placement charges of the restructured notes which amounts are related to the discontinued operations and therefore will provide no future benefit.


         On June 23, 1999, we formalized a plan to discontinue our long distance telephone service and prepaid calling card business consisting of PICK US, PICK Net and PICK Net UK. Accordingly, the Old Business is accounted for as a discontinued operation in the accompanying consolidated financial statements. We are in the process of completing the sale of PICK Net and PICK Net UK and the discontinuance of the operation of PICK US.


         We significantly curtailed our operations during 1998, while we installed and tested two new switches. Our total revenues, which all arose from our discontinued operations, amounted to $9,822,903 for the twelve months ended December 31, 1998, compared to $9,015,903 for the comparable period last year. Of this amount, however, prepaid telephone calling card revenues were $7,844,462 for 1998, compared to $1,346,660 for 1997. However, our cost of telephone time purchased increased by a greater amount than our sales and caused us to continue to lose money. Therefore, we have since shifted the focus of our business away from the prepaid calling card business, as well as from the resale of long distance telephone services (collectively, the "Old Business"). We have only recently started offering our new services. Therefore, we do not expect to be able to achieve our prior level of sales in the foreseeable future. Nevertheless, we will continue to have a high level of operating expenses. We need to incur significant up-front expenses, including capital expenditures, in connection with the development and marketing of our new services (collectively, the "New Business"). This includes substantial increases in executive, marketing, sales, finance and other personnel. We expect to incur additional losses during the foreseeable future until we are able to generate significant revenues to finance our operations and the costs of our new services. We cannot guarantee that we will be able to generate such revenues and operate profitably.

We have an immediate need for additional financing.

         We do not have sufficient cash on hand to meet our current obligations. We recently received interim loans of approximately $500,000 from ATN and are seeking additional interim financing. Between March and July 1999, we issued 1,871,000 shares of Series B preferred stock convertible at $1.00 per share for $1,871,000, and 500,000 shares of Series D preferred stock convertible at $4.20 per share for $5,000,000, subject to adjustment under certain circumstances. However, we will not be able to sustain our operations without additional funding. In the event we are unable to obtain interim financing, we will be forced to cutback or suspend our operations. We are attempting to raise substantial additional funds. We need additional funding immediately to:

         o  pay our outstanding past due payables;

         o  meet our immediate payroll obligations; and

         o  finance our New Business.


         At June 30, 1999, we had a working capital deficit of approximately $16.8 million.

As of June 30, 1999, we had approximately $17.9 million of current liabilities, which mature or is subject to payment agreements before the end of 1999.

         In April 1999, we were successful in converting all but $20,000 (which we repaid) of the $9.9 Million of the July 1998 Bridge Loan into three-year obligations. We have also entered into a binding contract to sell the assets of the Old Business for nominal value and have a substantial portion of their liabilities assumed. We are attempting to convert the majority of our trade payables, a portion for which we will be contingently liable, into long-term obligations, but there can be no assurance we will be successful. We may have to seek bankruptcy protection for all or part of our "Old Business," if the sale of the Old Business is not completed. However, unless we are able to obtain immediate additional financing for the Company, certain of our largest creditors can declare a default and force us to declare bankruptcy to protect ourselves. In such event, you may lose your entire investment.

         We have no firm arrangements with respect to additional financing. We cannot guarantee that additional financing will be available to us on commercially reasonable or acceptable terms or on terms which would not be substantially dilutive to stockholders, if at all. If we fail to secure necessary financing we expect it would have a material adverse impact on business.

Our financial statements are qualified and based on obtaining financing and attaining successful operations.

         We have incurred operating losses and negative cash flow from our operations since 1995 and we have an accumulated deficit of approximately $106 million at June 30, 1999. Our operating losses and negative cash flow are expected to continue until such time, if ever, that our New Business begins to produce sufficient revenues to cover our expenses. In addition, substantially all of our debts are short term. Our former accountants issued a qualified report on the Company's financial statements as at and for the year ended December 31, 1997. Our current auditors issued a qualified report on our financial statements as at and for the year ended December 31, 1998. These two reports state that if we do not:

         o  extend payout terms;


         o obtain additional long-term financing arrangements and raise additional funds; and


         o  increase revenues and/or decrease expenses,

we may be unable to continue as a going concern for a reasonable period of time.

We restated our financial statements in 1998.

         Our financial statements as of March 31, 1997 were restated in June 1998. We initially did not report any gains or losses on the disposition of marketable equity securities for transactions consummated in the first quarter of 1997. We believed that it was not appropriate to recognize losses on the acquisition of our and our subsidiary's common stock or on the exchange of one investment in marketable equity securities for a similar investment. While we believed our initial reporting was correct when made, we subsequently determined that it would have been preferable to record these transactions based upon the fair value of the assets exchanged, resulting in the recognition of approximately $9,400,000 in non-cash, non-operating losses. The effect of the restatement for the quarter ended March 31, 1997, was to reduce net income of $948,711 to a net loss of $7,626,903. These transactions do not have a cash or operating effect on our results of operations, and, to date, have not adversely affected the price of our common stock.

We depend on a limited number of clients.

         Our prepaid telephone calling card business, which we are no longer marketing, largely depended upon our relationship with Blackstone Calling Card, Inc. ("Blackstone"). In 1998, approximately 72% and 10% of our revenues were from Blackstone and IDT Corp., respectively. We have terminated the Blackstone Agreement, which can be terminated by either party without cause after the first year. Nevertheless, we expect to initially depend on a limited number of clients for the New Business until these businesses become established.

Our limited history of operations may not be a reliable basis for evaluating our prospects.

         Because the New Business are developing companies, we have no operating and financial data to give to you to evaluate our future performance and prospects concerning these entities. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in the Internet industry, which is an evolving industry characterized by intense competition. You must consider the risks, expenses and uncertainties that an early stage business like ours faces. These risks include our ability to:

         o  establish awareness of our services;

         o  expand the content and services on our network;

         o  attract a larger audience to our network;

         o  attract a large number of advertisers from a variety of industries;

         o maintain our current, strategic relationships with Microsoft, Philips and Harmonic Data Systems and develop new relationships;

         o  respond effectively to competitive pressures; and

         o  continue to develop and upgrade our technology.

         If we are unsuccessful in addressing these risks, our business, financial condition and results of operations will be materially and adversely affected.

Significant competition in providing Internet services could reduce the demand for and profitability of our services.

         The Internet services business is highly competitive and there are few significant barriers to entry. Currently, we compete with a number of national and local Internet Service Providers ("ISPs"). In addition, a number of multinational corporations, including giant communications carriers such as AT&T, MCI/Worldcom, Sprint and some of the regional Bell operating companies, are offering, or have announced plans to offer, Internet access or on-line services. We also face significant competition from Internet access consolidators and from on-line service firms such as America Online ("AOL"), CompuServe, and Prodigy.

         Our competitors also include Broadcast.com, the largest aggregator of Internet audio and Real Networks, an audio streaming software maker. We believe that new competitors, which may include computer software and services, telephone, media, publishing, cable television and other companies, are likely to enter the on-line services market. There are many companies that provide Internet services targeted to Latin Americans and Spanish and Portuguese speaking people in general. Competition for visitors, advertisers and electronic commerce partners is intense and is expected to increase significantly in the future because there are no substantial barriers to entry in our market.

         In addition, we believe that the Internet service and on-line service businesses will further consolidate in the future. We believe this could result in increased price and other competition in the industry and adversely impact us. In the last year, a number of on-line services have lowered their monthly service fees. This may cause us to lower our fees in order to compete.

         Many of our Internet service competitors possess financial resources significantly greater than what we might expect to have and, accordingly, could initiate and support prolonged price competition to gain market share. Many competitive products and services are marketed by companies which:

         o  are well established;

         o have reputations for success in the development and sale of product and services; and

         o have significantly greater financial, marketing, distribution, personnel and other resources, thereby permitting them to implement extensive advertising and promotional campaigns, both general and in response to efforts by additional competitors to enter into new markets and introduce new products and services.

We believe that the primary competitive factors among Internet access providers are:

         o  price, both in prices charged and profit margins

         o  quality

         o  customer support and loyalty

         o  technical expertise

         o  speed of service provided

         o  local presence in a market

         o  ease of use

         o  variety of value-added services

         o  reliability

         We believe we will be able to compete favorably in these areas. However increased competition in any one of these areas could materially adversely affect our business, financial condition and results of operations. Our success in the high-speed direct market will depend heavily upon our ability to provide high quality Internet connectivity and value-added Internet services targeted in select target markets. Other factors that will affect our success in these markets include our continued ability to attract additional experienced marketing, sales and management talent, and the expansion of support, training and field service capabilities.

         We believe that we compete on the basis of price and service. Our success will depend on our ability to anticipate and respond to rapid changes in consumer preferences and the introduction of new services, as well as our ability to retain our favorable gross margins. We cannot assure you that we will be able to compete successfully in our markets.

         In addition, our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. A loss of users to our competitors may have a material and adverse effect on our business, financial condition and results of operations.

         The Internet industry is characterized by frequent introduction of new products and services, and is subject to changing consumer preferences and industry trends, which may adversely affect our ability to plan for future design, development and marketing of our products and services. The markets for Internet products and services are also characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles.

We are uncertain of our products being accepted by the market.

         Achieving market acceptance for our products and services requires substantial marketing efforts and the expenditure of significant funds, which we don=t currently have, to create both awareness and demand.

         Our success depends, in large part, on our ability to attract large corporations, media companies, cable companies and ISPs to use our services, as well as the level of acceptance and usage by end-users. Because demand by our customers may be interrelated, any lack or lessening of demand by any one of these parties could have a negative affect on our products and services overall market acceptance. We can not assure you that markets will develop for our New Business, nor can we assure you that we will be able to meet our current marketing objectives or succeed in positioning ourselves as a key player in the Internet industry.

If we do not effectively implement our marketing strategy and effectively manage our operations, our business could suffer.

         We grew from approximately $1.6 million of net sales from the Old Business in 1995 to approximately $9.8 million of net sales from the Old Business in 1998 before we discontinued the Old Business. This placed demands on our management, employees, operations and physical resources. We were forced to curtail our unprofitable operations, terminate employees and restructure our short-term indebtedness and seek to terminate, divest, or reorganize all or a portion of our Old Business, all of which are currently being carried out. Implementation of our new business plan will depend on, among other things, the following:

         o our ability to establish contractual arrangements targeting several market segments for our New Business; and

         o hire and retain skilled management, financial, marketing, sales and other personnel.

Our marketing strategy and plans are subject to change as a result of a number of factors, including, but not limited to, progress or delays in:

         o  our marketing efforts;

         o changes in market conditions, including the emergence of significant supplementary markets;

         o the nature of possible strategic alliances which may become available to us in the future; and

         o  competitive factors.

We cannot assure you that we will be able to implement successfully our business plan for our New Business or otherwise continue our operations.

         In order to implement our business plan for our New Business, we will be required to:

         o  improve our operating systems;

         o attract and retain skilled executive, management and technical personnel; and

         o successfully manage growth, including monitoring operations, controlling costs and maintaining effective quality, and service controls.

If we are unable to effectively manage our growth, our business, operating results and financial condition could suffer.


We depend on satellites and third-party long distance carriers


         We currently depend on a limited number of satellites, domestic and international long distance carriers and Internet Service Providers to provide our services. Although we believe that we currently have sufficient access to transmission facilities, satellites and long distance networks, if we fail to obtain continued access to such facilities, satellites and networks it could also have a negative impact on our New Business.


We may derive a portion of our revenues from reciprocal advertising agreements, which do not generate cash revenue


         We may derive a portion of our revenues from reciprocal advertising arrangements under which we will exchange advertising space on our network predominantly for advertising space on television and radio stations, rather than cash payments. In the event that revenues from reciprocal advertising arrangements account for a portion of our revenues in the foreseeable future, we will be giving up cash revenues.

Joint ventures, acquisitions or strategic alliances may not be available

         We do not know if we will be able to identify any future joint ventures, acquisitions or strategic alliances or that we will be able to successfully finance these transactions. A failure to identify or finance future transactions may impair our growth. In addition, to finance these transactions, it may be necessary for us to raise additional funds through public or private financings. Any equity or debt financings, if available at all, may impact our operations and, in the case of equity financings, may result in substantial dilution to existing stockholders.

In the future we will depend on the developing market of the Internet.

         Our ability to derive revenues by providing online commerce and Internet services will depend, in part, upon a developed and robust industry and the infrastructure for providing Internet access and carrying Internet traffic. We cannot assure you that the necessary infrastructure, such as a reliable network backbone, or complementary products, such as lower cost high speed cable modems, will be developed or that the Internet will become a viable commercial marketplace in those segments we target. Critical issues concerning the commercial use of the Internet, including:

         o  security

         o  ease of use and access

         o  reliability

         o  quality of service

         o  cost

remain unresolved and may impact the growth of Internet use. In the event that the necessary infrastructure or complementary products are not developed or the Internet does not become a viable commercial marketplace, our future business, operating results and financial condition could be negatively affected if we were to expend significant proceeds for the development of Internet services.

         The Internet radio and television market is new and rapidly evolving, particularly in Latin America. As a result, we cannot measure its effectiveness or long term market acceptance as compared with traditional media.

         Radio and television stations must direct a portion of their budgets to the Internet and, specifically, to our network. Many of our current or potential customers have limited experience using the Internet.


No standards exist for the acceptance of the Internet as a medium for broadcasting radio and television


         No standards have been widely accepted for the measurement of the effectiveness of radio and television broadcasting over the Internet. Standards may not develop sufficiently to support the Internet as an effective broadcast medium. If these standards do not develop, broadcast stations may choose not to use our network. This would have a material adverse effect on our business, financial condition and results of operations.

Latin American Risks

Our operating results may also fluctuate due to seasonal factors

         If we are successful in initially marketing our services in Latin America, the level of use on our network may be seasonal. This may cause fluctuations in our revenues and operating results. Visitor traffic on our network may be significantly lower during the first calendar quarter of the year because:

         o  it is the summer months in much of Latin America;

         o our target audience tends to take extended vacations during these months; and

         o  schools and universities are generally closed.

         As a result, advertisers have historically spent less in the first and second calendar quarters. We believe that these seasonal trends will affect our results of operations.

Social and political conditions in Latin America may cause volatility in our operations and adversely affect our business

         We hope to derive a substantial portion of our initial revenues from the Latin American markets. Social and political conditions in Latin America are volatile and may cause our operations to fluctuate. This volatility could make it difficult for us to effect our business plan, which could have an adverse effect on our business. Historically, volatility has been caused by:

         o significant governmental influence over many aspects of local economies;

         o political instability; unexpected changes in regulatory requirements;

         o  social unrest;

         o  slow or negative growth;

         o  imposition of trade barriers; and

         o  wage and price controls.

         We have no control over these matters. Volatility resulting from these matters may decrease Internet availability, create uncertainty regarding our operating climate and adversely affect our customers' budgets, all of which may adversely impact our business.

Currency fluctuations and general economic conditions in Latin America may adversely affect our business

         The currencies of many countries in Latin America, including Brazil and Argentina, have experienced substantial depreciation and volatility. The currency fluctuations, as well as high interest rates, inflation and high unemployment, have materially and adversely affected the economies of these countries. Poor general economic conditions in Latin American countries may cause our customers to reduce their spending on Internet services , which could adversely impact our business.

We may suffer currency exchange losses if local Latin American currencies depreciate relative to the U.S. dollar

         Our reporting currency is the U.S. dollar. In a number of cases, however, customers in Latin America may be billed in local currencies. Our accounts receivable from these customers will decline in value if the local currencies depreciate relative to the U.S. dollar. Although we may enter into hedging transactions in the future, we may not be able to do so successfully. In addition, our currency exchange losses may be magnified if we become subject to exchange control regulations restricting our ability to convert local currencies into U.S. dollars.

If Internet use in Latin America does not grow, our business will suffer

         The Latin American Internet market is in an early stage of development. Our near term prospects depends on the continued growth of the Internet in Latin America. Our business, financial condition and results of operations will be materially and adversely affected if Internet usage in Latin America does not continue to grow or grows more slowly than we anticipate. Internet usage in Latin America may be inhibited for a number of reasons, including:

         o  the cost of Internet access;

         o  concerns about security, reliability, and privacy;

         o  limited amount of content in Spanish or Portugese;

         o  ease of use; and

         o  quality of service.

Underdeveloped telecommunications infrastructure may limit the growth of the Internet in Latin America and adversely affect our business

         Access to the Internet requires a relatively advanced telecommunications infrastructure for which we will be relying on a satellite communications network. The telecommunications infrastructure in many parts of Latin America is not as well-developed as in the United States. The quality and continued development of the telecommunications infrastructure in Latin America may have a substantial impact on our ability to deliver our services and on the market acceptance of the Internet in Latin America in general. If further improvements to the Latin American telecommunications infrastructure are not made, the Internet will not gain broad market acceptance in Latin America. If access to the Internet in Latin America does not continue to grow or grows more slowly than we anticipate, our business, financial condition and results of operations will be materially and adversely affected.

High cost of Internet access may limit the growth of the Internet in Latin America and impede our growth

         Each country in Latin America has its own telephone rate structure which, if too expensive, may cause consumers to be less likely to access and transact business over the Internet. Although rates charged by ISPs and local telephone companies have been reduced recently in some countries, we do not know whether this trend will continue. Unfavorable rate developments could decrease our visitor traffic and our ability to derive revenues from transactions over the Internet. This could have a material adverse effect on our business, financial condition and results of operations.

Other Business Risks

         We may not be able to develop the PICK Sat and PICK Online.Com names and attract users to our network

         Maintaining the PICK Sat and PICK Online.Com names is critical to our ability to expand our user base and our revenues. We believe that the importance of brand recognition will increase as the number of Internet sites in Latin America grows. In order to attract and retain Internet users, advertisers and electronic commerce partners, we intend to increase substantially our expenditures for creating and maintaining brand loyalty.

         Our success in promoting and enhancing the PICK Sat and PICK Online.Com names will also depend on our success in providing high quality content, features and functionality. If we fail to promote our name successfully or if visitors to our network or advertisers do not perceive our services to be of high quality, the value of the names could be diminished. This could have a material and adverse effect on the business, financial condition and results of operations.

We will not be able to attract broadcasters if we do not continually enhance and develop the content and features of our network

         To remain competitive, we must continue to enhance and improve our content. In addition, we must:

         o continually improve the responsiveness, functionality and features of our network; and

         o develop other products and services that are attractive to users and advertisers.

         We may not succeed in developing or introducing features, functions, products and services that users and advertisers find attractive in a timely manner. This would likely reduce our visitor traffic and materially and adversely affect our business, financial condition and results of operations.


If we fail to establish and maintain strategic relationships with content providers, electronic commerce merchants and technology providers, we may not be able to attract and retain users


         Our business depends on establishing relationships with leading content providers, electronic commerce merchants, and technology and infrastructure providers. Because most of our agreements with these third parties including, Microsoft and Philips, are not exclusive, our competitors may seek to use the same partners as we do and attempt to adversely impact our relationships with our partners. We might not be able to maintain these relationships or replace them on financially attractive terms. If the parties with which we have these relationships do not adequately perform their obligations, reduce their activities with us, choose to compete with us or provide their services to a competitor, we may have more difficulty attracting and maintaining visitors to our network and our business, financial condition and results of operations could be materially and adversely affected. Also, we intend to actively seek additional relationships in the future. Our efforts in this regard may not be successful.


Unexpected network interruptions caused by system failures may result in reduced visitor traffic, reduced revenue and harm to our reputation


         The Internet has been subject to:

         o  system disruptions;

         o  inaccessibility of networks;

         o  long response times;

         o  impaired quality; and

         o  loss of important reporting data.

         Although we will continue to improve our network, we may not be successful in avoiding the above disruptions. If we experience delays and interruptions, visitor traffic may decrease and our name could be adversely affected.

         While we have designed our new network operating center in Miami, Florida, which is still under construction, to safeguard our systems against damage from fire, hurricanes (which are common where we are based), power loss, telecommunications failure, break-ins or other events, such events could have a material adverse effect on our business, financial condition and results of operations.


Concerns about security of electronic commerce transactions and confidentiality of information on the Internet may reduce the use of our network and impede our growth


         A significant barrier to electronic commerce and confidential communications over the Internet has been the need for security. Internet usage could decline if any well-publicized compromise of security occurred. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches. Unauthorized persons could attempt to penetrate our network security. If successful, they could misappropriate proprietary information or cause interruptions in our services. As a result, we may be required to expend capital and resources to protect against or to alleviate these problems. Security breaches could have a material adverse effect on our business, financial condition and results of operations.

Computer viruses may cause our systems to incur delays or interruptions and may adversely affect our business

         Computer viruses may cause our systems to incur delays or other service interruptions. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Moreover, if a computer virus affecting our system is highly publicized, our reputation could be materially damaged and our visitor traffic may decrease.

Year 2000 problems may disrupt our internal operations

         Many currently installed computer systems and software products only accept two digits to identify the year in any date. Therefore, the year 2000 will appear as "00", which the system might consider to be the year 1900 rather than the year 2000. This could result in system failures, delays or miscalculations causing disruptions to our operations. Our failure to correct a material Year 2000 problem could have a material adverse effect on our business, financial condition and results of operations.

         We have reviewed our software and current operating systems and believe that they are Year 2000 compliant. We are currently conducting an inventory, and developing testing procedures, for all software and other systems that we believe might be affected by Year 2000 issues. Since third parties developed and currently support many of the systems that we use, a significant part of this effort will be to ensure that these third-party systems are Year 2000 compliant. We plan to confirm this compliance through a combination of the representation by these third parties of their products' Year 2000 compliance, as well as specific testing of these systems.

We may become subject to burdensome government regulations and legal uncertainties affecting the Internet which could adversely affect our business

         To date, governmental regulations have not materially restricted use of the Internet in our markets. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from delivering our products and services over the Internet. The growth of the Internet may also be significantly slowed. This could delay growth in demand for our network and limit the growth of our revenues.

         In addition to new laws and regulations being adopted, existing laws may be applied to the Internet. New and existing laws may cover issues which include:

         o  sales and other taxes;

         o  user privacy;

         o  pricing controls;

         o  characteristics and quality of products and services;

         o  consumer protection;

         o  cross-border commerce;

         o  libel and defamation;

         o  copyright, trademark and patent infringement;

         o  pornography; and

         o  other claims based on the nature and content of Internet materials.

We may become subject to claims regarding foreign laws and regulations which may be expensive, time consuming and distracting

         Because we have employees, property and business operations in the United States and eventually throughout Latin America, we are subject to the laws and the court systems of many jurisdictions. We may become subject to claims based on foreign jurisdictions for violations of their laws. In addition, these laws may be changed or new laws may be enacted in the future. International litigation is often expensive, time consuming and distracting. Accordingly, any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Unauthorized use of our intellectual property by third parties may adversely affect our business

         We regard our copyrights, service marks, trademarks, trade secrets and other intellectual property as critical to our success. Unauthorized use of our intellectual property by third parties may adversely affect our business and our reputation. We rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our intellectual property rights.

Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries are uncertain or do not protect intellectual property rights to the same extent as do the laws of the United States.

We may be subject to claims based on the content we provide over our network

         The laws in the United States and in Latin American countries relating to the liability of companies which provide online services, like ours, for activities of their visitors are currently unsettled. Claims have been made against online service providers and networks in the past for defamation, negligence, copyright or trademark infringement, obscenity, personal injury or other theories based on the nature and content of information that was posted online by their visitors. We could be subject to similar claims and incur significant costs in their defense.

We may be subject to claims based on products sold on our network

         We expect to enter into arrangements to offer third-party products and services on our network under which we may be entitled to receive a share of revenues generated from these transactions. These arrangements may subject us to additional claims including product liability or personal injury from the products and services, even if we do not ourselves provide the products or services. These claims may require us to incur significant expenses in their defense or satisfaction. While our agreements with these parties often provide that we will be indemnified against such liabilities, such indemnification may not be adequate.

         Although we carry general liability insurance, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition and results of operations or could result in the imposition of criminal penalties. In addition, the increased attention focused on liability issues as a result of these lawsuits and legislative proposals could impact the overall growth of Internet use.


Our success depends on key personnel and we may not be able to replace key personnel who leave


         The development of new Internet products and services or improvements of our existing products depends on the efforts of our Chairman, Diego Leiva, as well as certain other officers. If we lose any of these person's services for any reason we expect it would have a material adverse effect on us. We have obtained a $1 million key-man life insurance policy on Mr. Leiva's life. Our future success is dependent on, among other factors, the successful recruitment and retention of key personnel for sales, marketing, finance and operations. Competition for skilled and technical talent is intense. We cannot assure you that we will be successful in attracting and retaining such personnel. If we fail to retain existing key employees or hire new employees when necessary we could potentially be adversely effected.

Our need to comply with government regulations can increase our costs and slow our growth


         Long distance telecommunication services are subject to regulation by the Federal Communications Commission (the "FCC") and by state regulatory authorities. Among other things, these regulatory authorities impose regulations governing the rates, terms and conditions for interstate and intrastate telecommunication services. The federal law governing regulation of interstate telecommunications are the Communications Acts of 1934 and 1996 (the "Communications Acts"), which applies to all "common carriers," including AT&T, Worldcom/MCI and Sprint, as well as ourselves, which resell the transmission services provided through the facilities of other common carriers. In general, under the Communications Acts, common carriers are required to charge reasonable rates and are prohibited from engaging in unreasonable practices in the provision of their services. Common carriers are also prohibited from engaging in unreasonable discrimination in their rates, charges and practices.

         The Communications Acts require each common carrier to file tariffs with the FCC. A tariff is a list of services offered, the terms under which the services are offered, and the rates, or range of rates, charged for services. Upon filing a tariff, the service provider is required to provide the services at the rates and under the terms and conditions specified in the tariff. Failure to file a tariff could result in fines and penalties. We believe we have filed all required tariffs with the FCC.

         In addition to federal regulation, resellers of long distance services may be subject to regulation by the various state regulatory authorities. The scope of such regulation varies from state to state, with certain states requiring the filing and regulatory approval of various certifications and state tariffs.

         We believe that we are in substantial compliance with all material laws, rules and regulations governing our operations and have obtained or are in the process of obtaining all licenses, tariffs and approvals necessary for the conduct of our business. In the future, legislation enacted by Congress, court decisions relating to the telecommunications industry, or regulatory actions taken by the FCC or the states in which we operate could have a negative impact on our business. Changes in existing laws and regulations, particularly relaxation of existing regulations resulting in significantly increased price competition, may have a significant impact on our activities and on our operating results. Adoption of new statutes and regulations and our expansion into new geographic markets could require us to alter our methods of operations, at costs which could be substantial, or otherwise limit the types of services we offer. We cannot assure you that we will be able to comply with additional applicable laws, regulations and licensing requirements.

Risks Involving Our Stock


Investors will not be able to exert control over us


         We currently have approximately 5.3 million shares of Common Stock outstanding. The holders of our Series B and Series D Convertible Stock, which includes directors and affiliates of the Company, are entitled to vote approximately 3 million shares on an as converted basis, and there are approximately 7-8 million additional shares issuable on a fully diluted basis.

We are attempting to raise additional funds at prices significantly lower than our current fair market value. Therefore, our preferred stockholders are expected to have the ability to elect all of our directors and to control the outcome of all other issues submitted to our stockholders.

You may have difficulty trading and obtaining quotations for our common stock.

         Our common stock is currently traded in the over-the-counter market in the so-called "pink sheets," and is quoted on the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board under the symbol "PICK." As a result of trading in this over-the-counter market, you will likely find it more difficult to dispose of, or to obtain quotations as to the price of our common stock.


Our quarterly operating results are not an indication of our future results because they are subject to significant fluctuations


         Our future revenues and results of operations may vary significantly due to a combination of factors, any of which are outside of our control. Accordingly, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that in future periods our results of operations may be below the expectations of public market analysts, if any, and investors. This could cause the trading price of our common stock to decline.


Our stock price is likely to be highly volatile and could drop unexpectedly


         Following this offering, the price at which our common stock will trade is likely to be highly volatile and may fluctuate substantially.

         In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies, particularly Internet companies. As a result, investors in our common stock may experience a decrease in the value of their common stock regardless of our operating performance or prospects.

If our stock price is volatile, we may become subject to securities litigation which is expensive and could result in a diversion of resources

         In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. Many companies in our industry have been subject to this type of litigation in the past. We may also become involved in this type of litigation. Litigation is often expensive and diverts management's attention and resources, which could have a material adverse effect upon our business, financial condition and results of operations.


Our common stock is subject to penny stock regulation


         The trading of our common stock is currently subject to SEC rules for non-Nasdaq and non-exchange listed securities. Under such rules, brokers-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from these rules if the market price is at least $5.00 per share.

         The SEC has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Such exceptions include equity securities listed on Nasdaq and equity securities issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 for the preceding three years, the latter of which tests we meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with the penny stock market.


There are outstanding shares of our common stock eligible for future sale

         Of the approximately 5.5 million shares of our common stock outstanding as of November 1, 1999, approximately 3.4 million are "restricted securities," as that term is defined in the Securities Act, and may be sold in compliance with the provisions of Rule 144.

                           FORWARD-LOOKING STATEMENTS

         Many statements made in this prospectus under the captions "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under "Risk Factors".

         This prospectus contains market data related to the Internet. This market data includes projections that are based on a number of assumptions. The assumptions include that:

         o  no catastrophic failure of the Internet will occur;

         o the number of people online and the total number of hours spent online will increase significantly over the next five years;

         o the demand for download speed of content will increase dramatically; and

         o  Internet security and privacy concerns will be adequately addressed.

         If any one or more of the foregoing assumptions turns out to be incorrect, actual results may differ from the projections based on these assumptions. The Internet-related markets may not grow over the next three to four years at the rates projected by these market data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations and financial condition, and the market price of our common stock.

         The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made.

                                 USE OF PROCEEDS


      We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. If all the warrants and options are exercised (on a non-cashless exercise basis), we will receive gross cash proceeds of $3,134,947 less offering expenses of approximately $200,000. No net offering proceeds will be paid to NASD members, affiliates, associated persons or related persons. The proceeds may be used to repay indebtedness and for working capital purposes.


                                 DIVIDEND POLICY

          We have no present intention of paying any dividends on our common stock. We expect that we will retain our earnings, if any, to finance operations.

          The declaration and payment of future dividends to holders of our common stock will be at the discretion of the Company's Board of Directors and will depend upon many factors, including the Company's financial condition, earnings, the capital requirements of its operating subsidiaries, legal requirements and such other factors as the Board of Directors deems relevant.

                           PRICE RANGE OF COMMON STOCK

         The Company's common stock has been traded in the over-the-counter market and reported on the OTC Bulletin Board under the symbol "PICK" since September 1996. The following table sets forth the high and low bid prices of the Company's common stock as reported on the over-the-counter market for the last two completed fiscal years and the current fiscal year. These prices give retroactive effect to a one-for-ten reverse split authorized by the Board of Directors on July 6, 1999, to stockholders of record on July 23, 1999. The prices represent inter-dealer quotations, without retail mark-up, mark down or commission, and may not represent actual transactions.

                                                         Bid Prices
                                           -----------------------------------
         Period                              High                       Low
         ------                              ----                       ---
         Fiscal Year 1997
         ----------------
         First quarter                       $7.80                      $1.60
         Second quarter                       3.30                       1.20
         Third quarter                        2.70                       0.50
         Fourth quarter                       5.10                       1.50

         Period                               High                      Low
         ------                               ----                      ---
         Fiscal Year 1998
         ----------------
         First quarter                       $5.10                      $1.90
         Second quarter                      10.50                       4.10
         Third quarter                        8.80                       4.20
         Fourth quarter                       9.30                       3.90

         Fiscal Year 1999
         ----------------
         First quarter                      $15.20                      $3.60
         Second quarter                     $28.75                      $7.30
         Third quarter                       $8.20                     $1.625

         As of October 31, 1999 we had 5,250,000 shares of common stock issued and outstanding and approximately 450 record holders of the common stock.

                                CAPITALIZATION

The following table sets forth the consolidated capitalization of the Company and its Subsidiaries as of June 30, 1999 (unaudited), and as adjusted, giving effect to the exercise of all warrants and options pursuant to which the common stock offered hereby will be issued and the Company's receipt of net proceeds of approximately $2,934,947.

                                                                                              June 30, 1999
                                                                                                (unaudited)
                                                                                     ----------------------------------
                                                                                       Actual               As Adjusted(1)
                                                                                     ---------              -----------
Cash                                                                                 $ 465,915              $3,400,862
                                                                                     =========              ==========
Debt obligations:
   Long-term Liabilities from discontinued operations                                1,042,716               1,042,716

   18% Senior Secured Notes                                                          9,880,000                  52,990(2)

   10% Senior Secured Amended Notes
       with interest                                                                       -0-              10,439,022(2)
Stockholders' (deficit):

   Preferred Stock, par value $.001; authorized 10,000,000 shares:

       2,000,000 shares designated as Series B Convertible Preferred Stock, aggregate liquidation value $1,871,000, issued and outstanding 1,871,000
       shares, and 1,871,000 shares on a pro forma basis                             1,871,000               1,871,000


       500,000 shares designated as Series D Convertible Preferred Stock, aggregate liquidation value $5,000,000, issued and outstanding, 466,000,
       and 500,000 shares on a pro forma basis                                       4,660,000              4,660,000


   Common stock, par value $.01;
   40,000,000 shares authorized, actual and as adjusted,
   respectively; 4,402,698 shares issued and outstanding at June 30, 1999 and
   5,611,958 shares, as adjusted (2)                                                    44,062                  56,119
   Additional paid-in capital                                                       75,367,972              78,220,879
   Options and Warrants                                                              2,720,071               2,720,071
   Treasury stock, at cost, 3,550 shares                                               (11,978)                (11,978)
   Accumulated deficit                                                            (105,835,024)            (105,835,024)
                                                                                  ------------             -----------
Stockholders' deficiency                                                           (21,183,897)            (18,248,950)
                                                                                  ------------             -----------
Total capitalization                                                             $(10,261,181)            $(6,714,222)
                                                                                  ============             ===========

-------------

(1) As adjusted gives effect to the exchange of $9,830,000 of l8% Senior Secured Notes for 10% Senior Secured Amended Notes and the 200,000 shares of common stock issued as placement cost for that transaction.

(2) Includes accrued interest of $612,012 reclassified as non-current for the "as adjusted" amount. Includes an aggregate of 709,260 shares of common stock upon exercise of all warrants and 500,000 shares of common stock upon exercise of all options offered hereby. Does not include any shares issuable upon exercise of warrants or stock options outstanding as of the date of this prospectus.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

          The following table sets forth the selected historical financial data of the Company for each of the preceding five years ended December 31, 1998 and for the six-month periods ended June 30, 1999 and 1998. The selected financial information for and as of the years ended December 31, 1997, 1996, 1995 and 1994 are derived from the consolidated financial statements of the Company, which financial statements have been audited by Durland & Company, CPAs, P.A., independent certified public accountants. The selected financial information for and as of the year ended December 31, 1998 have been audited by Goldstein Golub Kessler LLP. The Consolidated Balance Sheets as of December 31, 1998 and 1997 and the Consolidated Statements of Operations for the years ended December 31, 1998, 1997 and 1996 and the accountants' reports thereon are included elsewhere in this Report. The selected historical data for each of the six-month periods ended June 30, 1999 and 1998 are derived from the unaudited interim consolidated financial statements of the Company. In the opinion of management, the interim consolidated financial statements reflect all adjustments (consisting only of normal and recurring adjustments necessary to fairly present the information presented for such periods). The interim consolidated financial statements are not necessarily indicative of the results to be expected for the full year. The selected historical financial data presented herein are qualified in their entirety by, and should be read in conjunction with, the Company's Consolidated Financial Statements and Notes thereto included herein.

                                                     Six Months Ended June 30,
                                                             (unaudited)
                                                    ----------------------------
                                                        1999            1998
                                                        ----            ----


Cost and expenses                                  $  2,118,013    $    468,410
                                                   ------------    -------------


Loss before minority
  interest in subsidiary loss,
   income taxes and discontinued
   operations                                        (2,118,013)       (468,410
                                                    ------------    ------------

Minority interest in
   subsidiary loss                                           --             914

Provision for
   income taxes                                              --            (880)


Loss from discontinued
  operations                                         (4,364,730)     (2,308,451)

Loss on disposal                                    (47,108,711)             --
                                                   ------------    ------------
Net loss                                           $(53,591,454)   $ (2,776,827)
                                                   ============    ============
Beneficial conversion
   feature of preferred stock                       (25,170,000)             --
                                                   ------------    ------------
Net loss applicable to
   common stock                                    $(78,761,454)   $ (2,226,827)
                                                   ============    ============
Net loss per common share - basic                  $     (18.39)   $       (.76)
                                                   ============    ============
Weighted-average shares
   outstanding-basic                                  4,281,860       3,633,975
                                                   ============    ============

Balance Sheet Data:

                                            At June 30,
                                           ------------
                                           (unaudited)
                                        1999            1998
                                    ------------    ------------
Working capital
(deficiency)                        $(16,715,093)   $ (9,895,211)
                                    ============    ============

    Total Assets                    $  7,685,842    $  2,522,592
                                    ============    ============

Current Liabilities                 $ 17,801,005    $ 10,805,819
                                    ============    ============

Long-term liabilities               $ 10,922,716    $  1,182,609
                                    ============    ============

Stockholders' deficiency            $(21,183,897)   $ (9,553,002)
                                    ============    ============

                                                             Years Ended December 31,
                                   -----------------------------------------------------------------------------
                                        1998            1997            1996            1995            1994
                                        ----            ----            ----            ----            ----
Cost and expenses                   $  2,139,830    $    399,448     $   607,890     $        --     $        --

Other income (expense)                  (133,000)     (9,890,284)      8,436,809              --              --
                                    ------------    ------------     -----------     -----------     -----------


Income (loss) before minority
  interest in subsidiary loss,
  income taxes and discontinued
  operations                          (2,272,830)    (10,289,732)      7,828,919


Minority interest in
  subsidiary loss                          2,062         434,064         260,541              37              --

Benefit (provision) for
  deferred income taxes                       --       1,808,000      (1,808,000)             --              --


Loss from discontinued operations    (14,792,541)     (1,452,134)     (4,645,670)     (1,071,078)     (1,250,580)
                                     ------------   ------------     -----------     -----------     -----------
Net loss                            $(17,063,309)   $ (9,499,802)    $ 1,635,790    $ (1,071,041)    $(1,250,580)
                                     ===========    ============     ===========    ============     ===========


Net income (loss) per
  common share - basic              $      (4.62)       $  (2.57)    $      0.39    $      (0.26)             --
                                    ============    ============     ===========    ============     ===========

Weighted-average shares
  outstanding-basic                    3,692,356       3,695,853       4,199,150       4,044,252              --
                                    ============    ============     ===========    ============     ===========


Balance Sheet Data:

                                                                    At December 31,
                                   -----------------------------------------------------------------------------
                                       1998             1997             1996            1995            1994
                                   ------------     ------------     -----------     -----------     -----------
Working capital
(deficiency)                       $(14,677,342)    $ (7,405,608)    $(3,152,216)    $(1,074,159)    $(1,127,590)
                                   ============     ============     ===========     ===========     ===========


    Total Assets                   $  6,791,156     $  1,817,513     $ 8,917,149     $ 2,449,024     $   319,835
                                   ============     ============     ===========     ===========     ===========


Current Liabilities                $ 16,241,801     $  8,027,642     $ 6,582,429       2,679,923     $ 1,341,521
                                   ============     ============     ===========     ===========     ===========


Long-term liabilities              $ 10,815,216     $    794,905     $        --     $   400,000     $        --
                                   ============     ============     ===========     ===========     ===========


Stockholders' equity
(deficiency)                       $(20,351,879)    $ (7,093,114)    $   869,579     $  (846,407)    $(1,021,686)
                                   ============     ============     ===========     ===========     ===========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following should be read in conjunction with the Consolidated Financial Statements included elsewhere in this Report.

Material Changes in Results of Operations

         On June 23, 1999, the Company's Board of Directors voted to sell or discontinue the long distance telephone service and prepaid calling card business portions of its business in order to focus on the Internet services portion of its business conducted through its PICKSat, Inc. ("PICK Sat") and PICK Online.Com, Inc. ("PICK Online") subsidiaries. Accordingly, the financial statements reflect the discontinuance of the Company's PICK US, Inc., PICK Net Inc., and PICK Net UK PLC. subsidiaries.

         In 1999, the Company, through its wholly owned subsidiary, PICK Sat commenced development of a system to multicast the delivery of Internet Protocol multi-media content via satellite. Also in March 1999, the Company formed PICK Online to provide broadband Internet content to users. PICK Sat and PICK Online are in the development stage and have not generated any revenues to date.

         For PICK Sat business, the Company will charge its customers monthly recurring fees based on type of usage and bandwidth contracted for and may charge an additional amount per reception location. PICK Online expects to charge a per subscriber or per site fee to its customers in order for them to receive the broadband content.

         The discontinued subsidiaries generated revenues from the sale of telecommunication services. These included international long distance service to carriers and resellers, and revenues derived from prepaid telephone calling cards to distributors for resale to retail outlets.

         The Company's costs of sales for the discontinued operations primarily consist of the cost of telephone services, for both the resale of international long distance services and for prepaid telephone calling cards.

         For the resale of international long distance, the Company recognized revenues from discontinued operations as its customers used the traffic. For prepaid telephone calling cards sales, the Company recognized revenues from discontinued operations at the time it provided the telephone services associated with its cards and recognized the cost from discontinued operations of the carrier telephone traffic based on the minutes used in the same periods that the Company recognized revenues from discontinued operations.

Six Months Ended June 30, 1999 Compared with June 30, 1998

Revenues From Discontinued Operations:

         The Company's continuing operation's, PICK Sat and PICK Online have yet to commence commercial operations and as such have not had any revenues.

Costs and Expenses:


         Selling, general and administrative expenses increased to $2,075,703 for the six months ended June 30, 1999 from $455,217 for the six months ended June 30, 1998. PICKSat was in the organizational phase through the end of the second quarter of 1998 and as such had nominal expenditures in the six months ended June 30, 1998. Approximately $900,000 of the increase is attributable to the newly formed subsidiaries, PICK Sat and PICK Online's start-up and development expenses. The Company also had a significant increase in salaries, outside consultants, accounting, legal, travel and public relations expense. Contemporaneous with the Board's decision to sell or discontinue its telecommunications operations, and layoff or fire the associated personnel, it needed to retain outside professional services on an interim basis to handle the functions previously performed by salaried employees. Preparation of public filings and the negotiation of debt arrangements gave rise to the majority of the increase in expenses.

         On September 17, 1999, the Company agreed to sell its PICK Net operations to Lebow Investments Ltd., a recently formed corporation ("Lebow"). Lebow agreed to be financially responsible for the PICK Net operations which have begun to receive funding to continue operations. The closing of this transaction is scheduled to occur in November 1999 subject to obtaining necessary approvals and consents, however, there can be no assurance this transaction will be completed. See "Liquidity and Capital Reserves" below.


Discontinued Operations

         Total revenues amounted to approximately $5,380,000 for the six months ended June 30, 1999, compared to approximately $2,277,000 for the six months ended June 30, 1998, an increase of approximately $3,103,000 prior to the discontinuance of operations. (See Note 9 of Notes to Consolidated Financial Statements for operating results of the discontinued operations.) The Company significantly curtailed its operations during the first half of 1998, while it installed and tested two, leased Siemens Digital Central Office Switches. These switches replaced switching services previously purchased from third party vendors. Consequently, the Company decided to curtail its marketing efforts for the sale of international long distance services until it completed this installation and until it had the capability to deliver traffic through Gulfsat. Therefore, for the six months ended June 30, 1999, the Company generated international long distance revenue of $3,164,030, compared with $963,018 for the six months ended June 30, 1998. Prepaid telephone calling card revenues were $2,215,485 for the six months ended June 30, 1999, compared to $1,313,495 for the six months ended June 30, 1998. This latter increase is attributable to sales to Blackstone Calling Card, Inc. ("Blackstone") under the Company's agreement with Blackstone, a major marketer and distributor of prepaid telephone calling cards.

         In the discontinued operations, the cost of telephone time purchased increased from $3,148,694 to $6,835,866. Due to Gulfsat's inability to provide countries as originally anticipated, these costs increased by a greater amount than the sales generated by the Company due primarily to the Company's inability to obtain preferential rates from the common carriers. Additional increases resulted primarily from the processing costs arising from the increased prepaid telephone calling card activity sold through Blackstone and long-distance services.

Loss from Operations:

         The Company's loss from continuing operations increased from $468,410 to $2,118,013 primarily due to the increases in aggregate salaries, selling, general and administrative costs as PICK Sat and PICK Online continued the development of their products and offerings and as PICK Sat began to move into the commercial deployment phase and other expenses as discussed under "Costs and Expenses" above.

         Loss from discontinued operations increased from $2,308,451 for the six months ended June 30, 1998 to $4,364,730 for the six months ended June 30, 1999, primarily due to the increase in costs discussed above. The Company also recorded an additional loss on the disposal of the discontinued operations in the amount of $47,108,711. Of this amount, $46,033,711 is attributable to the writing off of the deferred interest and debt placement charges of the restructured notes which amounts are related to the discontinued operations and therefore will provide no future benefit. See Note 5 of Notes to Consolidated Financial Statements.


Year Ended December 31, 1998 as Compared with Year Ended December 31, 1997

         Total revenues from discontinued operations amounted to $9,822,903 for the twelve months ended December 31, 1998 ("1998") compared to $9,015,903 for the twelve months ended December 31, 1997 ("1997"). The Company significantly curtailed its operations during the first half of 1998, while it installed and tested two leased Siemens Digital Central Office Switches. Consequently, the Company decided to curtail its marketing efforts for the sale of international long distance services until the switches were installed and enough countries were hooked into the Gulfsat network to give the Company the capability to deliver competitively priced traffic through Gulfsat. For 1998, the Company generated international long distance revenue from discontinued operations of $1,978,441, compared with $7,669,243 for 1997, a decrease of $5,690,802 or 74%.
Prepaid telephone calling card revenues from discontinued operations were $7,844,462 for 1998, compared to $1,346,660 for 1997. This represents an increase of $6,497,802, or 483%. This increase reflects beginning of the Blackstone Agreement, even at lower than anticipated levels.

         The cost of telephone time purchased from discontinued operations increased from $8,326,318 to $13,322,978, an increase of $4,996,660. These costs increased by 60%, even though revenues declined by 74%, primarily due to the costs of long distance arising from the usage of prepaid telephone calling cards sold through Blackstone. Other cost of sales from discontinued operations increased from $762,431 to $3,069,566 primarily due to the fixed costs associated with the Company's newly developed network and processing costs arising from the increased prepaid telephone calling card activity. In 1997, the cost of sales from discontinued operations benefitted from the reversal of $649,563, representing a portion of a previous provision for contingent costs.

         The Company's selling, general and administrative expenses from continuing and discontinued operations were $3,880,100 for 1998, compared to $1,836,829 for 1997, reflecting an increase of $2,043,271, or 111%. This increase is primarily due to increases in staffing.

         The interest and debt placement expenses from discontinued operations increased significantly from the prior year due to the substantial increase in the amount of short-term debt placed in 1998.

Year Ended December 31, 1997 as Compared with Year Ended December 31, 1996

         Total revenues from discontinued operations amounted to $9,015,903 for the twelve months ended December 31, 1997 ("1997") compared to $5,869,682 for the twelve months ended December 31, 1996 ("1996"). This represents an increase of $3,146,221, or 54%. For 1997, the Company generated international long distance revenue from discontinued operations of $7,669,243 compared to $4,444,342 for 1996; the international long distance business began in May of 1996. Prepaid telephone calling card revenues from discontinued operations were $1,346,660 for 1997, compared to $1,425,340 for 1996. This represents a decrease of $78,680, or 5.5%. This decrease reflects reductions in the Company's advertising and market changes which have resulted in product returns and reductions in repeat sales of calling cards.

         The direct costs from discontinued operations of international long distance and calling card services amounted to $9,088,749 (which excludes a $649,563 credit arising from reversal of a portion of the previously-provided contingency reserve related to billing disputes with AT&T - see Note 13 of Notes to the Consolidated Financial Statements) for 1997 compared to $6,401,231 (which excludes a $1,749,563 provision for contingent costs provided related to billing disputes with AT&T) for 1996. As a result, the gross margin was negative 0.8% of revenues for 1997, compared to a negative gross margin of 9.1% in 1996. Including the adjustments to the contingency reserve, gross margin would be 6.4% for 1997 and negative 38.9% for 1996.

         The decrease in selling and marketing expenses were a direct result of a reduction in product advertising, largely due to market changes. The general and administrative costs increased primarily due to a need for increased outside professional assistance. In addition, there was a modest increase in personnel cost. Bad debt expense increased primarily because of the bankruptcy of one of the Company's international long distance customers.

         The Company's loss from continuing operations and discontinued operations improved from $5,233,758 for 1996 to $1,693,913 for 1997. The primary reasons for this improvement are (i) improvement in gross margin (other than changes to the contingency reserve) of approximately $460,000, (ii) changes in amounts charged to the contingency reserve of approximately $2,400,000 and (iii) reductions in advertising expenses of approximately $1,040,000, offset by increases in general and administrative expenses (primarily rent, salaries and professional fees) of approximately $350,000. Absent changes in charges to the contingency reserve, the Company's operating loss would have improved by approximately $1,140,000.

         The Company recognized approximately $9,900,000 in non-cash, non-operating losses in 1997 from losses from disposition of marketable equity securities and a write-off of the Company's investment in prepaid cellular telephone technology. The Company recognized approximately $8,400,000 in non-cash, non-operating income in 1996 from gains on disposition of marketable equity securities and a one-time license fee related to the Company's prepaid cellular telephone technology.

         The Company initially did not report any gains or losses on the disposition of the marketable equity securities referred to above, as the Company believed that it was not appropriate to recognize losses on the acquisition of its and its subsidiary's common stock or on exchange of one investment in marketable equity securities for another. The Company subsequently determined that it would have been preferable to record these transactions based upon the fair value of the assets exchanged, resulting in the recognition of approximately $9,500,000 in losses.

Liquidity and Capital Resources

Material Changes in Financial Condition from December 31, 1998 to June 30, 1999

         We are in need of immediate financing for working capital to finance its PICK Sat and PICK Online subsidiaries. Neither unit have generated any revenues to date.


         We entered into an option agreement with Atlantic Tele-Network, Inc.
(ATN) to sell them up to a majority of the common stock of PICK Sat, however, they have advised us that they do not intend to exercise the option. PICK Sat has obtained interim loans in the amount of approximately $500,000 from ATN for the Company and its newly formed subsidiaries' operating expenses. The repayment of this debt, as well as approximately $1,500,000 advanced to PICK Net for operating expenses in connection with the sale of such business described below has been guaranteed by PICK Sat. In the event that this transaction is not completed and we are unable to repay the loans, with third party funding for which we have no commitments, the assets of PICK Sat may be foreclosed upon. Should we be unable to obtain interim financing in the near term we will be forced to cutback or suspend operations and/or seek protection under the bankruptcy 1aws. Although the Company is in discussions with several sources of financing, there can be no assurance we will obtain such financing.

         Due to the losses discussed above, the Company's working capital deficit increased from approximately $14,570,000 as of December 31, 1998, to approximately $16,715,000 as of June 30, 1999, an increase of approximately $2,145,000, and the stockholders' deficiency changed from approximately $(20,352,000) at December 31, 1998 to approximately $(21,184,000) at June
30, 1999, an increase in negative net worth of approximately $832,000.


         Current assets decreased by approximately $419,000 primarily due to a decrease in current assets from discontinued operations. Cash increased by $448,863. This is the remaining cash from the proceeds of the Company's issuance of Preferred Stock during the second quarter of 1999. Current liabilities increased by approximately $1,727,000. This increase is largely due to net increases in accounts payable and accrued expenses as a result of increased business activity in the newly formed subsidiaries, funding of continued losses and greater sales volume, and an increase in current liabilities from discontinued operations offset, in part, by a decrease in deferred revenue for pre-paid calling cards and a decrease in the current portion of long term debt of $20,000.

         As of June 30, 1999, approximately $17,861,000 of the liabilities of the Company mature or are subject to payment agreements calling for payment before the end of 1999. Management is in the process of negotiating with the largest trade creditors to restructure a substantial portion of this short-term debt. The Company has reached certain agreements to make a down payment and convert the balance of the Company's obligation into long-term indebtedness and/or equity securities of the Company. See Notes 7, 9(a) and 10 of Notes to Consolidated Financial Statements.

         We were able to obtain equity investments totaling $6,481,000 during the six months ended June 30, 1999. Of the total investments, $1,050,000 was recorded during the first quarter of 1999 and $5,431,000 was record in the second quarter of 1999.

         Due to the restructuring of the $9,900,000 short term notes we recorded an increase in additional paid in capital of $41,636,097. We also recorded a beneficial dividend of $25,170,000 associated with the issuance of preferred stock. Neither of these latter two charges used any cash of the Company.

         The Company is pursuing sources of capital in order to repay short-term indebtedness and to commence operations of its new businesses. While the Company believes it will be able to continue as a going concern, there can be no assurance that the Company will be successful.


         The Company has elected to divest or terminate its long distance telephone services subsidiaries. We have recorded a charge to retained earnings of $47,108,711, as the loss on the discontinuance of the long distance telephone services and prepaid calling card business. This charge did not affect cash.
The Company has entered into an agreement to divest itself of PICK Net, Inc. and PICK Net UK, PLC, both of which provide international long distance services to other carriers and resellers. The Company has terminated marketing and distributing of prepaid telephone calling cards through PICK US Inc. It plans to dissolve its PICK US, Inc. unit upon the termination of the liability due to the outstanding prepaid calling cards. We have entered into a definitive agreement to sell the stock of the two PICK Net subsidiaries for nominal value and have a substantial portion of their liabilities assumed, but there can be no assurance such sale will be concluded. As of November 1, 1999, an aggregate of approximately $1,500,000 of indebtedness of PICK Net had been paid by a lender. The Company will transfer operating personnel and its office to the buyer of the PICK Net subsidiaries. Upon the completion of this sale the operations of the Company will then be those of PICK Sat and PICK Online.


Material Changes in Cash Flows


         Cash increased during the six months ended June 30, 1999, by approximately $449,000. This increase is attributable to use of cash in operating activities and investing activities of approximately $4,719,000 and $1,213,408, respectively, offset by cash provided by financing activities of approximately $6,381,000 as described below.


Cash Flows from Operating Activities

         Operating activities used approximately $4,719,000 in cash for the six months ended June 30, 1999, compared with cash provided of approximately $386,000 for the six months ended June 30, 1998. For the six months ended June 30, 1999, the Company incurred a net loss of approximately $53,591,000, as compared to approximately $2,777,000 for the six months ended June 30, 1998. The net loss for the six months ended June 30, 1999 included a loss on disposal of discontinued operations of approximately $47,109,000. This loss of disposal included a non-cash debt restructuring charge of approximately $41,636,000 (See
Note 5 of Notes to Consolidated Financial Statements) that related to the businesses being discontinued; the issuance of stock, options and warrants issued for services in the amount of approximately $4,722,000; none of which included a cash expense. The increased use of cash in operations also resulted from the Company's increased sales from discontinued operations in the prepaid calling card business under the Blackstone Agreement and sales from discontinued operations of long distance services, which was partially offset by an increase in accounts payable and accrued expenses.

Cash Flows from Investing Activities

         The Company's capital expenditures of approximately $1,213,000 for the six months ended June 30, 1999 increased over the six months ended June 30, 1998 by $10,133. This increase is attributable primarily to the Company's continued development of the satellite-based Internet access, interactive multimedia structures for its PICK Sat and PICK Online subsidiaries.

Cash Flows from Financing Activities

         During the six months ended June 30, 1999, the Company had net cash provided by financing of approximately $6,381,000, as compared to repayments of approximately $345,000 for the six months ended June 30, 1998. The proceeds are from the issuance of the Series

B and Series D preferred stock during the six months ended June 30, 1999 compared to the repayments of various debts to third parties and shareholders for the six months ended June 30, 1998. The 1999 amounts were offset by loan repayments and cost attributable to the issuance the preferred stock.

At December 31, 1998

         The Company's 1998 net loss of $17,063,309 generated negative cash flow from operations of $5,073,495 for 1998, compared with negative cash flow from operations of $419,672 and $1,218,381 for 1997 and 1996, respectively.

         Due to the losses discussed above, the Company's working capital deficiency increased from $7,405,608 at December 31, 1997 to $14,677,342 at December 31, 1998 (an increase in the working capital deficiency of $7,271,734. The Company's net worth changed from a negative $7,093,114 at December 31, 1997 to a negative $20,351,879 at December 31, 1998 (an increase in negative net worth of $13,258,765).

         Current assets increased by $942,425 from December 31, 1997 to 1998, primarily due to increases in cash, accounts receivable, and prepaid expenses and other current assets. Current liabilities increased by $8,214,159 largely due to net increases in debt, accounts payable, deferred revenue and other current liabilities.

         As of December 31, 1998, the Company had committed approximately $690,000 to license computer software, payments for which will be due in 1999.

         The Company significantly increased its' capital spending in property and equipment to $3,817,153 in 1998 from $6,510 in 1997. These expenditures were to support the development of the Company's international long distance telephone and high speed broadband Internet service businesses.

         Between July 29 and September 8, 1998, the Company sold an aggregate of 99 Units in a bridge loan (the "July Bridge Loan") for gross proceeds of $9,900,000. A portion of the net proceeds of the July Bridge Loan was used to repay a $1,000,000 unsecured bridge loan incurred in April 1998 and a $575,000 bank loan which bore interest at 8% above the bank's prime rate. Upon repayment of the Bank Loan, the Bank released its security interest and a security interest on the Company's assets was filed on behalf of the investors in the July Bridge Loan. In November 1998, the interest rate of the July Bridge Loan was increased retroactively to 18% and the maturity date of the promissory notes evidencing the loan (the "Notes") was extended to April 27, 1999.

         All but $20,000 of the Noteholders consented to a restructuring (the "Restructuring") to amend their Notes (the "Amended Note"), for which the Company has agreed for a two-year period to allow each consenting Noteholder to
(a) exchange one-tenth of a share of common stock for each warrant issued in connection with the original issuance of the Notes, and (b) either receive one share of common stock for every ten dollars principal amount of Notes amended, or alternatively elect to have the conversion price of the Amended Note reset to $5.00 per share. Commonwealth, and/or its designees, as agent for the Noteholders was paid 200,000 shares, plus warrants exercisable at $13.75 per share to purchase 50,000 shares, and the exercise price of warrants previously issued to Commonwealth was reduced from $5.00 to $1.00 per share.

         The maturity date of the Amended Notes is April 27, 2002. Each Amended
Note is convertible at any time at the option of the holder thereof into shares of common stock at $10.00 per share, subject to adjustment under certain circumstances at the first anniversary date of the Restructuring. In addition, the Company shall have the option to extend the maturity date for one additional year, in which event the Conversion Price shall be subject to adjustment.

         The Amended Notes shall be automatically converted into shares of common stock in the event that the closing bid price for the common stock has exceeded $15.00 per share for 20 consecutive trading days. Commonwealth shall be entitled to designate one nominee to the Board and the Noteholders shall have the right to nominate one person to a reconstructed Board consisting of a majority of independent directors.

         During March 1999, the Company authorized the issuance of Series B and Series D convertible preferred stock totaling 2,500,000 shares. The Series B Convertible Preferred Stock has a liquidation preference of $1.00 per share and is convertible into shares of common stock at the rate of $1.00 per share. During March and April 1999, the Company sold $1,871,000 of Series B Convertible Preferred Stock convertible into 1,871,000 shares of common stock. The Series D Convertible Preferred Stock has a liquidation preference of $10.00 per share and is convertible into shares of common stock at the rate of $4.20 per share. Commencing in April 1999, the Company sold $5,000,000 of Series D Convertible Preferred Stock convertible into 1,190,489 shares of common stock along with warrants to purchase 70,000 shares of Common Stock. Both of these offerings have been completed.

Year 2000 Compliance

         Many older computer software programs recognize only the last two digits of the year and date (e.g.: "98 for "1998"). These programs were designed and developed without considering the impact of the upcoming change in century. If the software is not reprogrammed or replaced, many computer applications could fail or create erroneous results by or at the Year 2000. The Year 2000 ("Y2K") issue refers to possible events resulting directly or indirectly from the inability of digital computer equipment or software to accurately and without interruption handle dates both before and after January 1, 2000.

         The Company has reviewed its software and current operating systems and believes that they are Y2K compliant. The Company primarily utilizes operating systems obtained from Microsoft, which the Company believes, based on information provided by Microsoft, are Y2K compliant. The Company believes that none of its equipment is date sensitive or otherwise uses imbedded computer chips. Accordingly, the Company does not believe that imbedded chip technology will present any Y2K issues. The Company is, however, checking its equipment to verify this as part of its overall Y2K program. The Company expects that the costs of achieving internal Y2K compliance will not have a material adverse impact on results of operations, liquidity or capital resources.

         The risk to the Company resulting from the failure of suppliers, customers and other third parties to attain Y2K readiness is the same as other companies in its industry or other business enterprises generally. The Company has initiated a program of formally contacting its suppliers and customers to identify any potential disruption due to Y2K. The Company expects to resolve any significant Y2K issues before the occurrence of any business disruptions, although the Company has limited or no control over the actions of its suppliers and customers.

         The Company expects to identify and adequately prepare for all significant internal Y2K issues that could adversely affect its business operations. The Company does not expect the cost of resolving such issues will have a material impact on its financial position, results of operations or liquidity. The Company does not believe that it is possible, with complete certainty, to identify all potential Y2K issues that may affect the Company, its suppliers and its customers. While the Company believes that its overall efforts are adequate to address the Y2K issues, there can by no guarantee that all internal systems as well as those of third parties on which the Company relies, will converted on a timely basis. These unknown or unresolved Y2K issues may have a materially adverse affect on the Company's business, financial condition, cash flows and operations.

                              CHANGE IN ACCOUNTANTS

         Effective September 17, 1998, Goldstein Golub Kessler LLP ("GGK") were engaged as the Company's independent accountants for the 1998 fiscal year. The change in the independent accountants has been approved by the Company's Board of Directors. Upon the engagement of GGK, the Company dismissed Durland & Company, CPAs, P.A. (the "Former Accountants"), its independent accountant for the years ended December 31, 1996 and 1997. The Company had no disagreements with its current and former accountants on accounting and financial disclosures.

                                    BUSINESS

         PICK Communications Corp. ("PICK" or the "Company") was incorporated in April 1984 under the laws of the State of Utah as S.T.V., Inc. In February 1986, the Company changed its name to Adolphus Companies, Inc. and to Prime International Products Inc. ("Prime") in May 1988. Prime ceased operations in late 1990. In July 1995, Prime changed its state of organization from Utah to Nevada. On September l2, 1995, Prime executed a Stock Purchase Agreement to exchange 16,500,000 shares of Prime's common stock for all of the common stock and warrants of Public Info/Comm. Kiosk, Inc. ("Kiosk"), which made Kiosk a subsidiary of Prime. Kiosk was incorporated under the laws of New Jersey in August 1992. Prime changed its name to PICK Communications Corp. in December 1995. Unless otherwise indicated, all references to "the Company" or "PICK" hereinafter include the business and operations of Kiosk prior to the September 12, 1995 transaction and the combined companies thereafter. The transaction was a reverse acquisition accounted for as a re-organization of Kiosk. On July 6, 1999, the Board of Directors authorized a one-for-ten reverse split to holders of record on July 23, 1999.

         The Company's subsidiary, PICK US Inc., has terminated the marketing and distribution of prepaid telephone calling cards, its primary business. We have entered into a definitive agreement to sell the stock of PICK Net Inc. and PICK Net UK PLC, both of which provide international long distance services to other carriers and resellers, for nominal value, thereby having up to approximately $10 million of their liabilities assumed. As of October 31, 1999, approximately $1,500,000 of indebtedness of PICK Sat had been paid by the buyer. Although we expect to close this transaction in November 1999, there can be no assurance we will be successful.

Satellite Delivered Internet Services

         PICK Sat has developed an Internet delivery platform that leverages the inherent benefits of satellite transmission. The PICK Sat platform is an open-platform capable of transmitting unicast and multicast Internet data. Unicast data transmission is used to rapidly deploy broadband Internet services at cost effective prices. Multicast Internet Protocol data is used for the transmission of: streaming media including radio and video; music, software downloads; and other asymmetric "streams" of data to multiple locations on the Internet.

         PICK Sat's technologies, which were achieved in collaboration with Microsoft, Phillips, Harmonic Data, and other partners, also allows for the delivery of data via satellite directly to routers on the Internet, instead of moving the data over terrestrial links that exist between these routers.

         PICK will market PICK Sat services initially in certain areas in the United States and Latin America. The initial primary market penetration will be to cable, both coaxial and wireless, and TV operators who wish to deploy broadband Internet access to their customers as a value added product. Future marketing efforts will target backbone Internet service to network Internet Service Providers ("ISPs"), corporations, telephone companies and other users of Internet services. The Company has targeted Latin America and certain exurban areas of the United States because Internet connectivity can be delivered via satellite at a lower cast than terrestrial Internet service. Further, there is also a shortage of adequate backbone facilities in Latin America. This results in slow speeds, poor transmission quality and high prices to end users. PICK will collect per subscriber fees or fixed monthly site charges from cable companies, ISPs and other network services companies who use PICK Sat for Internet service.

         PICK Sat multicast services are well suited for distance learning applications, intra-company video events and large file transfers for enterprises with multiple sites or remote customers. These applications are designed to leverage the inherent advantages that satellites bring to the simultaneous transmission of a message or images to a geographically dispersed audience. PICK Sat will charge one-time and recurring monthly charges to commercial distance learning customers and file-transfer customers.

         The Company will be unable to complete its' Network Operating Center ("NOC") without additional funding. PICK Sat is operating out of temporary facilities in Miami, Florida and will be headquartered in a 13,000 sq. ft. facility in Miami, FL at Koger Park, where an advanced NOC is currently under construction and is expected to be completed during the fall of 1999. This facility will provide ample room for expansion and anticipated customer transmission requirements. Additionally, a satellite broadcast dish farm may be constructed next to the building.

         In September 1998, Mario J. Pino was appointed as President of this new subsidiary. Mr. Pino was former General Manager of ZakSat General Trading Company W.L.L., a corporation formed under the laws of Kuwait to deliver global direct television, cable television and broadband interactive services, which was a similar, but closed content provider and delivery system.

         The Company is negotiating for satellite transmission arrangements with satellite operators including New Skies and the Sat Mex subsidiary of Loral and others. There can be no assurance it will be successful in its efforts.

         PICK Sat presently offers customers three different types of service: broadband Internet service, asymetric Internet backbone services, data delivery services, and video broadcast services. Broadband Internet service allows cable TV operators to deploy high speed Internet service to their customers on a cost effective, turnkey, basis. Internet backbone services allow users requiring commercial amounts of bandwidth who are located in geographic regions of high Internet connectivity cost, a cost effective alternative for additional bandwidth requirements. Data delivery services allow for the simultaneous distribution of data, video, audio and multimedia files, to single users or groups of users over a geographically dispersed area. Broadcast delivery services allow for the delivery of real time audio and video feeds to single users or groups of users also over a geographically dispersed area.

         The PICK Sat system provides real time multicast file delivery via satellite and has accomplished its intended near term goal of true wide band broadcast satellite distribution ability. As such, our first customer, Cadena Latinoamericana de Television, Inc. ("CLT"), is an owner and distributor of Spanish-language video programming. CLT will utilize a PICK Sat service to transmit video content in Internet Protocol (IP) format to cable networks and broadcast television stations in Latin America. CLT is currently using courier services to send more than 20,000 Betacam cassettes a year to its affiliates. CLT, using the PICK Sat service, will now transmit video files to affiliate stations who will receive the files via satellite dish, store them on a server, and decode them into Betacam format as needed for local playout. The agreement provides for up-front fees with continuing revenues thereafter. The agreement is for three years and if successfully completed would provide us with approximately $2.1 million in revenues.

         In addition to the services previously described, PICK Sat has identified business models which includes: institutional and corporate distance learning; push technology hosting; newsgroup caching; web page caching; and secured corporate data file distribution and replication. All of these products can utilize the same operating platform, personal and technology as PICK Sat's currently deployed products. Deployment of these products would be subject to the refinement of the technology, the development of implementation procedures, the establishment of product pricing and the raising of additional funds to launch marketing efforts.

         Demand for multicast services that can be provided by the PICK Sat platform continues to grow as margin conscious distributors and media content companies search for cost effective solutions to deliver the bandwidth hungry data. PICK Sat is well positioned to begin servicing content providers including its sister company, PICK Online.Com.

         In June 1998, PICK Sat entered into agreements for hardware with Philips and software with Microsoft for the above-described broadband interactive service. Pursuant to the Company's strategic agreement with Philips, the Company obtained the right to use the Philips Clevercast(TM) end-to-end data broadcasting system and the Philips PC-DVB Digital Receiver Cards designed to be installed into all modern multimedia PCs and to be integrated into PC software via the Windows 95, 98 and NT features. This will allow PC desktop users to receive satellite transmissions of digital data, television audio, high speed Internet, E-commerce and other multimedia applications. Microsoft provided software solutions to support PICK Sat's services. This is expected to be among the first satellite interactive platforms that will use the complete range of Microsoft's server software solutions. The Company's Commitment to Cooperate with Microsoft provides for Microsoft to license certain equipment and provide technical support, consulting services, know-how and training to the Company for three years in exchange for a license fee with an initial platform license fee and monthly fees based on usage. Microsoft may terminate the commitment to cooperate if the Company does not have a certain amount of subscribers after two years of commercial operation.

PICK Online.Com

         PICK Online.Com, a recently formed subsidiary, is an aggregator and delivery provider of audio and video streaming content (broadcasts). Utilizing the PICK Sat platform, PICK Online intends to deliver its content to the "Edge of the Internet". PICK Sat will provide the satellite-based platform for PICK Online.Com and will contract for, assemble and broadcast live streams of audio and video from broadcast radio stations, broadcast TV stations and other streaming content from anywhere in the world. PICK intends to concentrate corporate resources first on PICK Sat when funds become available and then PICK Online.Com. only if substantial additional funding is obtained.

         The Company's initial goal will be to offer radio and later TV stations, the ability to reach an audience as IP Multicasting was intended to, but in a more effective and economical way. Multicasting is a method of disseminating an audio or video Internet media stream that is normally made available from a source to a single end user and instead making it available to an unlimited number of end users.

         Through the use of the PICK Sat platform, PICK Online.Com intends to present a common sense solution to bringing audio and video streaming to ISPs and broadband networks such as Cable Modem and Asynchronous Digital Service Line
(ADSL) service providers. Later goals are to further utilize the PICK Sat platform to provide Internet access and other IP services direct to office and to home.

         Microsoft has been a critical resource in the development of the PICK Sat platform and PICK Online.Com. Contributions have included migration of Microsoft Windows NT Server, Microsoft Commercial Internet Server (MCIS) and the Windows Media Technology onto the PICK Sat platform.

         PICK Online.Com will have the ability to deliver IP data directly to ISPs, LANs, Broadband networks and any other IP end user "node" at the Edge of the Internet. PICK Online.Com will be the portal for end users to access multicast radio and TV streaming content. The service will use Microsoft Media Server to encode signals and multicast them efficiently to Internet Edge points. End users will be able to listen to or watch a stream via their ISP or Broadband provided through their Microsoft browser not knowing that the stream is multicast and delivered via satellite.

         Terrestrial technology using increasing quantities of the Internet backbone has been available for some time, but has only been implemented in a relatively small number of locations. To work properly, terrestrial multicasting requires Internet-wide implementation which is both costly and time consuming. PICK Online.Com "leapfrogs" the Internet infrastructure and delivers streaming content directly to the Edge of the Internet. This not only gets the streams there with higher quality, but also without using any of the provider's expensive and limited backbone bandwidth.

International Long Distance Services

         PICK Net Inc. and PICK Net UK PLC (collectively, "PICK Net") are two separate subsidiaries both providing international long distance services to other carriers and resellers. Each of these companies is a facilities based, switched carrier, with wholesale digital licenses.

         The Company's subsidiary, PICK US Inc., has terminated the marketing and distribution of prepaid telephone calling cards, its primary business. We have entered into a definitive agreement to sell the stock of PICK Net Inc. and PICK Net UK PLC, both of which provide international long distance services to other carriers and resellers. for nominal value, thereby having up to approximately $10 million of their liabilities assumed. Although we expect to close this transaction in November 1999, there can be no assurance we will be successful.

         To gain rapid market entry without investment in major capital expenditures or a technical staff, PICK initially elected to contract for services with an experienced switch service provider. In 1997 and 1998 PICK leased and installed two Siemens Telecom Networks Digital Central Office switches in Jersey City, New Jersey and Miami, Florida as international gateways. PICK established a technical staff to bring this segment of its business under direct Company control rather than relying on third party providers.

         PICK Net has organized and developed dedicated networks combining transatlantic fiber and internationally based transponder facilities with digital satellite delivery into the Gulf, Central and East Asian and North and Central African regions in association (see agreement below) with Gulfsat Communications Company ("Gulfsat"), a Kuwait based satellite telecommunications firm primarily engaged in providing VSAT (Very Small Aperture Terminal) solutions world wide. Gulfsat teamed with PICK to transform itself from a closed network corporate communications provider, to a satellite based, international long distance voice, data, and multimedia services provider. PICK Net agreed with Gulfsat, to deploy and implement switches internationally, and for PICK Net to deploy switches in the United States.

         In late 1997, the Company entered into a reciprocal telecommunications agreement (the "Gulfsat Contract") for international traffic termination in Africa, the Middle East and Asia, via satellite, with Gulfsat, which agreement, as amended in March 1998, terminates on February 28, 2003. Under the agreement, the Company is entitled to terminate up to approximately 70 million minutes per month in telecommunications services from the United States and Europe into the above regions, at the most favorable price per minute rates charged by Gulfsat. Management believed, based on its knowledge of the industry, that these rates were lower than those currently available to its competitors. However, in the second half of 1998, the Company became aware of newer, state-of-the-art technology that would facilitate the transmission of not only voice traffic but also data and Internet traffic. In order to capitalize on this technology and maximize the benefit the Company could derive from the Gulfsat Contract, it became necessary to defer installation. The Company first had to investigate the companies offering the appropriate asynchronous transmission mode (ATM) equipment and then, in concert with Gulfsat, select a strategic vendor in this global effort. The Company and Gulfsat then had to purchase and install the appropriate telephone switching and compression equipment for the Jersey City, New Jersey, hub, the United Kingdom and the first of the several destination countries. To begin installation, the Company required a portion of the proceeds from the short-term debt financing obtained in the third quarter of 1998 to purchase this equipment in late 1998. During 1998, the Company was only able to terminate traffic into one country in the Middle East via Gulfsat and was unable to satisfy the requirements of its existing customers. The Company believed it had better long-term prospects in forming PICK Sat and PICK Online.Com and decided to de-emphasize its PICK Net Services and seek a partner or terminate those services.

         On July 20, 1998, the Company signed an agreement (the "Nortel Agreement") with Northern Telecom Inc. ("Nortel") pursuant to which the Company may purchase Nortel equipment. The equipment purchased from Nortel was expected to significantly increase the capacity of the Company's network and enable the Company to transition from a traditional, voice-only network to a network which supports multimedia services and the Internet protocol. The Nortel Agreement requires that Nortel and Gulfsat, as a network partner of Nortel, refer to the Company purchasers of Nortel switches who intend to connect to the Gulfsat system to connect through the Company's switch network. The Company required additional financing to increase the Company's ability to capitalize on the Gulfsat agreement and the Company believed there were better opportunities available for the New Business.

         In September 1998, PICK Net UK PLC commenced operations in London to work in tandem with PICK Net, Inc. to grow PICK's international network infrastructure. PICK Net UK PLC has been granted an International Simple Voice Reseller Standard License from the United Kingdom to operate as a reseller of international telephone traffic. PICK Net UK PLC also provides uplink capabilities to numerous satellites terminating in Africa, Asia, Europe and the Middle East.

         In late 1996, the Company entered into a reciprocal telecommunications agreement with IDT Corporation ("IDT"), one of the Company's customers/carriers. Under the agreement, IDT agreed to purchase certain telecommunication services from the Company, and the Company agreed to purchase certain telecommunications services from IDT for one year, renewable with the consent of both parties. In February 1998, the Company amended its agreement with IDT to provide IDT with a preferred purchasing arrangement for 16 months from February 1998. In return, the Company agreed to allow IDT to purchase telecommunications services to specified countries (up to a maximum of 10 million minutes per month) at a preferred rate per minute and additional capacity available at the same rate charged to the Company's other customers. Pursuant to the amendment, IDT loaned the Company $2,000,000 in working capital financing for one year, which matured on February 9, 1999.

         The Company and IDT have reached an agreement to execute a new six-month note in the principal amount of $2,350,000. The Company has agreed to issue to IDT 40,000 shares of PICK's common stock in exchange for IDT's warrants to purchase 40,000 shares of PICK's common stock, which shall be canceled upon such delivery, plus a restructuring fee of 50,000 shares of PICK common stock. The Company also agreed to pay $250,000 upon the earlier to occur of 30 days from the date of execution of the agreement or the completion of additional financing for at least $5 million for PICK and shall make six monthly principal payments of $25,000 each on the last business day of each month following the issue date of this Note, beginning on December 31, 1999. In the event PICK elects to exercise its option to extend the maturity date of the Note from six months to three years, it shall deliver to IDT $375,000, payable in immediately available funds or, at the option of PICK, 37,500 shares of PICK's Common Stock. Thereafter, PICK agrees to pay IDT in addition to the initial six payments of $25,000 each, $100,000 per month for 6 months, and six payments of $200,000 each in months 13-18 and the final payment of principal and interest in the 19th month. Interest is payable monthly at 9% per annum and the Note will be pre-paid pro rata in the event the Company prepays any indebtedness over $2 million including the July 1998 Bridge Notes, as amended. The Note will automatically convert into common stock at $10.00 per share if the average price of the Company's common stock exceeds $15.00 per share for at least 20 consecutive days. All shares of common stock issued or issuable to IDT will be included in this registration statement.

Prepaid Telephone Calling Cards

         PICK US Inc. is a pre-paid services company currently providing domestic and international pre-paid calling card services through its dedicated pre-paid network switching facility. The Company has suspended operations of this subsidiary and intends to cease doing business in this sector exclusive of its obligations to existing card holders. PICK provided a prepaid platform, including a voice response unit, inbound 800 service, data base and customer service, through a contract with a third-party provider (Innovative Telecom Corp.) and supplies all domestic and international call termination through its own switches.

         PICK entered the prepaid telephone calling card business in 1993 utilizing its own branded cards. In February 1998, the Company entered into an agreement with Blackstone Calling Card, Inc. ("Blackstone"), a major marketer and distributor of prepaid telephone calling cards (the "Blackstone Agreement") expiring in April 2000. Under the terms of the Blackstone Agreement, as amended, after a six month phase-in period ending October 27, 1998, Blackstone was to purchase prepaid telephone calling cards with a minimum retail face value of $5,000,000 per month from the Company, which was expected to result in net revenues of approximately $3,000,000 per month to the Company. These calls originate in the United States and are directed for termination primarily to parts of Africa and Asia. The Company and Blackstone are negotiating a termination agreement whereby the Company will continue to support cards previously activated until their expiration dates, and payments between the parties will be reconciled. In consideration of the early termination and mutual releases the Company has agreed to grant Blackstone a one-year warrant to purchase 30,000 shares at $7.50 per share.

Customers, Sales and Marketing

         The Company commenced marketing efforts in March 1999 concerning the New Business. PICK Sat is marketing to companies that transmit large amounts of data (including video) to multiple locations, including television broadcasters and programmers, corporations and other institutions, and to ISPs and cable television companies with existing subscriber bases for the delivery of "customer specific content" to such customer's end users. PICK Sat believes that this strategy will enable it to market to a broader base of clients and gain subscribers without the high costs of direct sales, while retaining its primary focus, service delivery. As such, a necessary client base will include content providers whose products can be bundled for distribution through PICK Sat's ISP and cable television clients or directly to offices and homes. This approach enables PICK Sat to negotiate with clients on a global basis. For example, European content providers wishing to deliver content to South and Central America, can do so through PICK Sat's contracts with South and Central American ISPs and cable television companies. Both clients benefit since the content provider broadens its base of distribution and the cable company enhances the quality and volume of end user choices. In addition, PICK Sat will market to corporations looking to broadcast presentations and training courses to their locations worldwide.

         PICK Online.Com intends to market its service first to radio stations already hosted on the Internet. Full marketing activities will not commence, however, until after PICK Sat has available sufficient funds for marketing and sales. There will initially be no charge for them to participate. For ISPs, an initial number of reception cards and dishes will be given away with no charge for service until a predetermined number of radio stations becomes available.

         Media-rich banner advertising opportunities on the Internet will exist for both PICK Online.Com and its affiliate broadcasters and IP service providers. Banners for local ads will alternate with national ads at both the PICK Online.Com home page, as well as www.pickradio.com radio station page.

         Banner space on the PICK Online.Com home page will be allocated for local area ISP sales while radio station (destination) banners will be allocated for radio station ad sales. Advertising space will be made available on consignment with a share of the revenue going to PICK Online.Com The Company will sell banner space on both pages and charge for creation and insertion of banners.

         Once there is an established network of Internet Edge providers, PICK Online.Com will be able to offer one-to-many closed circuit broadcasts of audio and video for teleconferencing distant education, pay-per-view events or other multicast applications.

         In addition to aggregating radio stations and later TV stations for broadcasting through its Web site portal, PICK Online.Com seeks to partner with other important content providers to have them see the benefit of making their content available on PICK Online.Com Microsoft has recognized the potential of PICK Online.Com as a link to its new Internet Explorer 5.0 browser. Microsoft Windows Media Server and Player are integral parts of PICK Online.Com services.

         The Company did not perform any meaningful sales or marketing efforts of its own during 1998, primarily because (a) Blackstone and others marketed the Company's prepaid telephone calling card products, and (b) the Company has commitments for most of its capacity for international long distance carrier services and needs additional funding prior to being able to expand its customer base. PICK's primary customers for its international long distance carrier services are carriers and resellers such as ComTech International, IDT Corporation, World Access Telecommunications Group, Inc. and Teleglobe USA Inc. Carrier customers require little on-going maintenance, and the carrier segment of the business shares certain costs with the prepaid telephone calling card segment. In 1998, approximately 72% and 10% of the Company's revenues were from two customers, Blackstone and IDT Corporation. In 1997, approximately 19% and 13% of the Company's revenues were derived from two customers, Trescom and DC Communications Corp. and in 1996, 36% and 25% were from two customers.

Competition

         The Internet services business is highly competitive and there are few significant barriers to entry. Currently, the Company competes with a number of national and local ISPs. In addition, a number of multinational corporations, including giant communications carriers such as AT&T, MCI/Worldcom, Sprint and some of the regional Bell operating companies, are offering, or have announced plans to offer, Internet access or on-line services. The Company also faces significant competition from Internet access consolidators and from on-line service firms such as America Online
(AOL), CompuServe, and Prodigy. The Company believes that new competitors which may include computer software and services, telephone, media, publishing, cable television and other companies, are likely to enter the on-line services market.

         In addition, the Company believes that the Internet service and on-line service businesses will further consolidate in the future, which could result in increased price and other competition in the industry and adversely impact the Company. In the last year, a number of on-line services have lowered their monthly service fees, which may cause the Company to lower its monthly fees in order to compete.

         The Company believes that the primary competitive factors among Internet access providers are price, customer support, technical expertise, local presence in a market, ease of use, variety of value-added services and reliability. The Company believes it will be able to compete favorably in these areas. The Company's success in the high-speed Internet market will depend heavily upon its ability to provide high quality Internet connectivity and value-added Internet services targeted in select markets. Other factors that will affect the Company's success in these markets include the Company's continued ability to attract additional experienced marketing, sales and management talent, and the expansion of support, training and field service capabilities.

         PICK Online.Com expects to be able to market its services to radio and TV stations who want to reach large Internet audiences and by IP service providers who are experiencing backbone bandwidth limitation and are not able to deliver good quality streaming due to increased usage by their subscribers to streaming media services. PICK is not aware of any other company today that can offer streaming services to any ISPs and, in turn, to end users in the same manner as PICK Online.Com. The company that has been the most successful in providing streaming services is Broadcast.com. This operator has well over 300 radio and TV streams available through its Web site and uses terrestrial IP multicasting over the Internet. However, Broadcast.com multicasts to only a limited number of member ISPs and through private land line connections. Part of Broadcast.com's strength has been in using its private terrestrial infrastructure to sell other specialized high margin services such as teleconferencing, pay-per view and other types of Web events. Another strength is its signing of hundreds of exclusive content agreements with broadcasters, sports teams and a number of music and audio CDs.

         PICK Online.Com's major strength is its ability to send its multicast signal to an unlimited number of ISPs almost immediately and at a low cost. There are hundreds of radio and TV stations that are not on Broadcast.com or even on the Internet at all. More streams to more Edge of the Internet sites and the ability to roll out quickly are all factors in how the Company will compete against Broadcast.com. As the Company gains content and as it expands it presence at the Edge of the Internet, it is expected to become a more effective competitor to Broadcast.com. Many of the Company's competitors possess financial resources significantly greater than those of the Company and, accordingly, could initiate and support prolonged price competition to gain market share. If significant price competition were to develop, the Company might be forced to lower its prices, possibly for a protracted period, which would have a material adverse effect on its financial condition and results of operations and could threaten its economic viability.

         The international long distance services business is highly competitive and is characterized by rapidly changing per minute rates, particularly to key international cities and countries. The Company has not been able to compete with other carriers, providing high quality service at competitive prices. PICK's competitors in the sale of international long distance services include AT&T, MCI/Worldcom and Sprint, as well as British Telecom and other first tier carriers in deregulated European countries. However, AT&T, MCI/Worldcom and Sprint are regulated carriers. This means they were the originally deployed long distance carriers permitted to terminate traffic where government controlled Post Telephone and Telegraph (PTT's) administrations existed. As such their rates were and still are significantly higher than those available to the new, deregulated carriers.

Patents and Trademarks

         The Company has obtained or applied for trademark registrations for the name PICK and of each of its subsidiaries and has obtained trademark registrations for the names "Communicard by PICK(R)", "LOVE CALL(R)", "COMMUNICASH(R)", and "las Americas(R)." The Company and a non-affiliate are joint owners of a patent on the technology for a microprocessor-controlled prepaid cellular telephone system, which has not been marketed by the Company.

Government Regulation

         Long distance telecommunication services are subject to regulation by the FCC and by state regulatory authorities. Among other things, these regulatory authorities impose regulations governing the rates, terms and conditions for interstate and intrastate telecommunication services. The federal law governing regulation of interstate telecommunications are the Communications Acts of 1934 and 1996 (the "Communications Acts"), which apply to all "common carriers," including AT&T, MCI/Worldcom and Sprint, as well as entities, such as the Company, which resell the transmission services provided through the facilities of other common carriers. In general, under the Communications Acts, common carriers are required to charge reasonable rates and are prohibited from engaging in unreasonable practices in the provision of their services. Common carriers are also prohibited from engaging in unreasonable discrimination in their rates, charges and practices.

         The Communications Acts require each common carrier to file tariffs with the FCC. A tariff is a list of services offered, the terms under which the services are offered, and the rates, or range of rates, charged for services. Upon filing a tariff, the service provider is required to provide the services at the rates and under the terms and conditions specified in the tariff. Failure to file a tariff could result in fines and penalties. The Company believes it has filed all required tariffs with the FCC.

         In addition to federal regulation, resellers of long distance services may be subject to regulation by the various state regulatory authorities. The scope of such regulation varies from state to state, with certain states requiring the filing and regulatory approval of various certifications and state tariffs. As the Company expands the geographic scope of its long distance operations, it intends to obtain operating authority as may be required to provide long distance service.

         The Company is also subject to regulations administered by the Occupational Safety and Health Administration, various state agencies and county and local authorities acting in cooperation with federal and state authorities. The extensive regulatory framework imposes significant compliance burdens and risks on the Company. Governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions or impose civil and criminal fines in the case of violations.

Employees


         As of November 1, 1999, the Company had one full-time employee, Diego Leiva, its Chairman of the Board. Its subsidiaries PICK Online and
PICK Sat employed 6 and 17 full-time employees, respectively and also employed independent contractors for various purposes. The employees are not represented by a labor union.


Properties

         The Company leases office space at Wayne Interchange Plaza II, 155 Route 46 West, Third Floor, Wayne, New Jersey 07470, under a lease that expires on September 30, 2001, with a monthly rental of $8,000. In addition, the Company leases space where its digital central office telephone switching equipment is located in Jersey City, New Jersey (which expires September 1, 2000) and Miami, Florida (which expires July 1, 2000). On September 13, 1999, the Company contracted to sell its PICK Net subsidiaries and assign all of the above leases to the purchaser.

         PICK Sat has signed a lease for its new facilities at 5255 N.W. 87th Avenue, Miami, FL 33178. The lease as amended, is for approximately 13,280 square feet and expires on February 28, 2004. The rent is as follows: $6,441 per month from November 1, 1998 to November 30, 1998; $12,883 per month from December 1, 1998 to December 31, 1999; $16,600 per month from January 1, 2000 to February 28, 2000; $17,098 per month from March 1, 2000 to February 28, 2001; $17,611 from March 1, 2001 to February 28, 2002; $18,139 per month from March 1, 2002 to February 28, 2003; $18,683 per month from March 1, 2003 to February 28, 2004.

Legal Proceedings


         Other than the following lawsuits, the Company is not a party to any material legal proceedings. In February 1997, the Company commenced a mediation action against AT&T seeking $10 million in damages for breach of contract and fraudulent inducement and malicious conduct under a carrier agreement (the "Carrier Agreement") entered into in February 1996. The Company contracted with AT&T under the Carrier Agreement for inbound 800 service and outbound domestic and international long distance service. The Company claims that AT&T reneged on certain commitments to provide the Company with lower international rates than the Company was invoiced by AT&T. AT&T has claimed that the Company owes it in excess of $1,000,000. In 1996, the Company provided for a non-cash reserve of $1,750,000, which was reduced to $1,100,000 in the third quarter of 1997 and is a part of the Company's working capital deficiency and is included in other current liabilities in the Company's consolidated financial statements. After two mediation sessions, AT&T indicated that it intended to withdraw from the mediation. Accordingly, on November 5, 1997, the Company filed for arbitration proceedings against AT&T and reduced its claim to $5 million. The trial began on April 19, 1999 and ended on April 22, 1999. In October 1999, the arbitrator found that AT&T was entitled to the gross claim of $1,776,000 minus credits found in the Company's favor of $399,000 for a net amount of $1,376,447 plus 9% interest per annum since January 31, 1997. A liability of $1,100,000 is included in discontinued operations which the Company has contracted to sell. However, the Company remains contingently liable for the judgment and is without the funds to satisfy the judgment. Unless it is able to negotiate payment over an extended period of time this amount could force the Company into curtailing its operations or seeking protection under the bankruptcy laws.

         On or about March 15, 1999, Worldcom Network Services, Inc., d/b/a Wiltel, commenced a lawsuit against the Company in the United States District Court, Southern District of New York demanding a judgment in the amount of $1,177,734 and interest at 18% per annum plus costs and expenses. The plaintiff alleges that the Company failed to pay for telecommunications services provided. The Company and Worldcom have executed a Settlement Agreement. Under the terms of the Settlement Agreement, the Company agreed to pay Worldcom $1,256,622 (the "Settlement") in exchange for a full and complete settlement of Worldcom's lawsuit against the Company. The Company agreed to pay the Settlement with interest at 16% per annum on or before January 16, 2000 and for Worldcom to discontinue, without prejudice, the legal proceedings until such date, although the Company has the option to extend the forbearance through January 16, 2001. The Company agreed to pay Worldcom a 100,000 share restructuring fee which shares have been registered as part of this Registration Statement. If the Company repays the Settlement by January 16, 2000 it shall be entitled to redeem one-half of the shares for $1.00.


                                   MANAGEMENT

         The following table set forth the names, ages and positions with the Company as of the date of this prospectus of all of the executive officers of the Company and its principal subsidiaries and directors of the Company. Also set forth below is information as to the principal occupation and background for each named person in the table.

Name                           Age           Position
----                           ---           --------
Diego Leiva                    48            Chairman of the Board and Director
Henry Ewen                     44            Acting Chief Financial Officer
Mario Pino                     36            President of PICK Sat Inc.
Robert R. Sams (1)             60            Director
John Tydeman (1)               51            Director
----------------
(1) Member of audit committee and compensation committee.

         Diego Leiva founded Public Info/Comm Kiosk, Inc. ("Kiosk"), a New Jersey corporation, which is currently a wholly-owned subsidiary of the Company, in August 1992, and has served as the Company's Chairman of the Board, a Director and President since that time and as Chief Executive Officer until April 1999. From 1989 through July 1992, Mr.

Leiva served as Director of Sales for Apertus Technologies, Inc., a computer telecommunications sales firm.

         Henry Ewen is a certified public accountant. He has served as Acting Chief Financial Officer of the Company since June 1999 and as Comptroller of Pick Sat since April 1999. He has operated a financial and information technology consulting practice for the last thirteen years. He has assisted clients in mergers, acquisitions, private placements, initial public offerings, development of information systems, and other information technology consulting. During this period he managed offshore banks and mutual funds on behalf of client companies. He has acted as CFO/CIO for a variety of companies as part of the consulting practice including: Prepaid Solutions, Goldleaf Technologies, Capital International Securities Group and others.

         Mario Pino has served as President of PICK Sat Inc. since October 1998. Prior thereto, Mr. Pino was a division manager of Zaid Al Kazemi Trading from 1995 to 1998. From 1993 to 1995, he was general manager of American Cable Trading.

         Robert R. Sams has served as a director of the Company since September 1995 and of Kiosk since November 1994. He has been engaged in merchant banking, corporate finance, acquisitions and financial advisory services since founding Saicol Limited in 1983.

         John Tydeman has served as a director of the Company since November 1998. He has been a strategic advisor since 1985 to a number of pay television and satellite ventures worldwide. His expertise is in the commercial design, restructuring and implementation of such ventures. His positions with these entities include: SES, operator of ASTRA satellite system; Dolphin Group, a privately held Middle East multi-business enterprise; CEO of ATL (News Corporation and Zee Telefilm Joint Venture); CEO Showtime (Kipco/Viacom JV) and advisor to Kipco; advisor to Zaksat; advisor to TVNZ; Advisor to Shinawatra Group; advisor to Regional Television Operators (Australia); advisor to Jamison, a merchant banking organization; advisor to Optus, Australia telco. Dr. Tydeman holds a PhD in systems engineering and serves on the Board of Directors of Nostrad Telecommunications, Asia Today Limited and Asia Television Limited and as advisor to the Dolphin Group.

         Pursuant to the terms of the April 1999 Restructuring Agreement with Commonwealth Associates, the Board of Directors of the Company is to be restructured to consist of a majority of independent directors. The proposed board will be Diego Leiva, Chairman of the Board, two existing independent directors, a new Chief Executive Officer, one designee of Commonwealth Associates, one designee of the July 1998 Bridge Loan Noteholders and one other independent director. Subsequently, Tri-Links Investment Trust purchased Series D Convertible Stock from the Company and obtained the right to designate a nominee to the Board or an observer who has the right to attend and observe at all Board Meetings prior to his actually joining the Board. To date, none of these persons have joined the Board of Directors.

         Pursuant to Section 16 of the Exchange Act, the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's common stock, par value $0.01 ("common stock") or warrants are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the common stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended December 31, 1998, other than one late Form 4 filing by both Robert R. Sams and Ricardo Maranon.

Executive Compensation

Summary Compensation Table

         The following table sets forth all compensation awarded to, earned by, or paid to the executive officers named therein for all services rendered to the Company during the three fiscal years ending December 31, 1998. No other executive officer of the Company received total compensation in excess of $100,000 during any of the last three years:

                               Annual Compensation

                                                                                                   Shares
                                                                                                 Underlying
Name and Positions                    Year            Salary($)            Bonus $              Stock Options
------------------                    ----            ---------            -------              -------------
Diego Leiva, President, Chief         1998            $162,500(1)          $15,201                 275,000
   Executive Officer and Chairman     1997             150,000                  --                  75,000(1)
   of the Board  of Directors         1996             150,000                  --                      --(1)

Robert Bingham, Vice President        1998            $111,500                  --                   5,000(2)
   and Chief Financial Officer        1997              34,417                  --                  50,000(3)
                                      1996                  --                  --                      --

                                                                                                   Shares
                                                                                                 Underlying
Name and Positions                    Year            Salary($)            Bonus $              Stock Options
------------------                    ----            ---------            -------              -------------
Raymond Brennan, Vice President       1998            $138,340                  --                  25,000(4)
   and Secretary                      1997              88,419                  --                  75,000(5)
                                      1996              85,365                  --                      --

Karen M. Quinn                        1998            $100,179                  --                  30,000(6)
   President PICK US Inc.             1997              85,164                  --                  75,000(5)
                                      1996              85,153                  --                      --

------------------
(1) Includes options to purchase 50,000 shares granted in 1996, at prices varying from $8.75 to $9.625 per share which were canceled and re-issued in 1997 at $1.90 per share and 25,000 options granted in 1997 at $3.00 per share.

(2) Exercisable at $3.70 per share.

(3) Includes options to purchase 25,000 shares at $2.50 per share and options to purchase 25,000 shares at $5.00 per share.

(4) Includes options to purchase 15,000 shares at $3.70 per share and options to purchase 10,000 shares at $5.50 per share.

(5) Includes options to purchase 25,000 shares at $2.70 per share and options to purchase 50,000 shares at $1.70 per share.

(6) Includes options to purchase 15,000 shares at $3.70 per share and options to purchase 15,000 shares at $5.50 per share.

         The Company maintained a $250,000 term life insurance policy for Diego Leiva for his benefit, for which the Company paid $1,377, $1,257 and $1,186 in 1998, 1997 and 1996, respectively. In addition, the Company maintains a $1,000,000 key man life insurance policy for Mr. Leiva.

Employment Agreement

         In September 1998, the Company entered into a five-year employment agreement with Diego Leiva, as President and Chief Executive Officer, which commenced on January 1, 1999 (the "Commencement Date"). The Agreement is automatically renewable for additional one-year periods unless terminated on 90 days' prior written notice. Mr. Leiva will be paid $300,000 per annum beginning on the Commencement Date, increasing by $50,000 increments on January 1, in each of the four following years and by $75,000 per year in each year after the fifth anniversary date if the Agreement is automatically extended. The agreement provided that Mr. Leiva would continue to receive his then current base salary until the Company's Senior Secured Notes are repaid. Mr. Leiva is entitled to a monthly car allowance of $1,600 per month for automobiles in Florida and New Jersey and shall also be reimbursed for reasonable living expenses in the location which is not his principal residence. Mr. Leiva's agreement precludes him from soliciting employees of the Company or interfering with PICK's relationships with other employees for 18 months after termination of employment. Mr. Leiva is also prohibited from competing with the Company during the period following termination of employment for which PICK is liable to pay him his base salary or for one year, whichever is longer.

         In April 1999, Mr. Leiva's employment agreement was amended to provide he would continue solely as Chairman of the Board and a Director. Mr. Leiva agreed to vote his shares of common stock in favor of Management's nominees, provided he is a nominee for the Board.

Directors Compensation

         Directors currently receive no cash compensation for serving on the Board of Directors or any Committee of the Board, other than reimbursement of travel expenses incurred by them and their spouses in attending Board meetings held outside the New York Metropolitan area. One of the directors is an employee of the Company. Each of the Directors has received stock options from the Company. See "Certain Relationships and Related Transactions."

Option Grants in Last Fiscal Year

         The table below contains certain information concerning stock options granted to the Named Executive Officers, named in the Summary Compensation Table, during the year ended December 31, 1998:

                                                                               Potential Realizable Value at
                      Number of     Percent of Total                         Assumed Annual Rates of Stock Price
                      Securities        Options                                  Appreciation for Option Term
                      Underlying      Granted to         Exercise       ---------------------------------------------
                        Options      Employees in          Price        Expiration          5%                 10%
Name                    Granted       Fiscal year        ($/Share)         Date             ($)                ($)
----                  -----------   ----------------      ---------     ----------       --------           --------
Diego Leiva              250,000         60%               $5.50          11/2/03        $343,750           $687,500
                          15,000        3.6%                4.10          2/19/01          $9,225            $18,450
                          10,000        2.4%                6.10          11/4/01          $9,150            $18,300

Robert Bingham             5,000        1.2%               $3.70            (1)               (1)                (1)

Raymond Brennan           15,000        3.6%               $3.70            (2)            $8,325            $16,650
                          10,000        2.4%                5.50            (2)            $8,250            $16,500

Karen M. Quinn            15,000        3.6%               $3.70            (2)            $8,325            $16,650
                          15,000        3.6%                5.50            (2)           $12,375            $24,750

----------------
(1)   Forfeited following Mr. Bingham's resignation on February 10, 1999.
(2) Mr. Brennan and Ms. Quinn's employment were terminated on May 28, 1999 and these options will terminate 90 days thereafter.

Option Grants in 1999

         In March 1999, the Company granted an aggregate of 1,150,500 options, 587,000 of which were subsequently forfeited by employees and consultants, all are currently exercisable at $1.81 per share and vesting over a three-year period, except Mr. Malone's option vesting over a four-year period. In July 1999, the Company granted an aggregate of 68,000 options to 8 employees of PICK Sat, none of whom are executive officers of the Company. Included were the following grants to officers and/or directors: Thomas Malone, Former Chief Executive Officer (500,000 shares) and Mario Pino, President of PICK Sat (250,000 shares).

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

         The table below includes information regarding the value realized on option exercises and the market value of unexercised options held by the Named Executive Officers named in the Summary Compensation Table during the year ended December 31, 1998:

                                                                       Number of         Value of Unexercised
                                                                      Unexercised            In-the-Money
                              Shares                                    Options                Options
                             Acquired                                at FY-End(#)            at FY-End (S)
                                on            Value                  Exercisable/             Exercisable/
Name                       Exercise (#)    Realized($)              Unexercisable           Unexercisable(1)
----                       -----------     -----------              -------------          -----------------
Diego Leiva                   25,000         $95,000               122,500/202,500         $345,750/$321,750
Robert Bingham                     0               0                 30,000/25,000          $120,500/$45,000
Raymond Brennan               25,000        $102,500                      75,000/0                $307,000/0
Karen M. Quinn                25,000        $102,500                      80,000/0                $321,000/0

-------------------------------
(1)   As of December 31, 1998, the market value of the shares was $6.80.

Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the prior year or was formerly an officer of the Company or of any of its subsidiaries. None of the Executive Officers of the Company has served on the Compensation Committee during the last fiscal year of any other entity, any of whose officers served on the Compensation Committee of the Company.


Employee Benefit Plans

         Other than stock options, the Company does not currently have, nor during the 1998 fiscal year did it have, any other long-term incentive plans.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         See "Management-Executive Compensation" for terms and conditions of employment agreements entered into between the Company and Diego Leiva and options granted to the Company's Executive Officers and Directors.

         On March 3, 1999, the Company, Diego Leiva ("Leiva"), the Company's Chairman of the Board, and Commonwealth Associates L.P. ("Commonwealth") the placement agent for the holders of the Company's outstanding 18% senior secured notes, entered into an Agreement by which Commonwealth and its designees, including J.P. Turner & Company, L.L.C. ("Turner") and management of the Company, would purchase up to $2,000,000 of preferred stock of the Company (the "Series B Preferred Stock") at a purchase price of $1.00 per share. On March 12, 1999, the Company filed a Certificate of Designation, as later amended, relating to the Series B Preferred Stock (the "Series B Certificate") with the Secretary of State for the State of Nevada. The Series B Certificate authorized 2,000,000 shares of Series B Preferred Stock convertible by the holders thereof into the Company's common stock at $1.00 per share. In addition, the Series B Preferred Stock has a liquidation preference of $1.00 per share. As of April 22, 1999, the Company had received $1,871,000 (including part of Mr. Malone's signing bonus) for 1,871,100 shares of Series B Preferred Stock from Commonwealth, Turner and officers and directors of the Company convertible into 1,871,000 shares of common stock. The following officers, directors and former officers and directors have purchased the respective amounts of Series B Preferred Stock:

               Robert R. Sams                      $160,000
               Alberto M. Delgado                   315,000
               Ricardo Maranon                       21,000
               John Tydeman                          60,000
               Thomas M. Malone                      50,000
                                                   --------
               Total                               $606,000

         On March 3, 1999, the Board of Directors granted to corporations controlled by each of the Company's then four independent directors, Robert Sams, Ricardo Maranon, Alberto M. Delgado and John Tydeman, with each abstaining as to themselves, options to purchase 50,000 shares of common stock at $5.00 per share (repriced at $1.81 per share on October 1, 1999) in consideration of their substantial efforts in assisting the Company in obtaining financing and other valuable consideration rendered to the Company. These options shall be fully vested on March 3, 2000. Upon the resignation from the Board of Directors on May 17, 1999, Messrs. Delgado and Maranon entered into Advisory Agreements with the Company and these options, as well as all other previously granted options, remained in place as long as they remain consultants to the Company.

         Effective April 1, 1999, Thomas M. Malone became Chief Executive Officer of the Company. He resigned as of July 8, 1999, to pursue other business opportunities. Pursuant to the terms of a Confidential Separation Agreement and Release of all Claims (the "Separation Agreement"), Mr. Malone is to receive six
(6) months severance pay at his pro rated salary of $250,000 per annum; retained $50,000 of Series B Convertible Preferred Stock which was one-half of his signing bonus with the other $50,000 being forfeited; and he retained stock options to purchase 100,000 shares of common stock, which had vested and shall be exercisable until July 8, 2000, at $5.00 per share. Mr. Malone also entered into a 12 month consulting agreement with the Company pursuant to which he retained stock options to purchase 50,000 shares of common stock at $5.00 per share, until July 8, 2001.

         In July 1999, the Company entered into an Advisory and Management Services Agreement (the "Advisory Agreement") with Saicol Limited, a corporation controlled by Robert R. Sams. Pursuant to the terms of the Advisory Agreement, Saicol is performing services and providing office space for PICK Net UK PLC. Saicol is to be paid $1,500 and expenses per day retroactive to February 1, 1998 including payment of $25,000 and the provision for cashless option exercises for retroactive services rendered.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of November 9, 1999, the number of shares of the Company's outstanding common stock, giving retroactive effect to a one-for-ten reverse split declared by the Board on July 6, 1999, to holders of record on July 23, 1999, beneficially owned by (i) each director of the Company,
(ii) each Named Executive Officer named above, (iii) each beneficial owner of more than 5% of the Company's common stock and (iv) all of the Company's executive officers and directors as a group:

Name and Address                   Amount and Nature of
of Beneficial Owner(1)            Beneficial Ownership(2)        Percentage(3)
-----------------------          ------------------------       --------------

Diego Leiva                           1,617,578(4)(5)                27.5%
Henry Ewen                               13,000(6)                       *
Mario Pino                               55,000(7)                       *
Robert R. Sams                          263,368(8)                    4.7%
John Tydeman                             75,500(9)(10)                1.3%
Robert Bingham                            2,500                          *
Raymond Brennan                         144,968(11)                   2.6%
Karen M. Quinn                          137,943(12)                   2.5%

All executive officers and directors
as a group (8 persons)                2,309,857(14)                  41.6%

--------------------------------
* Less than 1% of the total issued and outstanding shares of Common Stock.

(1) The address of all officers and directors is c/o the Company, 155 Route 46 West, 3rd Floor, Wayne, New Jersey 07470.

(2) Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the person indicated.

(3) Based on 5,522,128 shares outstanding as of November 9, 1999. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and which are convertible or exercisable within sixty (60) days of such date pursuant to Rule 13d-3 under the Exchange Act have been converted or exercised.

(4) Includes 429,000 shares beneficially owned by Mr. Leiva's wife.

 (5) Includes an aggregate of 275,000 shares of common stock issuable upon exercise of incentive stock options to purchase up to 15,000 shares at $4.10 per share, 6,300 shares at $6.10 per share, and non-qualified stock options to purchase up to 3,700 shares at $6.10 per share under the Plan; and non-qualified stock options to purchase 250,000 shares at $5.50 per share outside of the Plan. Also includes 80,953 shares of common stock issuable upon conversion of 340,000 shares of Series D Convertible Preferred Stock at $4.20 per share and warrants to purchase an additional 6,800 shares of Common Stock at $6.30 per share.

 (6) Includes 3,000 shares of common stock currently issuable upon exercise of stock options at $1.81 per share and 10,000 shares currently issuable upon exercise of stock options at $2.00 per share. Excludes 53,500 shares of common stock issuable upon exercise of stock options which are not currently exercisable.

 (7) Includes 5,000 shares of common stock issuable upon exercise of stock options at $5.50 per share and 50,000 shares of common stock issuable upon exercise of stock options at $5.00 per share. Excludes 215,000 shares of common stock issuable upon exercise of stock options which are not currently exercisable.

 (8) Includes 160,000 shares of common stock issuable upon conversion of 160,000 shares of Series B Convertible Preferred Stock. Excludes 9,600 shares owned by Vulcan Petroleum of which Mr. Sams is a director and minority shareholder and 50,000 shares of common stock issuable upon exercise of non-qualified stock options at $5.10 per share. See "Certain
     Relationships and Related Transactions."

 (9) Includes 12,500 shares of common stock issuable upon exercise of stock options at $5.50 per share. Excludes an aggregate of 62,500 shares of common stock issuable upon exercise of stock options which are not currently exercisable.

(10) Includes 60,000 shares of common stock issuable upon conversion of 60,000 shares of Series B Preferred Stock. See "Certain Relationships and Related Transactions."

(11) Includes 34,000 shares beneficially owned by Mr. Brennan's wife. Also includes an aggregate of 75,001 shares of common stock issuable upon exercise of stock options, including incentive stock options to purchase up to 19,118 shares at $1.70 per share, 15,000 shares at $3.70 per share, 8,000 shares at $5.50 per share, non-qualified stock options to purchase 30,883 shares at $1.70 per share and 2,000 shares at $5.50 per share pursuant to the Plan.

(12) Includes an aggregate of 81,950 shares of common stock issuable upon exercise of stock options, including incentive stock options to purchase up to 19,118 shares at $1.70 per share, 15,000 shares at $3.70 per share, 8,000 shares at $5.50 per share, and non-qualified stock options to purchase 30,883 shares at $1.70 per share, 70,000 shares at $5.50 per share and 1,950 shares at $5.00 per share pursuant to the Plan.


(13) Includes non-qualified stock options and incentive stock options to purchase up to 512,451 shares by the named executive officers and directors above and shares of Series B and D Preferred Stock and Series D warrants to purchase up to 307,753 shares of Common Stock at the prices per share stated in footnotes (5) - (12), but excludes options to purchase shares which are not currently exercisable.


                                   SELLING STOCKHOLDERS

          The following table sets forth the number of shares of common stock owned and the total number of shares assuming the conversion, exercise or exchange of all the derivative securities (the "derivative securities") owned by each of the Selling Shareholders and registered hereunder.

          All share data gives retroactive effect to a one-for-ten reverse split declared by the Board of Directors on July 6, 1999 to Stockholders of record on July 23, 1999.

           As described above under "Note Restructuring" each of the 9,880,000 warrants issued in connection with the July 1998 Bridge Loan ("Bridge Warrants") plus an additional 2,457,500 of such warrants issued in connection with an extension of the Bridge Loan ("Note Extension Warrants" and, together with the Bridge Warrants, the "Warrants") immediately exchangeable on a one-for-ten basis for 1,237,505 shares of common stock, plus 390,867 shares issuable upon exercise of the Warrants pursuant to anti-dilution provisions of the Warrants and are included under the column "Number of Shares Offered Hereby," together with 1,871,000 shares of common stock on a one-for-one basis for shares of Series B Preferred Stock, 1,190,489 shares of Common Stock on a one-for-ten basis for shares of Series D Preferred Stock plus 70,000 shares issuable in connection with warrants issued to the Series D shareholders, and shares held by other Selling Stockholders. Also included under "Number of Shares Offered Hereby" are 174,310 shares of Common Stock issuable upon exercise of 1,394,366 Warrants issued to Commonwealth Associates, as placement agent for the July 1998 Bridge Loan, now exercisable at $1.00 per share; an aggregate of 69,728 Placement Agent Shares issued to Commonwealth and its designees in connection with the July 1998 Bridge Loan; 1,976,000 shares issuable upon conversion of the $9,880,000 principal amount of Amended Notes issued in connection with the Note Restructuring at the current conversion price of $10.00 per share, plus 988,000 additional shares issuable for no additional consideration as part of the Note Restructuring, or alternatively, 1,976,000 shares issuable upon conversion of the notes at $5.00 per share; in the event that the conversion price is reduced to $5.00 per share as per the anti-dilution provisions, and the noteholders elect to take their additional 988,000 shares without additional consideration, the Company has registered up to an additional 988,000 shares as part of this Registration Statement which shares are not included in the following table. Also included in this prospectus are 200,000 shares of common stock issued and 50,000 shares of common stock issuable to Commonwealth and its designees upon exercise of warrants at $13.75 per share received as compensation for the Note Restructuring; 50,000 shares issued to Commonwealth and its designees in connection with a note extension; 100,000 shares issued to Gulfsat Communications Company, 100,000 shares issued to Worldcom Network Services, Inc., an aggregate of 127,500 issued or issuable to IDT Corporation and an aggregate of 516,826 shares issuable to Innovative Telecom Corp.

          Because the selling stockholders may offer all or part of the shares of common stock received upon conversion or exercise of the derivative securities (the "Shares"), which they hold pursuant to the offering contemplated by this prospectus, no estimate can be given as to the amount of the derivative securities that will be held upon termination of this offering. The Shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

                                                                                               Shares Beneficially Owned
                                                                                                    After Offering
                                                                                               -------------------------
                                                                                Number         Amount and
                                                    Amount and Nature         of Shares         Nature of     Percentage
      Name and Address of Beneficial Owner           of Ownership(1)        Offered Hereby      Ownership      of Class
      ------------------------------------           ----------------       --------------      ---------     ----------
Abraham, Dean                                             8,805(2)                 6,930             1,875          *

Abrams, Jodi                                              4,696(3)                 3,696             1,000          *

Abrams, Richard                                          21,130(4)                16,630             4,500          *

Abrams, Rodney                                           21,130(4)                16,630             4,500          *

Acks, Shannon P.                                         23,477(5)                18,477             5,000          *

Adametz, James Revocable Trust                            7,044(6)                 5,544             1,500          *

Adkins, Daryl-Joy                                        14,087(7)                11,087             3,000          *

A'hearn, Michael F. & Maxine C., JTWROS                   9,392(8)                 7,392             2,000          *

                                                                                               Shares Beneficially Owned
                                                                                                    After Offering
                                                                                               -------------------------
                                                                                Number         Amount and
                                                    Amount and Nature         of Shares         Nature of     Percentage
      Name and Address of Beneficial Owner           of Ownership(1)        Offered Hereby      Ownership      of Class
      ------------------------------------           ----------------       --------------      ---------     ----------
Anderson, Ferdinand, Jr.                                 11,739(9)                 9,239             2,500          *

Anzalone, Joseph                                           238(10)                   238                 0          *

Appelbaum, Michael                                       4,033(11)                 4,033                 0          *

Apploff, Evelyn                                            238(10)                   238                 0          *

Aukstuolis, Jim                                         46,954(12)                36,954            10,000          *

Ballin, Scott J.                                         11,739(9)                 9,239             2,500          *

Beck, Roderick                                           8,850(13)                 8,850                 0          *

Bergholic, Patricia                                        263(14)                   263                 0          *

Berglund, Don, Dr.                                        4,696(3)                 3,696             1,000          *

Berman, Marc G.                                           9,392(8)                 7,392             2,000          *

Bernstein, Howard Dr.                                    23,477(5)                18,477             5,000          *

Better Homes Plastics Corp.                            234,764(15)               184,764             50,00      1.18%

Birchtree Investments                                    11,739(9)                 9,239             2,500          *

BNB Associates Investments, L.P.                       108,692(16)                96,192            12,500          *

Black, Lincoln Edward                                   18,782(17)                14,782             4,000          *

Blank, Gerald                                             9,392(8)                 7,392             2,000          *

Blonmstedt, Jeffrey & Susan LaScala, JTROS               11,739(9)                 9,239             2,500          *

Boatright, Mody K.                                        9,392(8)                 7,392             2,000          *

Bodner, Hans C.                                        117,382(18)                92,382            25,000          *

Bolognue, Joseph T.                                      11,739(9)                 9,239             2,500          *

Bradley, Charles E., Jr.                                 11,739(9)                 9,239             2,500          *

The Burr Family Trust                                    23,477(5)                18,477             5,000          *

Campos, Felix & Joyce, JTROS                              9,392(8)                 7,392             2,000          *

Cardoso, Manuel                                           7,044(6)                 5,544             1,500          *

Cardwell, James A. Jr.                                   11,739(9)                 9,239             2,500          *
Carroll, Brewster B.                                     11,739(9)                 9,239             2,500          *

Chestler, Daniel                                         23,477(5)                18,477             5,000          *

Chestler, Herbert                                        23,477(5)                18,477             5,000          *

Chestler, Steven                                         23,477(5)                18,477             5,000          *

                                                                                               Shares Beneficially Owned
                                                                                                    After Offering
                                                                                               -------------------------
                                                                                Number         Amount and
                                                    Amount and Nature         of Shares         Nature of     Percentage
      Name and Address of Beneficial Owner           of Ownership(1)        Offered Hereby      Ownership      of Class
      ------------------------------------           ----------------       --------------      ---------     ----------
Childhood Resource Corp.                                  9,392(8)                 7,392             2,000          *

Clariden Bank                                           93,907(19)                73,907            20,000          *

Clark, Oliver T. & Sharon L., JTROS                       4,696(3)                 3,696             1,000          *

Cohen, David                                            46,954(12)                36,954            10,000          *

Cohen, Jonathan & Nancy, JTWROS                           9,392(8)                 7,392             2,000          *

Cole, Julia R.                                          46,954(12)                36,954            10,000          *


Commonwealth Associates                                676,523(20)               651,498            25,025      3.35%


Corbin, Bruce                                             4,696(3)                 3,696             1,000          *

Corbin Family Dental Arts                                 4,696(3)                 3,696             1,000          *

Corbin, Dr. Richard                                      11,739(9)                 9,239             2,500          *

Corbin, Richard & Robyn, JTROS                            4,696(3)                 3,696             1,000          *

Cramer Taos Partners                                    70,430(21)                55,430            15,000          *

Cummings, Orman F.                                       23,477(5)                18,477             5,000          *

Dacey, Karen                                               755(22)                   755                 0          *

D'Avanzo, Marie E. IRA BSSC cust. for                     7,044(6)                 5,544             1,500          *

Davenport, James A & Rebecca C., JTROS                   23,477(5)                18,477             5,000          *

Davidow, Peter C.                                         4,696(3)                 3,696             1,000          *

DeAtkine, Jr., David                                    16,434(23)                12,934             3,500          *

Defini, Joseph                                             363(24)                   363                 0          *

Dellaquilla, Peter                                          38(25)                    38                 0          *

Dercher, David J.                                        23,477(5)                18,477             5,000          *

Sidney Deutsch Revocable Trust                          46,954(12)                36,954            10,000          *

Dickey, David L.                                          9,392(8)                 7,392             2,000          *

Dold, Richard J.                                         23,477(5)                18,477             5,000          *

Donahue, Heather                                           540(26)                   540                 0          *

Downe, Edward R. Jr.                                     23,477(5)                18,477             5,000          *

Dreyfuss, Jerome                                          9,392(8)                 7,392             2,000          *

DW Trustees (B.V.I.) Limited as Trustee of               23,477(5)                18,477             5,000          *
Rectory Farm Settlement Main Fund

                                                                                               Shares Beneficially Owned
                                                                                                    After Offering
                                                                                               -------------------------
                                                                                Number         Amount and
                                                    Amount and Nature         of Shares         Nature of     Percentage
      Name and Address of Beneficial Owner           of Ownership(1)        Offered Hereby      Ownership      of Class
      ------------------------------------           ----------------       --------------      ---------     ----------
DW Trustees (B.V.I.) Limited as Trustee of               11,739(9)                 9,239             2,500          *
Rectory Farm Settlement Children's Fund

Eldridge, Cornelia                                       2,439(27)                 2,439                 0          *

Elliott, Seth                                            1,200(28)                 1,200                 0          *

Falk, Else                                                 238(10)                   238                 0          *

Falk, Michael S.                                       187,564(29)               172,564            15,000      1.00%

Faxon, David P., Jr.                                     5,871(30)                 4,621             1,250          *

Feldman, Richard                                        46,954(12)                36,954            10,000          *

Fennikoh, Donna                                            630(31)                   630                 0          *

Fischhoff, Brian (Baruch) & Andrea JTROS                  7,044(6)                 5,544             1,500          *

Fleming, William K.                                       4,696(3)                 3,696             1,000          *

FM Grandchildren's Trust                                46,954(12)                36,954            10,000          *

Fox, Karen A.                                             9,392(8)                 7,392             2,000          *

Friedman, Richard                                       93,907(19)                73,907            20,000          *

Fulton, Peter                                            4,223(50)                 4,223                 0          *

Gaba, Ilya & Alice, JTROS                                 4,696(3)                 3,696             1,000          *

Gajeski, Donald K.                                        9,392(8)                 7,392             2,000          *

Gaylord, Gregg M.                                         4,696(3)                 3,696             1,000          *

Glashow, Jonathan                                       35,215(33)                27,715             7,500          *

Glazier, Edwin M.                                         9,392(8)                 7,392             2,000          *

Goldberg, Ira                                             9,392(8)                 7,392             2,000          *

Goldberg, Mark & Joanna, JTROS                           14,087(7)                11,087             3,000          *

Goldman, Fred                                             4,696(3)                 3,696             1,000          *

Gonchar, Andrew                                          11,739(9)                 9,239             2,500          *

Graves, Eugene H.                                       46,954(12)                36,954            10,000          *

Steven B. Greenman, IRA, Bear Stearns                    11,739(9)                 9,239             2,500         *
Securities Corp. as Custodian for
Gruenwald, Thomas J.                                     23,477(5)                18,477             5,000          *

Hammer, Robert                                           11,739(9)                 9,239             2,500          *

Hart, Steven                                             1,085(34)                 1,085                 0          *

                                                                                               Shares Beneficially Owned
                                                                                                    After Offering
                                                                                               -------------------------
                                                                                Number         Amount and
                                                    Amount and Nature         of Shares         Nature of     Percentage
      Name and Address of Beneficial Owner           of Ownership(1)        Offered Hereby      Ownership      of Class
      ------------------------------------           ----------------       --------------      ---------     ----------
Hatten, Mark                                            46,954(12)                36,954            10,000          *

Herrmann, Timothy                                        3,762(35)                 3,762                 0          *

Hoffman, Susan                                             630(36)                   630                 0          *

Ianazzai, Jeanine                                          275(37)                   275                 0          *

Intercontinental Associates, Inc.                        11,739(9)                 9,239             2,500          *

Isbell, Charles E.                                        4,696(3)                 3,696             1,000          *

Jackson, Kevin L.                                        5,871(30)                 4,621             1,250          *

Jeffers, Robert G. & Theresa W., JTROS                   7,513(38)                 5,913             1,600          *

Jensen, Eric & Julia JTWROS                             46,954(12)                36,954            10,000          *

Jhunjhnuwala, Chatri & Lourdes, JTROS                   46,954(12)                36,954            10,000          *

Jhunjhnuwala, Chatri & Lourdes, JTROS                    1,879(39)                 1,479               400          *
Custodian for Nadia Jhunjhnuwala

Jhunjhnuwala, Chatri & Lourdes, JTROS                    2,349(40)                 1,849               500          *
Custodian for Giselle Jhunjhnuwala

Jhunjhnuwala, Chatri & Lourdes, JTROS                    2,818(41)                 2,218               600          *
Custodian for Jasmine Jhunjhnuwala

Jhunjhnuwala, Ramesh                                      9,392(8)                 7,392             2,000          *

Jimenez, Audrey                                            175(42)                   175                 0          *

Johnson, L. Wayne                                        23,477(5)                18,477             5,000          *

Jordan, Bette Plink                                      5,871(30)                 4,621             1,250          *

Joos-Vandewalle, John                                    11,739(9)                 9,239             2,500          *

Jordan, Edward C.                                         4,696(3)                 3,696             1,000          *

Jordan, Peggy                                           46,954(12)                36,954            10,000          *

K & K Development                                        11,739(9)                 9,239             2,500          *

Kabuki Partners ADD GP                                   23,477(5)                18,477             5,000          *

Karraker, Valerie L.                                     11,739(9)                 9,239             2,500          *

Keating, Patrick N.                                      11,739(9)                 9,239             2,500          *

Kennett, David R. & Joyce A., JTROS                      5,871(30)                 4,621             1,250          *

Khulpateea, Neekianund, M.D.                             11,739(9)                 9,239             2,500          *

Layne, Marlene                                             300(43)                   300                 0          *

                                      -55-

                                                                                               Shares Beneficially Owned
                                                                                                    After Offering
                                                                                               -------------------------
                                                                                Number         Amount and
                                                    Amount and Nature         of Shares         Nature of     Percentage
      Name and Address of Beneficial Owner           of Ownership(1)        Offered Hereby      Ownership      of Class
      ------------------------------------           ----------------       --------------      ---------     ----------
Lawless, Stephen & Nina, JTWROS                          11,739(9)                 9,239             2,500          *

Leppla, Craig                                            1,810(44)                 1,810                 0          *

Lerner, Brian                                             4,696(3)                 3,696             1,000          *

The Lenox Trust                                           4,696(3)                 3,696             1,000          *

Liebel, C. William & Roberta, JTROS                       7,044(6)                 5,544             1,500          *

Lim, Cassandra                                             475(45)                   475                 0          *

Maerki, Baumann & Co. AG                                46,954(12)                36,954            10,000          *

Mallis, Stephen                                          11,739(9)                 9,239             2,500          *

Malone, Zach                                               339(46)                   339                 0          *

Mansfield, Gary                                            350(47)                   350                 0          *

Marcus, Jed S.                                            4,696(3)                 3,696             1,000          *

Mark, Laurel Lester                                      11,739(9)                 9,239             2,500          *

Markowitz, Jeffery                                      46,954(12)                36,954            10,000          *

Martin, John R. & Victoria, JTROS                        11,739(9)                 9,239             2,500          *

Mazzacchi, Leo F., M.D. & Nancy, JTWROS                  23,477(5)                18,477             5,000          *

McCleary, Robert A.                                      23,477(5)                18,477             5,000          *

McKone, Fiona                                              350(47)                   350                 0          *

Meinershagen, Alan J.                                    23,477(5)                18,477             5,000          *

Messana, Jerry                                           2,798(61)                 2,798                 0          *

Monie, Vijaykumar S.                                     11,739(9)                 9,239             2,500          *

Morfesis, F.A. & Gail, JTWROS                           46,954(12)                36,954            10,000          *

Morley, David                                             7,044(6)                 5,544             1,500          *

David Mulkey II Limited Partnership                    139,685(91)               109,935            29,750          *

Nelson, David R. & Donna L., JTWROS                      11,739(9)                 9,239             2,500          *

Notowitz, Allen                                         46,954(12)                36,954            10,000          *

Norman, Gregory P.                                      46,954(12)                36,954            10,000          *

Nussbaum, Samuel R.                                     46,954(12)                36,954            10,000          *

Ocepek, David B., Ret. Plan                              5,871(30)                 4,621             1,250          *

Orden, Jeremy F.                                        11,270(94)                 8,870             2,400          *

                                                                                               Shares Beneficially Owned
                                                                                                    After Offering
                                                                                               -------------------------
                                                                                Number         Amount and
                                                    Amount and Nature         of Shares         Nature of     Percentage
      Name and Address of Beneficial Owner           of Ownership(1)        Offered Hereby      Ownership      of Class
      ------------------------------------           ----------------       --------------      ---------     ----------
O'Toole, Diana                                             363(62)                   363                 0          *

Pallini, Larry H.                                        23,477(5)                18,477             5,000          *

Pallotta, Joseph                                           350(47)                   350                 0          *

Palmer, Richard & Lynne Marie, JTROS                     11,739(9)                 9,239             2,500          *

Palmieri, Peter                                          2,499(48)                 2,499                 0          *

Pamela Equities                                         46,954(12)                36,954            10,000          *

Pannu, Jaswant & Debra, JTROS                             9,392(8)                 7,392             2,000          *

Partoyan, Garo A.                                        23,477(5)                18,477             5,000          *

Pepe, Danielle                                             175(42)                   175                 0          *

Perreira, Richard                                          238(10)                   238                 0          *

Piccolo, August                                           7,044(6)                 5,544             1,500          *
Piccolo, John                                            23,477(5)                18,477             5,000          *

Pocisk, George Roth IRA                                  11,739(9)                 9,239             2,500          *

Polyviou, P. Tony                                        11,739(9)                 9,239             2,500          *

Poujol, Albert C.                                        11,739(9)                 9,239             2,500          *

Poujol, Michael & Angela, JTROS                          23,477(5)                18,477             5,000          *

Priddy, Robert                                         304,762(49)               254,762            50,000      1.18%

Primo, Joseph C.                                         11,739(9)                 9,239             2,500          *

Progressive Footcare                                     23,477(5)                18,477             5,000          *

Rand, Eric                                               1,999(51)                 1,999                 0          *

Rion, James H.                                            7,044(6)                 5,544             1,500          *

Roberts, Cindy D.                                       46,954(12)                36,954            10,000          *

Rosenfield, Laurence & Janet, JTROS                      11,739(9)                 9,239             2,500          *

Royal Bank of Canada Trust                             117,382(18)                92,382            25,000          *

Rubenstein, Eric                                        16,633(52)                15,633             1,000          *

Salas, Alexandra                                           510(53)                   510                 0          *

Salmon, Robert M. & Margaret, TIC                        7,513(38)                 5,913             1,600          *

Saltzberg, Darren                                          681(54)                   681                 0          *

Sandhu, Avtar S.                                         11,739(9)                 9,239             2,500          *

                                                                                               Shares Beneficially Owned
                                                                                                    After Offering
                                                                                               -------------------------
                                                                                Number         Amount and
                                                    Amount and Nature         of Shares         Nature of     Percentage
      Name and Address of Beneficial Owner           of Ownership(1)        Offered Hereby      Ownership      of Class
      ------------------------------------           ----------------       --------------      ---------     ----------
Scaglione, Domenick G. & Josephine, JTROS                5,871(30)                 4,621             1,250          *

Schoen, William R. & Barbara J. JTROS                    11,739(9)                 9,239             2,500          *

Schorlemmer, Vikki K.                                    23,477(5)                18,477             5,000          *

Schriver, James E. & Jayne A., JTROS                      4,696(3)                 3,696             1,000          *

Schroeder, Charles F.A.                                  5,871(30)                 4,621             1,250          *

Schultz, Gary D. & Barbara A., JTROS                     23,477(5)                18,477             5,000          *

Stellway, David L                                        23,477(5)                18,477             5,000          *

Shea, Edmund                                             8,643(55)                 8,643                 0          *

JF Shea & Co., Inc.                                    351,719(56)               291,719            60,000      1.42%

Sheppard, Matthew P.                                      4,696(3)                 3,696             1,000          *

Simon Asset Management LLC                              46,954(12)                36,954            10,000          *

Singer, Michael A.                                      46,954(12)                36,954            10,000          *

Skoly, Stephen T., Dr.                                   11,739(9)                 9,239             2,500          *

Spencer, Robert J.                                       11,739(9)                 9,239             2,500          *

Stahnke, Ronald                                          11,739(9)                 9,239             2,500          *

Stein, David                                             2,349(57)                 2,349                 0          *

Stern, Theodore & Eliabeth, JTROS                       46,954(12)                36,954            10,000          *

Stollwerk, David & Ida, JTROS                            11,739(9)                 9,239             2,500          *

Stollwerk, David & Susan JTROS                           11,739(9)                 9,239             2,500          *

Swiatek, Nicole                                            275(58)                   275                 0          *

Tachibana, Rick Glen                                      9,392(8)                 7,392             2,000          *

Tsamutalis, George                                       3,409(59)                 3,409                 0          *

Toombs, Walter F.                                       46,954(12)                36,954            10,000          *

TriYar Capital                                           11,739(9)                 9,239             2,500          *

Turbee, Mederic                                            263(14)                   263                 0          *

Vainberg, Vladik                                         6,073(95)                 5,573               500          *

Syd Verbin & Helen Verbin Trustee under                   4,696(3)                 3,696             1,000          *
Trust Agreement dated 12/20/88 FBO Syd
Verbbin

Verdino, Lorraine                                          275(58)                   175               100          *

                                                                                               Shares Beneficially Owned
                                                                                                    After Offering
                                                                                               -------------------------
                                                                                Number         Amount and
                                                    Amount and Nature         of Shares         Nature of     Percentage
      Name and Address of Beneficial Owner           of Ownership(1)        Offered Hereby      Ownership      of Class
      ------------------------------------           ----------------       --------------      ---------     ----------
Voight, Bryon & Jacelyn, JTROS                           23,477(5)                18,477             5,000          *

Voight, Kevin & Cindy JTROS                              23,477(5)                18,477             5,000          *

Ward, Gary                                               11,739(9)                 9,239             2,500          *

Wasserstrum, Seymour                                     11,739(9)                 9,239             2,500          *

Wilkins, Charles P.                                      11,739(9)                 9,239             2,500          *

Winchester Fiduciary Services FBO Conzett               93,907(19)                73,907            20,000          *
Europa Investment

Wisseman, Charles L. III                                 11,739(9)                 9,239             2,500          *

Ashley Cooper                                          170,000(60)               170,000                 0          *

John R. Clarke                                         139,000(60)               139,000                 0          *

Dean A. Vernoia                                         15,000(60)                15,000                 0          *

Craig Blitz                                              1,840(63)                 1,840                 0          *

Craig Blitz and Annette Blitz JTWROS                     7,696(64)                 6,696             1,000          *

Harold Blue                                             16,739(65)                14,239             2,500          *

Saicol Limited (66)                                        313,368          210,000(107)           103,368       2.2%

Anthony S. Mowrer                                       20,000(60)                20,000                 0          *

Timothy Moore                                           10,000(60)                10,000                 0          *

William L. Mello                                        10,000(60)                10,000                 0          *

Brian Megenity                                          10,000(60)                10,000                 0          *
Mark Danieli                                             6,000(67)                 6,000                 0          *

Anthony J. Giardina                                      3,810(68)                 3,810                 0          *

P.A.M.D. Investors, Inc. (69)                              371,250               365,000             6,250          *

Andrea Becker                                          100,000(60)               100,000                 0          *

Tim McAfee                                              10,000(60)                10,000                 0          *

Bruce Glaser                                            10,470(70)                10,470                 0          *

Carl Kleidman (71)                                      17,500(72)                17,500                 0          *

Beth Lipman                                              6,736(73)                 6,736                 0          *

Ron Moschetta                                           64,625(74)                64,625                 0          *

Robert O'Sullivan                                        8,192(75)                 8,192                 0          *

Robert A. O'Sullivan Family Trust                        5,000(60)                 5,000                 0          *

                                                                                               Shares Beneficially Owned
                                                                                                    After Offering
                                                                                               -------------------------
                                                                                Number         Amount and
                                                    Amount and Nature         of Shares         Nature of     Percentage
      Name and Address of Beneficial Owner           of Ownership(1)        Offered Hereby      Ownership      of Class
      ------------------------------------           ----------------       --------------      ---------     ----------
A.G. Rappaport                                          50,000(60)                50,000                 0          *

Richard Rosenblatt                                      16,739(65)                14,239             2,500          *

Keith M. Rosenbloom                                     18,823(76)                18,823                 0          *

Inder Tallur                                            10,725(77)                10,725                 0          *

Joseph P. Wynne (71)                                    14,814(78)                14,814                 0          *

Richard A. Campanella                                    3,810(79)                 3,810                 0          *

Basil Asciutto                                           4,856(80)                 4,856                 0          *

Basil Asciutto Retirement Plan                           5,000(60)                 5,000                 0          *

Dolphin Media Group Inc. (81)                              119,250          110,000(105)             9,250          *

Ricardo Maranon (82)                                       200,468           50,000(106)           150,468       3.3%

Douglas E. Miller                                       10,000(60)                10,000                 0          *

Dawn Becker                                              5,000(60)                 5,000                 0          *

Truxton K. Mann and Nancy W. Mann                        5,000(60)                 5,000                 0          *
JTWROS

Ron Bloom                                                5,000(60)                 5,000                 0          *

Thomas Malone (83)                                         150,000            50,000(60)           100,000      2.26%

Michael Bollag                                         143,907(84)               123,907            20,000          *

Robert Beuret                                            2,536(85)                 2,536                 0          *

J.P. Turner                                             10,000(60)                10,000                 0          *

John La Porta                                            1,000(60)                 1,000                 0          *

Liberty Capital, Ltd. (86)                                 418,350               418,350                 0          *

Innovative Telecom Corp. (87)                              516,826               516,826                 0          *

Michael Binder (88)                                         20,000                20,000                 0          *

The Dilenschneider Group, Inc. (89)                         20,000                20,000                 0          *

AFG Resources Partnership                          127,758(90)(97)               127,758                 0          *

Salahkhalid Al-Fulaij                              148,858(90)(98)               148,858                 0          *

Al Jandool Brides Jewellery                         99,239(90)(99)                99,239                 0          *

Saqer A. Almousherji                                   238,096(90)               238,096                 0          *

E-Cash Card Services Inc.                          25,810(90)(100)                25,810                 0          *

                                                                                               Shares Beneficially Owned
                                                                                                    After Offering
                                                                                               -------------------------
                                                                                Number         Amount and
                                                    Amount and Nature         of Shares         Nature of     Percentage
      Name and Address of Beneficial Owner           of Ownership(1)        Offered Hereby      Ownership      of Class
      ------------------------------------           ----------------       --------------      ---------     ----------
James Season                                       16,777(90)(101)                16,777                 0          *

Yaseen Tabtabei                                   129,048(90)(102)               129,048                 0          *


Diego Leiva                                     1,617,578(96)(103)                87,753         1,529,825        30%


Martin Gangel Trust                                         23,477            18,477(92)             5,000          *

Arthur Chase                                                83,391            83,391(93)                 0          *

Tri-Links Investment Trust                        387,150(90)(104)               387,150                 0          *

Jose Garcia                                                  9,500            9,500(109)                 0          *

Felix Lopez                                                  9,500            9,500(109)                 0          *

Pedro Rivero                                                 2,000            2,000(109)                 0          *

Snow Becker Krauss P.C.                               355,000(108)               300,000            55,000          *

Brian Coventry                                           560 (110)                   560                 0          *

John Gruber                                              560 (110)                   560                 0          *

Katelyn LoBue                                            125 (111)                   125                 0          *

Linda Rodriguez                                          125 (111)                   125                 0          *

Gulfsat Communications Company                       100,000 (112)               100,000                 0          *

WorldCom Network Services, Inc.                      100,000 (113)               100,000                 0          *

IDT Corporation                                      127,500 (114)              127,5000                 0          *

* Less than one percent of the issued and outstanding common stock
----------------

(1) Based on 5,103,233 shares of common stock issued and outstanding as of October 11, 1999. Unless otherwise noted, we believe that all persons named in the table have sole investment power with respect to all shares of common stock beneficially owned by them. Under the Federal securities laws, a person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date hereof upon the conversion of convertible securities or the exercise of warrants or options. We have assumed for each person that any exercisable and convertible securities that are held by that person (but not those held by any other person) and that are exercisable or convertible within 60 days from the date hereof have been exercised or converted and that after the offering, all underlying shares set forth under "Number of Shares Offered Hereby" have been sold. Except where noted, none of the selling stockholders has had any position, office or other material relationship with the Company other than as a shareholder during the past three years.

(2) Includes 6,930 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,875 Bridge Warrants, 469 Note Extension Warrants, 741 shares issued pursuant to the Warrants' anti-dilution provisions, 95 shares of common stock received in connection with the Note Extension and 3,750 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 1,875 shares issuable to this person as a result of the Note Restructuring,

(3) Includes 3,696 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,000 Bridge Warrants, 250 Note Extension Warrants, 395 shares issued pursuant to the Warrants' anti-dilution provisions, 51 shares of common stock received in connection with the Note Extension and 2,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 1,000 shares issuable to this person as a result of the Note Restructuring,

(4) Includes 16,630 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 4,500 Bridge Warrants, 1,125 Note Extension Warrants, 1,777 shares issued pursuant to the Warrants' anti-dilution provisions, 228 shares of common stock received in connection with the Note Extension and 9,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 4,500 shares issuable to this person as a result of the Note Restructuring,

(5) Includes 18,477 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 5,000 Bridge Warrants, 1,250 Note Extension Warrants, 1,974 shares issued pursuant to the Warrants' anti-dilution provisions, 253 shares of common stock received in connection with the Note Extension and 10,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 5,000 shares issuable to this person as a result of the Note Restructuring,

(6) Includes 5,544 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,500 Bridge Warrants, 375 Note Extension Warrants, 593 shares issued pursuant to the Warrants' anti-dilution provisions, 76 shares of common stock received in connection with the Note Extension and 3,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 1,500 shares issuable to this person as a result of the Note Restructuring,

(7) Includes 11,087 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 3,000 Bridge Warrants, 750 Note Extension Warrants, 1,185 shares issued pursuant to the Warrants' anti-dilution provisions, 152 shares of common stock received in connection with the Note Extension and 6,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 3,000 shares issuable to this person as a result of the Note Restructuring,

(8) Includes 7,392 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,000 Bridge Warrants, 500 Note Extension Warrants, 790 shares issued pursuant to the Warrants' anti-dilution provisions, 102 shares of common stock received in connection with the Note Extension and 4,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 2,000 shares issuable to this person as a result of the Note Restructuring,

(9) Includes 9,239 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,500 Bridge Warrants, 625 Note Extension Warrants, 987
     shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 127 shares of common stock received in connection with the Note Extension and 5,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 2,500 shares of common stock issuable to this person as a result of the Note Restructuring,

(10) Includes 238 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 125 Placement Agent's Warrants, 50 Placement Agent's Shares, 50 shares of common stock issuable to this person as part of the Note Restructuring Agent's Shares and 13 shares of common stock issuable to this person upon the exercise of five-year warrants issued in connection with a debt restructuring (the "Restructuring Warrants").

(11) Includes 4,033 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 979 Placement Agent's Warrants, 391 Placement Agent's Shares, 533 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 2,130 shares of common stock issuable as part of the Note Restructuring Agent's Shares.

(12) Includes 36,954 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 10,000 Bridge Warrants, 2,500 Note Extension Warrants, 3,948 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 506 shares of common stock received in connection with the Note Extension and 20,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 10,000 shares of common stock issuable to this person as a result of the Note Restructuring,

(13) Includes 8,850 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,750 Placement Agent's Warrants, 1,100 Placement Agent's Shares, 1,000 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 4,000 shares of common stock issuable to this person as part of the Note Restructuring Agent's Shares.

(14) Includes 188 Placement Agent's Warrants plus 75 Placement Agent's Shares.

(15) Includes 184,764 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 50,000 Bridge Warrants, 12,500 Note Extension Warrants, 19,738 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 2,526 shares of common stock received in connection with the Note Extension and 100,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 50,000 shares of common stock issuable to this person as a result of the Note Restructuring,

(16) Includes 96,192 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 12,500 Bridge Warrants, 3,125 Note Extension Warrants, 4,9335 shares issued pursuant to the Warrants' anti-dilution provisions, 50,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 632 shares of common stock received in connection with the Note Extension and 25,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 12,500 shares issuable to this person as a result of the Note Restructuring.


(17) Includes 14,782 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 4,000 Bridge Warrants, 1,000 Note Extension Warrants, 1,579 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 203 shares of common stock received in connection with the Note Extension and 8,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 4,000 shares of common stock issuable to this person as a result of the Note Restructuring.

(18) Includes 92,382 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 25,000 Bridge Warrants, 6,250 Note Extension Warrants, 9,869 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 1,263 shares of common stock received in connection with the Note Extension and 50,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 25,000 shares of common stock issuable to this person as a result of the Note Restructuring.

(19) Includes 73,907 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 20,000 Bridge Warrants, 5,000 Note Extension Warrants, 7,896 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 1,011 shares of common stock received in connection with the Note Extension and 40,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 20,000 shares of common stock issuable to this person as a result of the Note Restructuring.

(20) Includes 651,197 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 25,025 Bridge Warrants, 6,257 Note Extension Warrants, 9,878 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 83,899 Placement Agent's Warrants, 34,634 Placement Agent's Shares, 318,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 1,264 shares of common stock received in connection with the Note Extension, 50,050 shares issuable to this person upon conversion of the Amended Note, 24,438 shares of common stock issuable upon the exercise of the Restructuring Warrants and 97,752 shares of common stock issuable to this company as part of the Note Restructuring Agent's Shares. Also includes an additional 25,025 shares issuable to this company as a result of the Note Restructuring.

(21) Includes 55,430 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 15,000 Bridge Warrants, 3,750 Note Extension Warrants, 5,922 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 758 shares of common stock received in connection with the Note Extension and 30,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 15,000 shares of common stock issuable to this person as a result of the Note Restructuring,

(22) Includes 755 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 450 Placement Agent's Warrants, plus 180 Placement Agent's Shares, 25 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 100 shares of common stock issuable as part of the Note Restructuring Agent's Shares.

(23) Includes 12,934 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 3,500 Bridge Warrants, 875 Note Extension Warrants, 1,382 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 177 shares of common stock received in connection with the Note Extension and 7,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 3,500 shares of common stock issuable to this person as a result of the Note Restructuring.

(24) Includes 363 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 188 Placement Agent's Warrants, plus 75 Placement Agent's Shares, 20 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 80 shares of common stock issuable as part of the Note Restructuring Agent's Shares.

(25) Includes 27 Placement Agent's Warrants, plus 11 Placement Agent's Shares.

(26) Includes 450 Placement Agent's Warrants, plus 90 Placement Agent Shares.

(27) Includes 1,743 Placement Agent's Warrants, plus 696 Placement Agent's
     Shares.

(28) Includes 1,000 Placement Agent's Warrants, plus 200 Placement Agent's
     Shares.

(29) Includes 172,564 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 15,000 Bridge Warrants, 3,750 Note Extension Warrants, 30,000 shares issuable to this person upon conversion of the Amended Note, 5,922 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 13,068 Placement Agent's Warrants, 70,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 5,205 Placement Agent's Shares, 758 shares of common stock received in connection with the note extension, 5,608 shares of common stock issuable upon the exercise of the Restructuring Warrants and 23,253 shares of common stock issuable as part of the Note Restructuring Agent's Shares. Also includes an additional 15,000 shares of common stock issuable to this person as a result of the Note Restructuring.

(30) Includes 4,621 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,250 Bridge Warrants, 313 Note Extension Warrants, 494 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 64 shares of common stock received in connection with the Note Extension and 2,500 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 1,250 shares of common stock issuable to this person as a result of the Note Restructuring.

(31) Includes 450 Placement Agent's Warrants, plus 180 Placement Agent's Shares.

(32) Includes 1,130 Placement Agent's Warrants, plus 451 Placement Agent's
     Shares.

(33) Includes 27,715 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 7,500 Bridge Warrants, 1,875 Note Extension Warrants, 2,961 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 379 shares of common stock received in connection with the Note Extension and 15,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 7,500 shares of common stock issuable to this person as a result of the Note Restructuring.

(34) Includes 1,085 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 375 Placement Agent's Warrants, plus 150 Placement Agent's Shares, 110 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 450 shares of common stock issuable as part of the Note Restructuring Agent's Shares.

(35) Includes 3,762 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,007 Placement Agent's Warrants, plus 402 Placement Agent's Shares, 471 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,882 shares issuable as part of the Note Restructuring Agent's Shares.

(36) Includes 450 Placement Agent's Warrants, plus 180 Placement Agent's Shares.

(37) Includes 275 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 125 Placement Agent's Warrants, plus 50 Placement Agent's Shares, 20 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 80 shares issuable as part of the Note Restructuring Agent's Shares.

(38) Includes 5,913 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,600 Bridge Warrants, 400 Note Extension Warrants, 632 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 81 shares of common stock received in connection with the Note Extension and 3,200 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 1,600 shares of common stock issuable to this person as a result of the Note Restructuring.

(39) Includes 1,479 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 400 Bridge Warrants, 100 Note Extension Warrants, 158 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 21 shares of common stock received in connection with the Note Extension and 800 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 400 shares of common stock issuable to this person as a result of the Note Restructuring.

(40) Includes 1,849 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 500 Bridge Warrants, 125 Note Extension Warrants, 198 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 26 shares of common stock received in connection with the note extension and 1,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 500 shares of common stock issuable to this person as a result of the Note Restructuring.

(41) Includes 2,218 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 600 Bridge Warrants, 150 Note Extension Warrants, 237 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 31 shares of common stock received in connection with the note extension and 1,200 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 600 shares of common stock issuable to this person as a result of the Note Restructuring.

(42) Includes 125 Placement Agent's Warrants, plus 50 Placement Agent's Shares.

(43) Includes 300 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 125 Placement Agent's Warrants, plus 50 Placement Agent's Shares, 25 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 100 shares issuable as part of the Note Restructuring Agent's Shares.

(44) Includes 1,810 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 936 Placement Agent's Warrants, plus 374 Placement Agent's Shares, 100 shares of common stock issuable to this person upon the exercise of the

     Restructuring Warrants and 400 shares issuable as part of the Note Restructuring Agent's Shares.

(45) Includes 475 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 250 Placement Agent's Warrants, plus 100 Placement Agent's Shares, 25 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 100 shares issuable as part of the Note Restructuring Agent's Shares.

(46) Includes 339 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 125 Placement Agent's Warrants, plus 50 Placement Agent's Shares, 34 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 130 shares issuable as part of the Note Restructuring Agent's Shares.

(47) Includes 250 Placement Agent's Warrants plus 100 Placement Agent's Shares.

(48) Includes 2,499 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 669 Placement Agent's Warrants, plus 267 Placement Agent's Shares, 313 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,250 shares issuable as part of the Note Restructuring Agent's Shares.

(49) Includes 254,762 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 50,000 Bridge Warrants, 12,500 Note Extension Warrants, 19,736 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 70,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 2,526 shares of common stock received in connection with the Note Extension and 100,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 50,000 shares issuable to this person as a result of the Note Restructuring.

(50) Includes 4,223 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,130 Placement Agent's Warrants, plus 451 Placement Agent's Shares, 529 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 2,113 shares issuable as part of the Note Restructuring Agent's Shares.

(51) Includes 1,999 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 535 Placement Agent's Warrants, plus 214 Placement Agent's Shares, 250 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,000 shares issuable as part of the Note Restructuring Agent's Shares.

(52) Includes 15,633 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,000 Bridge Warrants, 250 Note Extension Warrants, 395 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 3,464 Placement Agent's Warrants, 691 Placement Agent's Shares, 51 shares of common stock received in connection with the Note Extension, 1,557 shares of common stock issuable upon the exercise of the Restructuring Warrants, 6,225 shares issuable as part of the Note Restructuring Agent's Shares and 2,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 1,000 shares issuable to this person as a result of the Note Restructuring.

(53) Includes 510 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 125 Placement Agent's Warrants, plus 50 Placement Agent's Shares, 70 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 265 shares issuable as part of the Note Restructuring Agent's Shares.

(54) Includes 681 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 308 Placement Agent's Warrants, plus 123 Placement Agent's Shares, 50 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 200 shares issuable as part of the Note Restructuring Agent's Shares.

(55) Includes 8,643 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 3,051 Placement Agent's Warrants, plus 1,217 Placement Agent's Shares, 875 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 3,500 shares issuable as part of the Note Restructuring Agent's Shares.

(56) Includes 291,719 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 60,000 Bridge Warrants, 15,000 Note Extension Warrants, 23,688 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 70,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 3,031 shares of common stock received in connection with the Note Extension and 120,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 60,000 shares issuable to this person as a result of the Note Restructuring.

(57) Includes 2,349 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 629 Placement Agent's Warrants, plus 251 Placement Agent's Shares, 294 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,175 shares issuable as part of the Note Restructuring Agent's Shares.

(58) Includes 275 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 125 Placement Agent's Warrants, plus 50 Placement Agent's Shares, 20 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 80 shares issuable as part of the Note Restructuring Agent's Shares.

(59) Includes 3,409 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 913 Placement Agent's Warrants, plus 364 Placement Agent's Shares, 427 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,705 shares issuable as part of the Note Restructuring Agent's Shares.

(60) Consists of shares of Common Stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share.

(61) Includes 2,798 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 749 Placement Agent's Warrants, plus 299 Placement Agent's Shares, 350 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,400 shares issuable as part of the Note Restructuring Agent's Shares.

(62) Includes 363 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 188 Placement Agent's Warrants, plus 75 Placement Agent's Shares, 20 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 80 shares issuable as part of the Note Restructuring Agent's Shares.

(63) Includes 1,840 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 493 Placement Agent's Warrants, plus 197 Placement Agent's Shares, 230 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 920 shares issuable as part of the Note Restructuring Agent's Shares.

(64) Includes 6,696 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,000 Bridge Warrants, 250 Note Extension Warrants, 395 shares issued pursuant to the Warrants' anti-dilution provisions, 3,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 51 shares of common stock received in connection with the Note Extension and 2,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 1,000 shares issuable to this person as a result of the Note Restructuring.

(65) Includes 14,239 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,500 Bridge Warrants, 625 Note Extension Warrants, 987 shares issued pursuant to the Warrants' anti-dilution provisions, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 127 shares of common stock received in connection with the Note Extension and 5,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 2,500 shares issuable to this person as a result of the Note Restructuring.

(66) This entity is controlled by Robert R. Sams, a member of PICK's Board of Directors. This selling stockholder's beneficial ownership includes shares owned by Mr. Sams, but excludes 9,600 shares owned by Vulcan Petroleum of which Mr. Sams is a director and minority shareholder. See "Certain Relationships and Related Transactions."

(67) Includes 6,000 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 268 Placement Agent's Warrants, 107 Placement Agent's Shares, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 125 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 500 shares issuable as part of the Note Restructuring Agent's Shares.

(68) Includes 3,810 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 936 Placement Agent's Warrants, 374 Placement Agent's Shares, 2,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 100 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 400 shares issuable as part of the Note Restructuring Agent's Shares.

(69) This entity is controlled by Pastor Alberto Delgado, an advisor to the Company and a former member of the Board of Directors. This selling shareholder's beneficial ownership includes Pastor Delgado's non-qualified stock options to purchase up to 6,250 shares at $5.50 per share, 315,000 shares of Common stock issuable upon conversion of Series B Preferred Stock and 50,000 shares of Common stock issuable upon exercise of non-qualified stock options which vest on March 3, 2000. Excludes non-qualified stock options to purchase up to 18,750 shares at $5.50 per share, vesting on November 2, 1999. See "Certain Relationships and Related Transactions."

(70) Includes 10,470 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,122 Placement Agent's Warrants, 848 Placement Agent's Shares, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 500 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 2,000 shares issuable as part of the Note Restructuring Agent's Shares.

(71) This person is an officer of Commonwealth, however his shareholdings excludes all shares owned by Commonwealth. See footnote (20) above.

(72) Includes 17,500 shares currently issuable and listed under "Number of Shares Offered Hereby" upon conversion of Series B Preferred Stock, at $1.00 per share, 2,500 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 10,000 shares issuable as part of the Note Restructuring Agent's Shares.

(73) Includes 6,736 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 450 Placement Agent's Warrants, 180 Placement Agent's Shares, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 275 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 831 shares issuable as part of the Note Restructuring Agent's Shares.

(74) Includes 64,625 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 28,960 Placement Agent's Warrants, 11,555 Placement Agent's Shares, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 3,822 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 15,288 shares issuable as part of the Note Restructuring Agent's Shares.

(75) Includes 8,192 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,742 Placement Agent's Warrants plus 1,094 Placement Agent's Shares, 1,032 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 3,324 shares issuable as part of the Note Restructuring Agent's Shares.

(76) Includes 18,823 shares currently issuable listed under "Number of Shares Offered Hereby" upon exchange of 3,984 Placement Agent's Warrants, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 1,587 Placement Agent's Shares, 1,604 shares of common stock issuable upon the exercise of the Restructuring Warrants and 6,648 shares of common stock issuable as part of the Note Restructuring Agent's Shares. Does not include 626,172 shares of common stock beneficially owned by Commonwealth Associates, listed above. Mr. Rosenbloom is an employee director and shareholder of Commonwealth. When combined with his shares, Mr. Rosenbloom would be deemed the beneficial owner of 14.59% of the Company's outstanding securities prior to the offering.

(77) Includes 10,725 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,750 Placement Agent's Warrants, 1,100 Placement Agent's Shares, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 375 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,500 shares issuable as part of the Note Restructuring Agent's Shares.

(78) Includes 14,814 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,993 Placement Agent's Warrants, 1,196 Placement Agent's Shares, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 1,125 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 4,500 shares issuable as part of the Note Restructuring Agent's Shares.

(79) Includes 3,810 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 936 Placement Agent's Warrants, 374 Placement Agent's Shares, 2,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 100 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 400 shares issuable as part of the Note Restructuring Agent's Shares.

(80) Includes 4,856 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,583 Placement Agent's Warrants plus 1,023 Placement Agent's Shares, 250 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,000 shares issuable as part of the Note Restructuring Agent's Shares.

(81) This entity is controlled by John Tydeman, a member of the Company's Board of Directors. This selling stockholder's beneficial ownership includes non-qualified stock options to purchase up to 6,250 shares at $5.50 per share and 60,000 shares of common stock issuable upon conversion of Series B Preferred Stock. Excludes non-qualified stock options to purchase up to 18,750 shares at $5.50 per share, vesting on November 2, 1999, and 50,000 shares of common stock issuable upon exercise of non-qualified stock options which vest on March 3, 2000. See "Certain Relationships and Related Transactions."

(82) Mr. Maranon is an advisor to the Company and a former member of the Board of Directors. This selling stockholders's beneficial ownership includes non-qualified stock options to purchase 25,000 shares of the Company's common stock, 15,000 shares at $3.70 per share and 10,000 shares at $5.50 per share pursuant to the Plan and 50,000 shares of common stock issuable upon exercise of non-qualified stock options which vest on March 3, 2000 and 3,725 shares of the Company's common stock beneficially owned by Mr. Maranon's daughter. See "Certain Relationships and Related Transactions."

(83) Mr. Malone is Chief Executive Officer of the Company. He received these shares as part of his signing bonus. Includes non-qualified stock options to purchase up to 100,000 shares of the Company's Common stock exercisable at $5.00 per share, and 50,000 shares of Common stock issuable upon conversion of 50,000 shares of Series B Convertible Preferred Stock issued to Mr. Malone as a signing bonus. Excludes 400,000 shares of Common stock issuable upon exercise of options which vest from April 1, 2000 through April, 2003.

(84) Includes 123,907 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 20,000 Bridge Warrants, 5,000 Note Extension Warrants, 7,896 shares issued pursuant to the Warrants' anti-dilution provisions, 50,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 1,011 shares of common stock received in connection with the note extension and 40,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 20,000 shares issuable to this person as a result of the Note Restructuring.

(85) Includes 2,536 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exercise of 1,811 Placement Agent's Warrants plus 725 Placement Agent's Shares. Does not include 626,172 shares of common stock beneficially owned by Commonwealth Associates, listed above. Mr. Beuret is an employee, director and shareholder of Commonwealth. When combined with his shares, Mr. Beuret would be deemed the beneficial owner of 14.22% of the Company's outstanding securities prior to the offering.

(86) Includes 283,400 shares issuable upon the exercise of warrants at $1.00 per share, 111,550 shares issuable upon exercise of warrants at $5.00 per share issued in connection with the July 1998 Bridge Loan, as well as 23,400 shares issued to Liberty Capital pursuant to a March 1998, as amended, Consulting Agreement.

(87) Includes shares issuable in connection with the satisfaction of indebtedness, subject to adjustment for additional shares registered hereby.

(88) Includes 10,000 shares of common stock issued to Michael Binder and 10,000 shares of common stock underlying warrants issued to Michael Binder.

(89) Includes shares of common stock issued to The Dilenschneider Group Inc.

(90) Consists of Common Stock issuable upon conversion of Series D Preferred Stock, at $4.20 per share.

(91) Includes 109,935 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 29,750 Bridge Warrants, 7,438 Note Extension Warrants, 11,744 shares issued pursuant to the Warrants' anti-dilution provisions, 1,503 shares of common stock received in connection with the Note Extension and 59,500 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 29,750 shares issuable to this person as a result of the Note Restructuring.

(92) Includes 18,477 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 5,000 Bridge Warrants, 1,250 Note Extension Warrants, 1,974 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 253 shares of common stock received in connection with the Note Extension and 10,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 5,000 shares of common stock issuable to this person as a result of the Note Restructuring.

(93) Includes 83,391 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,000 Bridge Warrants, 500 Note Extension Warrants, 790 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 80,000 shares of common stock issued upon conversion of Bridge Notes issued in the July 1998 Bridge Loan which were not exchanged for Amended Notes in April 1999 and 101 shares of common stock received in connection with the Note Extension.

(94) Includes 8,870 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,400 Bridge Warrants, 600 Note Extension Warrants, 948 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 122 shares of common stock received in connection with the Note Extension and 4,800 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 2,400 shares of common stock issuable to this person as a result of the Note Restructuring.

 (95) Includes 5,573 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 500 Bridge Warrants, 125 Note Extension Warrants, 198 shares issuable pursuant to the Warrants' anti-dilution provisions, 997 Placement Agent's Warrants, 398 Placement Agent's Shares, 26 shares of common stock received in connection with the Note Extension, 1,000 shares of common stock issuable to this person upon conversion of the Amended Note, 466 shares of common stock issuable upon the exercise of the Restructuring Warrants and 1,863 shares of common stock issuable as part of the Note Restructuring Agent's Shares. Also includes an additional 500 shares issuable to this person as a result of the Note Restructuring.


 (96) Includes an aggregate of 275,000 stock options consisting of incentive stock options to purchase up to 15,000 shares at $4.10 per share, 6,300 shares at $6.10 per share, 3,700 shares at $6.10 per share under the Plan; and non-qualified stock options to purchase 250,000 shares at $5.50 per share outside of the Plan. Also includes 80,953 shares of common stock issuable upon conversion of 340,000 shares of Series D Convertible Preferred Stock at $4.20 per shares and warrants to purchase an additional 6,800 shares of Common Stock at $6.30 per share.


 (97) Includes 9,900 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

 (98) Includes 6,000 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

 (99) Includes 4,000 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(100) Includes 2,000 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(101) Includes 1,300 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(102) Includes 10,000 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(103) Includes 6,800 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(104) Includes 30,000 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(105) Includes 60,000 shares of common stock issuable upon conversion of Series B Preferred Stock at $1.00 per share and 50,000 shares issuable upon exercise of stock options at $1.81 per share, but does not include any other shares owned by John Tydeman, a director of the Company, who controls this entity.

(106) Includes 50,000 shares issuable upon exercise of stock options at $1.81 per share held by Mother of Three, Inc., a company controlled by Ricardo Maranon, an advisor to the Board of Directors.

(107) Includes 160,000 shares of common stock issuable upon conversion of Series B Preferred Stock at $1.00 per share and 50,000 shares issuable upon exercise of stock options at $1.81 per share, but does not include any other shares owned by Robert R. Sams, a director of the Company, who controls this entity. See note (66) above.

(108) This entity is counsel to the Company and its shares include 50,000 shares issuable upon exercise of non-qualified stock options to purchase 50,000 shares at $5.00 per share held by SBK Investment Partners, an affiliated partnership, and 300,000 shares of common stock issuable upon exercise of non-qualified stock options in exchange for legal fees owed to such entity.

(109) Represents shares of common stock issued upon conversion of Series B Preferred Stock.

(110) Includes 560 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 110 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 450 shares of common stock issuable as part of the Note Restructuring Agent's Shares.

(111) Includes 125 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 25 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 100 shares of common stock issuable as part of the Note Restructuring Agent's Shares.

(112) Shares purchased by Gulfsat Communications Company, a vendor of the Company, upon conversion of a loan made to the Company at the rate of $10.00 per share.

(113) Shares issued to Worldcom Network Services, Inc., a vendor of the Company, in connection with the settlement of a lawsuit.

(114) Consists of 50,000 shares of common stock issued to IDT Corporation as a restructuring fee; 40,000 shares issuable in exchange for 400,000 warrants currently outstanding and 37,500 shares issuable in the event that a short-term note of the Company is extended by the Company into a long-term obligation

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED

         The Company's authorized capital stock consists of 100,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, $.001 par value.

COMMON STOCK

         We are authorized to issue 100,000,000 shares of our common stock, $.01 par value per share, of which 5,522,128 shares were issued and outstanding as of November 9, 1999. All of the outstanding shares of our common stock and those issuable upon completion of this offering, are and will be, duly authorized, validly issued, fully paid and non-assessable. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted by shareholders. There are no preemptive, subscription, conversion or redemption rights pertaining to our common stock. Holders of shares of our common stock are entitled to receive dividends as they are declared on common stock by the Board of Directors out of funds legally available therefor and to share ratably in the assets available upon liquidation subject to rights of creditors and any shares of preferred stock.

PREFERRED STOCK

         The Company is authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share.

         The preferred stock may be divided by the Board of Directors from time to time into one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions, including the dividend rights, conversion rights, voting rights, terms of redemption (including sinking fund provisions, if any) and liquidation preferences, of any series of preferred stock and to fix the number of shares of any series without any further vote or action by stockholders. The Company has no present plans, proposals, commitments or arrangements to issue any additional shares of Preferred Stock except in connection with raising additional funds. The Company's Certificate of Incorporation authorizes the issuance of Preferred Stock with such designations, rights, and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the common stock. The Preferred Stock may be used for any lawful purpose, and under certain circumstances it may be deemed to be an anti-takeover device that could be utilized as a method of discouraging, delaying or preventing a change in control of the Company without approval of the Company's stockholders.

         The Board of Directors of the Company authorized seventy thousand (70,000) of the ten million (10,000,000) shares of Preferred Stock of the Company be designated Series A Convertible Preferred Stock, $.001 par value per share, none of which shares have been issued.

         The Board of Directors of the Company authorized two million (2,000,000) of the ten million (10,000,000) authorized shares of Preferred Stock of the Company shall be designated Series B Convertible Preferred Stock, $.001 par value per share, of which 1,871,000 shares have been issued. The shares of Series B Convertible Preferred Stock are convertible into 1,871,000 shares of common stock at the rate of $1.00 per share. The shares of Series B Convertible Preferred Stock have a $1.00 per share liquidation preference or an aggregate of $1,871,000.

         The Board of Directors of the Company authorized five hundred thousand (500,000) of the ten million (10,000,000) authorized shares of Preferred Stock of the Company shall be designated Series D Convertible Preferred Stock, $.001 par value per share, of which 500,000 shares have been issued. The 500,000 shares of Series D Convertible Preferred Stock are convertible into 1,190,476 shares of common stock at the rate of $4.20 per share. The shares of Series D Convertible Preferred Stock have a $10.00 per share liquidation preference or an aggregate of $5,000,000.

         The holders of Series B and Series D Convertible Preferred Stock ("Holders") shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of the funds of the Company legally available therefor, dividends ratably with any declaration or payment of any dividend with holders of the common stock or other junior securities of the Company, when, as and if declared by the Board of Directors, based on the number of shares of common stock into which each share of Series B and Series D Preferred Stock is then convertible.

         In addition to any other rights provided for herein or by law, the holders of Series B and Series D Convertible Preferred Stock shall be entitled to vote, together with the holders of common stock as one class, on all matters as to which holders of common stock shall be entitled to vote, in the same manner and with the same effect as such common stock holders. In any such vote, each share of Series B and Series D Convertible Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of whole shares of common stock into which each such share of Series B and Series D Convertible Preferred Stock is then convertible, calculated to the nearest share.

         So long as at least twenty percent (20%) of either the Series B or Series D Convertible Preferred Stock remains outstanding, the consent of the holders of two-thirds of the then outstanding Series B or Series D Convertible Preferred Stock, each voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to permit effect or validate the creation and issuance of any series of preferred stock or other security of the Company which is senior as to distributions to either the Series B or Series D Convertible Preferred Stock.

         So long as at least twenty percent (20%) of either the Series B or Series D Convertible Preferred Stock remains outstanding, the consent of two-thirds of the holders of the then outstanding Series B or Series D Convertible Preferred Stock, each voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to repeal, amend or otherwise change the Company's Certificate of Designation or the Articles of Incorporation, as amended, in a manner which would alter or change the powers, preferences, rights, privileges, restrictions and conditions of the Series B or Series D Convertible Preferred Stock so as to adversely affect either the Series B or Series D Convertible Preferred Stock.


                              PLAN OF DISTRIBUTION

         The selling stockholders shares may be sold from time to time by the selling stockholders in one or more transactions in the over-the-counter market, in negotiated transactions or a combination of those methods of sale at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling stockholders may also receive shares without restrictive legend upon exercise or conversion of outstanding convertible securities.

         The selling stockholders shares may be sold from time to time directly to purchasers by the selling stockholders and/or by their assignees, transferees, pledgees or other successors for their own accounts and not for the account of the Company. Alternatively, the selling stockholders may from time to time offer the selling stockholder shares through underwriters, dealers or agents. The distribution of the selling stockholder shares by the selling stockholders may be effected from time to time in one or more transactions or a combination of such methods of sale, that may take place in the over-the-counter market including:

         o ordinary broker's transactions and transactions in which the broker solicits purchasers;

         o privately negotiated transactions or pledges;

         o through sales to one or more broker/dealers for resale of these shares for their own account as principals, pursuant to this prospectus;

         o in a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

         o in exchange distributions and/or secondary distributions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.


         Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with the sales. In any event however, the maximum compensation (commission, discount or solicitation fee) to be received by any underwriter, broker-dealer and/or agent will not be greater than eight (8) percent for sale of any shares and/or warrants.


         In connection with distributions of the selling stockholder shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with these transactions, broker-dealers may engage in short sales of the selling stockholder shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell selling stockholder shares short and deliver the selling stockholder shares to close out short positions. The selling stockholders also may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the selling stockholder shares, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders also may pledge the selling stockholder shares to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged selling stockholder shares pursuant to this prospectus.

         The selling stockholders and/or their assignees, transferees, intermediaries, donees, pledgees or other successors in interest through whom the selling stockholder shares are sold may be deemed "underwriters" within the meaning of section 2(11) of the Securities Act, with respect to the selling stockholder shares offered and any profits realized or commissions received may be deemed to be underwriting compensation. Any broker-dealers that participate in the distribution of the selling stockholder shares also may be deemed to be "underwriters," as defined in the Securities Act, and any commissions, discounts, concessions or other payments made to them, or any profits realized by them upon the resale of any selling stockholder shares purchased by them as principals, may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of selling stockholder shares by the selling stockholders.

         Under states' securities laws, the selling stockholder shares may be sold only through registered or licensed brokers or dealers. In addition, the selling stockholder shares may not be sold unless the selling stockholder shares have been registered or qualified for sale in various states or an exemption from registration or qualification is available and is complied with.

         Registration of the selling stockholder shares is being made pursuant to the individual securities purchase agreements between us and each of the selling stockholders. Pursuant to the terms of these agreements, we will pay all expenses incident to the offering and sale of the selling stockholder shares to the public except as described hereinafter. We will not pay, among other expenses, commissions and discounts of underwriters, dealers or agents or the fees and expenses of counsel for the selling stockholders. In some cases, we have agreed to indemnify the selling stockholders and may indemnify any broker-dealer that participates in transactions involving the sale of selling stockholder shares against various liabilities, including liabilities under the Securities Act.

         There can be no assurance that we or any of the selling stockholders will sell any or all of the selling stockholder shares offered by them hereunder.

         The sale of the selling stockholder shares is subject to the prospectus delivery and other requirements of the Securities Act. To the extent required, we will use our best efforts to file and distribute, during any period in which offers or sales are being made, one or more amendments or supplements to this prospectus or a new registration statement with respect to the selling stockholder shares to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus, including, but not limited to, the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by the underwriter for selling stockholder shares purchased from a selling stockholder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public, and other facts material to the transaction. In addition, upon the Company being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

         Under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of the selling stockholder shares offered by this prospectus may not simultaneously engage in market-making activities with respect to our common stock during the applicable "cooling off" period five business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of selling stockholder shares by the selling stockholders.

         Selling stockholders also may resell all or a portion of the selling stockholder shares in open market transactions in reliance upon Section 4(l) of the Securities Act or Rule 144 promulgated thereunder, provided they meet the criteria and conform to the requirements of such rules.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1998 appearing in this prospectus and Registration Statement have been audited by Goldstein Golub Kessler LLP, independent auditors, as indicated in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of the Company as of December 31, 1997 appearing in this prospectus and Registration Statement have been audited by Durland & Company, CPAs, P.A., independent auditors, as indicated in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         Effective September 17, 1998, Goldstein Golub Kessler LLP were engaged as the Company's independent accountants for the 1998 fiscal year. The change in the independent accountants had been approved by the Company's Board of Directors. Upon the engagement of Goldstein Golub Kessler LLP, the Company dismissed Durland & Company, CPA's, P.A., its independent accountant for the years ended December 31, 1996 and 1997. The Company has no disagreements with its current and former accountants on accounting and financial disclosures.

                                  LEGAL MATTERS

         Certain legal matters in connection with the sale of the shares of the common stock offered hereby will be passed upon for the Company by Snow Becker Krauss P.C., New York, New York. Snow Becker Krauss P.C. owns an option to purchase 300,000 shares of common stock of the Company. SBK Investment Partners, a partnership consisting of members of Snow Becker Krauss P.C. owns 5,000 shares of common stock and an option to purchase 50,000 shares of common stock of the Company.

                                        PICK COMMUNICATIONS CORP. AND SUBSIDIARY

                                      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                          Year Ended December 31, 1998



Independent Auditor's Report                                             F-2

Independent Auditor's Report                                             F-3


Consolidated Financial Statements:

   Balance Sheet                                                         F-4
   Statement of Operations                                               F-5
   Statement of Stockholders' Deficiency                              F-6 - F-7
   Statement of Cash Flows                                            F-8 - F-9
   Notes to Financial Statements                                     F-10 - F-21

INDEPENDENT AUDITOR'S REPORT

The Board of Directors
PICK Communications Corp.

We have audited the accompanying consolidated balance sheet of PICK Communications Corp. and Subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PICK Communications Corp. and Subsidiaries as of December 31, 1998, and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 16 to the consolidated financial statements, the Company has incurred substantial recurring losses from operations, has a net capital deficiency and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 16. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York


March 5, 1999, except for portions of
Notes 13 and 17 as to which the
date is March 26, 1999, Notes 6 and 16
as to which the date is April 28, 1999
and except for the last two paragraphs of
Note 17 as to which the dates are
June 23, 1999 and July 23, 1999

                     Report of Certified Public Accountants


To:  The Board of Directors
     PICK Communications Corp.
     Wayne, New Jersey

We have audited the accompanying consolidated balance sheets of PICK Communications Corp. and its Subsidiaries (the "Company") as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1997 and 1996 consolidated financial statements referred to above present fairly, in all material respects, the financial position of PICK Communications Corp. and its Subsidiaries as of December 31, 1997 and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has experienced significant losses, resulting in a deficit equity position. The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Durland & Company, CPAs, P.A.


Palm Beach, Florida
April 29, 1998

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                               CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------

December 31,                                                                               1998                 1997
----------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
  Cash                                                                               $    248,551         $     44,400
  Accounts receivable, less allowance for doubtful accounts of
   $351,838 and $326,497, respectively                                                    740,886              451,818
  Prepaid expenses and other current assets                                               575,022              125,816
----------------------------------------------------------------------------------------------------------------------
      Total current assets                                                              1,564,459              622,034
----------------------------------------------------------------------------------------------------------------------
Property and Equipment - at cost, net of accumulated depreciation
 and amortization of $428,199 and $68,488, respectively                                 5,048,551            1,000,083
----------------------------------------------------------------------------------------------------------------------
Other Assets:
  Security deposits                                                                       178,146               24,396
  Investment in marketable equity securities                                                    -              171,000
  Deferred income tax asset, net of valuation allowance of $11,000,000
   and 4,800,000 respectively                                                                   -                    -
----------------------------------------------------------------------------------------------------------------------
      Total other assets                                                                  178,146              195,396
----------------------------------------------------------------------------------------------------------------------
      Total Assets                                                                   $  6,791,156         $  1,817,513
======================================================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
  Current portion of debt                                                             $ 2,127,500         $  1,000,000
  Current portion of capital leases                                                       271,676              146,128
  Accounts payable and accrued expenses                                                 7,690,978            4,876,336
  Deferred revenue - prepaid calling cards                                              2,183,806              681,653
  Other current liabilities                                                             3,967,841            1,323,525
----------------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                        16,241,801            8,027,642
Capital Leases, less current portion                                                    1,042,716              794,905
Short term debt expected to be refinanced, less current portion                         9,772,500                    -
----------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                                27,057,017            8,822,547
----------------------------------------------------------------------------------------------------------------------
Commitments and Contingencies
Minority Interest in Consolidated Subsidiary                                               86,018               88,080
----------------------------------------------------------------------------------------------------------------------
Stockholders' Deficiency:
  Common stock - $.01 par value; authorized 10,000,000 shares at December 31,
   1998 and 7,500,000 shares at December 31, 1997; 3,820,188 issued and
   3,816,638 outstanding at December 31, 1998;
   4,332,532 issued and 3,605,982 outstanding at December 31, 1997                         38,202               43,325
  Additional paid-in capital                                                            4,008,029            5,886,825
  Options and warrants                                                                  2,687,461               21,242
  Treasury stock, at cost, 3,550 and 726,550 shares at
   December 31, 1998 and 1997, respectively                                               (11,978)          (3,072,222)
  Accumulated other comprehensive income                                                        -               38,000
  Accumulated deficit                                                                 (27,073,593)         (10,010,284)
----------------------------------------------------------------------------------------------------------------------
      Stockholders' deficiency                                                        (20,351,879)          (7,093,114)
----------------------------------------------------------------------------------------------------------------------
      Total Liabilities and Stockholders' Deficiency                                 $  6,791,156         $  1,817,513
======================================================================================================================

               The accompanying notes and independent auditor's report should be read in conjunction with the consolidated financial statements

                                   PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

Year ended December 31,                                              1998                 1997                 1996
----------------------------------------------------------------------------------------------------------------------
Costs and expenses:
  Selling, general and administrative                           $  2,094,025         $    218,917          $   603,840
  Depreciation and amortization                                       45,805              180,531                4,050
----------------------------------------------------------------------------------------------------------------------

Loss before other income (expense)                                (2,139,830)            (399,448)            (607,890)
----------------------------------------------------------------------------------------------------------------------

Other income (expense):
  Gain on in-substance defeasance                                          -                    -               53,080
  License fees                                                             -                    -            3,650,000
  Loss on disposal of fixed assets                                         -                    -              (50,271)
  Write-off of intangible asset                                            -             (441,205)                   -
  Net gains (losses) on marketable equity securities                (133,000)          (9,449,079)           4,784,000
----------------------------------------------------------------------------------------------------------------------
Total other income (expense)                                        (133,000)          (9,890,284)           8,436,809
----------------------------------------------------------------------------------------------------------------------

Income (loss) before minority interest in subsidiary
 loss, income taxes and discontinued operations                   (2,272,830)         (10,289,732)           7,828,919

Minority interest in subsidiary loss                                   2,062              434,064              260,541

Benefit (provision) for income taxes                                       -            1,808,000           (1,808,000)

Loss from discontinued operations                                (14,792,541)          (1,452,134)          (4,645,670)
----------------------------------------------------------------------------------------------------------------------
Net income (loss)                                               $(17,063,309)        $ (9,499,802)         $ 1,635,790
======================================================================================================================

Net income (loss) per common share - basic                      $      (4.62)        $      (2.57)         $       .39
======================================================================================================================

Weighted average shares outstanding - basic                        3,692,356            3,695,853            4,199,150
======================================================================================================================

               The accompanying notes and independent auditor's report should be read in conjunction with the consolidated financial statements

                                   PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                              CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------

                                              Common Stock
                                       -----------------------     Additional     Options
                                         Number                     Paid-in         and            Stock          Treasury
                                       of Shares       Amount       Capital       Warrants      Subscription        Stock
--------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1995           40,542,516      $81,085     $2,018,780        -           $(800,000)              -
 one for ten reverse stock split
 (See Note 17)                        (36,488,264)           -              -        -                   -               -
--------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1995            4,054,252       81,085      2,018,780                     (800,000)
Issuance of common stock for cash
 and reduction of receivable               25,000          500        249,500        -            (125,000)              -
Issuance of common stock
 for prepaid advertising                  115,000        2,300      2,697,700        -                   -               -
Issuance of common stock for
 500,000 shares of Ultimistics, Inc.      125,000        2,500      1,272,500        -                   -               -
Reacquisition of shares for cash          (23,000)           -              -        -                   -       $ (29,500)
Reacquisition of shares for cash,
 prepaid calling cards and unused
 advertising                              (25,000)           -              -        -                   -        (572,589)
Issuance of common stock for
 compensation and services                 50,500        1,010        161,240        -                   -               -
Collections of subscription
 receivable                                     -            -              -        -             325,000               -
Accumulated other comprehensive
 income (loss)                                  -            -              -        -                   -               -
Net income                                      -            -              -        -                   -               -
--------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996            4,321,752       87,395      6,399,720        -            (600,000)       (602,089)
Reduction of $.02 to $.01
 par value                                      -      (43,697)        43,697        -                   -               -
Cancellation of 60,000 shares
 subscribed                               (60,000)        (600)      (599,400)       -             600,000               -
Reacquisition of shares for cash           (3,550)           -              -        -                   -         (11,978)
Reacquisition of shares for
 unused prepaid advertising, with
 a book value of $2,038,155               (75,000)           -              -        -                   -      (2,038,155)

                                       Accumulated                           Total
                                          Other                          Stockholders'
                                      Comprehensive     Accumulated         Equity
                                      Income (Loss)       Deficit        (Deficiency)
--------------------------------------------------------------------------------------
Balance at December 31, 1995                     -      $(2,146,272)       $(846,407)
 one for ten reverse stock split
 (See Note 17)                                   -                -                -
--------------------------------------------------------------------------------------
Balance at December 31, 1995                     -       (2,146,272)        (846,407)
Issuance of common stock for cash
 and reduction of receivable                     -                -          125,000
Issuance of common stock
 for prepaid advertising                         -                -        2,700,000
Issuance of common stock for
 500,000 shares of Ultimistics, Inc.             -                -        1,275,000
Reacquisition of shares for cash                 -                -          (29,500)
Reacquisition of shares for cash,
 prepaid calling cards and unused
 advertising                                     -                -         (572,589)
Issuance of common stock for
 compensation and services                       -                -          162,250
Collections of subscription
 receivable                                      -                -          325,000
Accumulated other comprehensive
 income (loss)                         $(3,904,965)               -       (3,904,965)
Net income                                       -        1,635,790        1,635,790
------------------------------------------------------------------------------------
Balance at December 31, 1996            (3,904,965)        (510,482)         869,579
Reduction of $.02 to $.01
 par value                                       -                -                -
Cancellation of 60,000 shares
 subscribed                                      -                -                -
Reacquisition of shares for cash                 -                -          (11,978)
Reacquisition of shares for
 unused prepaid advertising, with
 a book value of $2,038,155                      -                -       (2,038,155)

                                                                          (continued)

       The accompanying notes and independent auditor's report should be read in conjunction with the consolidated financial statements

                                  PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                              CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------

                                             Common Stock
                                       -----------------------      Additional      Options
                                         Number                      Paid-in          and            Stock         Treasury
                                       of Shares        Amount        Capital       Warrants      Subscription       Stock
--------------------------------------------------------------------------------------------------------------------------------
Reacquisition of shares for
 Firenze, Ltd. and Ultimistics, Inc.     (600,000)           -              -             -            -         $  (420,000)
Issuance of common stock for
 services                                  22,700      $   227    $    42,808             -            -                   -
Issuance of warrants in connection
 with short-term debt                           -            -              -    $   21,242            -                   -
Accumulated other comprehensive
 income (loss)                                  -            -              -             -            -                   -
Net loss                                        -            -              -             -            -                   -
--------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1997            3,605,902       43,325      5,886,825        21,242            -          (3,072,222)
Issuance of common stock for
 compensation                              66,299          663        296,363             -            -                   -
Issuance of common stock in
 connection with private placement        139,437        1,394        864,405             -            -                   -
Issuance of common stock upon                                                             -            -                   -
 exercise of warrants by director           5,000           50         13,450             -            -                   -
Issuance of warrants in connection
 with short-term debt                           -            -              -     2,359,940            -                   -
Issuance of options for compensation            -            -              -       306,279            -                   -
Cancellation of 723,000
 shares of treasury stock                       -       (7,230)    (3,053,014)            -            -           3,060,244
Accumulated other comprehensive
 income (loss)                                  -            -              -             -            -                   -
Net loss                                        -            -              -             -            -                   -
--------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998            3,816,638     $38,202    $ 4,008,029    $2,687,461          $-0-     $      (11,978)
================================================================================================================================


                                       Accumulated                           Total
                                          Other                          Stockholders'
                                      Comprehensive     Accumulated         Equity
                                      Income (Loss)       Deficit        (Deficiency)
--------------------------------------------------------------------------------------
Reacquisition of shares for
 Firenze, Ltd. and Ultimistics, Inc.             -                  -     $   (420,000)
Issuance of common stock for
 services                                        -                  -           43,035
Issuance of warrants in connection
 with short-term debt                            -                  -           21,242
Accumulated other comprehensive
 income (loss)                          $3,942,965                  -        3,942,965
Net loss                                         -       $ (9,499,802)      (9,499,802)
--------------------------------------------------------------------------------------
Balance at December 31, 1997                38,000        (10,010,284)      (7,093,114)
Issuance of common stock for
 compensation                                    -                  -          297,026
Issuance of common stock in
 connection with private placement               -                  -          865,799
Issuance of common stock upon                    -                  -
 exercise of warrants by director                -                  -           13,500
Issuance of warrants in connection
 with short-term debt                            -                  -        2,359,940
Issuance of options for compensation             -                  -          306,279
Cancellation of 723,000
 shares of treasury stock                        -                  -                -
Accumulated other comprehensive
 income (loss)                             (38,000)                 -          (38,000)
Net loss                                         -        (17,063,309)     (17,063,309)
--------------------------------------------------------------------------------------
Balance at December 31, 1998            $      -0-       $(27,073,593)    $(20,351,879)
======================================================================================


      The accompanying notes and independent auditor's report should be read in conjunction with the consolidated financial statements

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                         CONSOLIDATED STATEMENT OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------
Year ended December 31,                                                      1998           1997               1996
----------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income (loss)                                                    $(17,063,309)    $(9,499,802)       $ 1,635,790
  Adjustments to reconcile net income (loss) to net cash
   used in operating activities:
    Loss (gain) on marketable securities                                    133,000       9,449,079         (4,784,000)
    Revenue from license fees                                                     -               -         (3,650,000)
    Gain on in-substance defeasance                                               -               -            (53,080)
    Advertising expense                                                           -               -            256,845
    Stock, options and warrants issued for compensation
     or services                                                            603,305          64,277            162,250
    Amortization of debt discounts and placement expenses                 4,656,773               -                  -
    Depreciation and amortization                                           359,711         180,531            181,758
    Write-off of intangible asset                                                 -         441,205                  -
    Loss on abandonment of property and equipment                                 -               -             50,271
    Minority interest in subsidiary loss                                     (2,062)       (434,064)          (260,541)
    Bad debt expense                                                        125,740         253,270            219,746
    Adjustment to provision for contingent liabilities                            -        (649,563)         1,749,563
    Provision (benefit) for deferred income taxes                                 -      (1,808,000)         1,808,000
    Changes in operating assets and liabilities:
      Decrease (increase) in accounts receivable                           (414,808)         73,092           (163,490)
      Decrease (increase) in other operating assets                        (602,956)        (44,046)           175,716
      Increase in accounts payable and accrued expenses                   2,814,642       3,408,763            880,161
      Increase (decrease) in deferred revenue                             1,502,153        (985,735)           862,005
      Increase (decrease) in other operating liabilities                  2,814,316        (868,679)          (289,375)
----------------------------------------------------------------------------------------------------------------------
          Net cash used in operating activities                          (5,073,495)       (419,672)        (1,218,381)
----------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Investment in debt securities                                                   -               -           (371,920)
  Purchase of property and equipment                                     (3,817,153)         (6,510)           (65,966)
----------------------------------------------------------------------------------------------------------------------
          Cash used in investing activities                              (3,817,153)         (6,510)          (437,886)
----------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Common stock issued for cash                                               13,500               -            250,000
  Common stock issued for cash by subsidiary                                      -               -            527,612
  Acquisition of treasury stock for cash                                          -         (11,978)           (44,500)
  Proceeds from stock subscriptions receivable                                    -               -            200,000
  Principal paid on capital leases                                         (217,667)              -                  -
  Proceeds from third-party debt                                         11,468,966         250,000            750,000
  Payments on third-party debt                                           (2,000,000)              -            (75,000)
  Funds advanced by stockholder                                              15,000         170,000             75,152
  Payments on stockholder advances                                         (185,000)        (25,152)           (50,000)
----------------------------------------------------------------------------------------------------------------------
          Net cash provided by financing activities                       9,094,799         382,870          1,633,264
----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                             204,151         (43,312)           (23,003)
Cash at beginning of year                                                    44,400          87,712            110,715
----------------------------------------------------------------------------------------------------------------------
Cash at end of year                                                    $    248,551     $    44,400        $    87,712
======================================================================================================================
                                                                                                           (continued)

      The accompanying notes and independent auditor's report should be read in conjunction with the consolidated financial statements

                   PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

------------------------------------------------------------------------------------------------------------------
Year ended December 31,                                                    1998            1997           1996
------------------------------------------------------------------------------------------------------------------
Supplemental disclosure of cash flow information:

  Cash paid during the year for interest                               $1,167,716      $   75,877       $    8,271
==================================================================================================================


Supplemental schedule of noncash investing and financing activities:

  Assets acquired under capital leases                                 $  591,026      $  941,033                -
==================================================================================================================
  Discount on short-term debt                                          $1,312,934               -                -
==================================================================================================================
  Book value of marketable equity securities exchanged
   for common stock of the Company and its subsidiary                           -      $6,390,625                -
==================================================================================================================
  Book value of marketable equity securities exchanged
   for other marketable equity securities                                       -      $4,085,000                -
==================================================================================================================
  Book value of prepaid advertising and telephone cards
   exchanged for common stock of the Company and
   its subsidiary                                                               -      $2,458,155       $  557,589
==================================================================================================================
  Stock issued for investment in marketable equity securities                   -               -       $1,275,000
==================================================================================================================
  Stock issued for suscriptions receivable                                      -               -       $  125,000
==================================================================================================================
  Stock issued to acquire prepaid advertising                                   -               -       $2,700,000
==================================================================================================================
  In-substance defeasance                                                       -               -       $  425,000
==================================================================================================================

      The accompanying notes and independent auditor's report should be read in conjunction with the consolidated financial statements

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. PRINCIPAL       PICK Communications Corp. and Subsidiaries acted as a
   BUSINESS        wholesaler of long-distance telephone services and sold
   ACTIVITY AND    prepaid telephone calling cards through distributors.
   SUMMARY OF      Currently, the Company intends to provide satellite-based
   SIGNIFICANT     Internet access and interactive multimedia services to end
   ACCOUNTING      user service providers. Subsequent to the year end, the
   POLICIES:       Company discontinued the operations of its long distance
                   telephone service and prepaid calling card business consisting of PICK US, PICK Net and PICK Net UK. (See note
                   17). The Company is headquartered in Wayne, New Jersey, and also leases facilities and telephone switching equipment in Jersey City, New Jersey, and Miami, Florida.

                   The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: PICK US Inc. f/k/a PICK Inc. ("PICK US"); PICK Net Inc. ("PICK Net"); PICK Net UK PLC; PICK Sat Inc. and P.C.T. Prepaid Telephone, Inc. ("PCT"), a majority-owned subsidiary (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated.

                   Subsequent to year-end, the Company formed a new subsidiary, PICK Online.Com Inc., a media content aggregator using a satellite-based multicast delivery system for Internet Service Providers and Broadband Networks.

                   Minority interest represents the minority shareholders' proportionate share of the equity and loss of PCT.

                   For comparability, certain 1997 and 1996 amounts have been reclassified, where appropriate, to conform to the consolidated financial statement presentation used in 1998.

                   The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated balance sheet and revenue and expenses for the periods then ended. Actual results could differ from those estimates.

                   Sales from discontinued operations of long-distance time are recognized at the time that service is provided, as reported by the electronic switching devices. The Company defers revenue from discontinued operations related to prepaid calling cards (which is recorded net of distributor discounts) and recognizes revenue from discontinued operations as the card is used.

                   Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the year. Diluted net loss per share is not presented because the inclusion of common share equivalents would be antidilutive.

                   The Company does not believe that any recently issued but not yet effective accounting standards will have a material effect on the Company's consolidated financial position, results of operations or cash flows.

                   In 1998, approximately 72% and 10% of revenue from discontinued operations were from two customers; in 1997, approximately 19% and 13% of revenue from discontinued operations were from two customers; and in 1996, approximately 36% and 25% of revenue from discontinued operations were from two customers. The Company performs periodic credit evaluations of its customers, and may, under certain circumstances, require deposits or prepayments where deemed appropriate.

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                              Two customers comprised approximately 65% and 11% of gross accounts receivable from discontinued operations, respectively, at December 31, 1998. Five customers comprised approximately 35%, 20%, 16%, 13% and 10% of gross accounts receivable from discontinued operations, respectively, at December 31, 1997. The Company also purchases telecommunications services from many of its customers. Frequently, accounts receivable from discontinued operations are settled by set-offs against liabilities with the same party.

                              Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets.

                              The Company's intangible assets (patent and related rights for prepaid cellular technology) were valued at cost and amortized over their estimated useful lives of five years. Since, among other factors, this technology generated no revenue during 1997, the Company elected to write off the unamortized balance at December 31, 1997.

                              The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. The Company recorded a deferred tax asset for the tax effect of net operating loss carryforwards and temporary differences. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance.

    2.  PREPAID               Prepaid expense and other current assets consist
        EXPENSES AND          of the following:
        OTHER CURRENT
        ASSETS:

                              December 31,                                                   1998                 1997
                              ----------------------------------------------------------------------------------------
                              Computer equipment for resale                              $100,624             $  2,054
                              Prepaid expenses                                             99,722               27,699
                              Advances and other current assets                           225,020                    -
                              Deposits                                                    149,656               96,063
                              ----------------------------------------------------------------------------------------
                                                                                         $575,022             $125,816
                              ========================================================================================


                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

    3.  PROPERTY AND          Property and equipment, at cost, consists of the
        EQUIPMENT:            following:

                                                                                                            Estimated
                              December 31,                                      1998           1997        Useful Life
                              ----------------------------------------------------------------------------------------
                              Property, equipment and software            $1,186,464    $   127,538      3 and 5 years
                              Telephone switching equipment                1,532,059        941,033            5 years
                              Asset development/installation
                               in process                                  2,758,227              -
                              ----------------------------------------------------------------------------------------
                                                                           5,476,750      1,068,571
                              Less accumulated depreciation and
                               amortization                                  428,199         68,488
                              ----------------------------------------------------------------------------------------
                                                                          $5,048,551     $1,000,083
                              ========================================================================================

                              Telephone switching equipment was acquired under capital leases costing $1,252,271 and $941,033 at December 31, 1998 and 1997, respectively, net of accumulated depreciation of approximately $280,000 at December 31, 1998.

                              Asset development/installation in process consists of (i) hardware and software costs related to the Company's high-speed Internet business, which is under development, and (ii) costs of telecommunication equipment being installed.

                              Depreciation will commence when the development and/or installation is complete and the assets are fully operational.


    4.  PREPAID               In October 1995, the Company acquired the
        CELLULAR              worldwide rights to market, distribute, sell and
        TELEPHONE             manufacture a prepaid cellular telephone
        TECHNOLOGY            technology for $712,500, of which $212,500 was
        AND WRITE-OFF         paid by the issuance of 10,000 shares of the
        OF INTANGIBLE         Company's stock. Although the Company believes
        ASSET:                this technology may prove to have value, the
                              technology generated no revenue in 1997 and the Company elected to write off its remaining investment ($441,205) as of December 31, 1997.


    5.  INVESTMENT IN         In 1996, the Company acquired 4,700,000 restricted
        MARKETABLE            shares of the common stock of  Ultimistics, Inc.
        EQUITY                ("Ultimistics"). During the first quarter of 1997,
        SECURITIES:           the Company, in four separate transactions,
                              disposed of all of its shares of Ultimistics, along with $420,000 of prepaid advertising, in return for (i) 100,000 shares of the Company's common stock, (ii) 10,000,000 shares of PCT, and
                              (iii) 380,000 restricted shares of the common stock of Fairbanks, Inc. (which subsequently changed its name to Jet Vacations, Inc. and then
                              Precom Tech Inc.). The Company recorded losses of
                              $9,399,079 on these transactions. During 1998, the balance of $133,000 was written off.

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

    6.  SHORT-TERM DEBT      Debt consists of the following:
        EXPECTED TO BE
        REFINANCED:

                              December 31,                                                               1998            1997
                              -----------------------------------------------------------------------------------------------
                              Borrowings from bank                                                          -      $  750,000(a)
                              Loan from customer/supplier                                         $ 2,000,000(c)            -
                              Private placement debt                                                9,900,000(d)      250,000(b)
                              -----------------------------------------------------------------------------------------------
                                                                                                   11,900,000       1,000,000
                              Less current portion of debt                                          2,127,500       1,000,000
                              -----------------------------------------------------------------------------------------------
                              Short-term debt expected to be refinanced, less current portion     $ 9,772,500      $        -
                              ===============================================================================================

                              (a)   The bank borrowing was repaid on July
                                    29,1998 from a portion of the proceeds of the borrowing discussed below (d).

                              (b) The $250,000 short-term loan outstanding at December 31, 1997 was repaid in April 1998 from the borrowing discussed in the following paragraph. As additional compensation for lending the Company funds, the individual was initially granted warrants (exercisable over three years) to purchase 25,000 shares of the Company's common stock at $5.00 per share. In return for extending the maturity date of the loan from March 9, 1998 to April 13, 1998, the individual was granted warrants for an additional 12,500 shares on the same terms. Management estimates the value of these additional warrants reflected in interest expense in 1998 at $5,750.

                              (c) In February 1998, the Company amended its existing telecommunications agreement with IDT Corporation ("IDT"), one of its long distance vendors/customers. Under the terms of the amendment, the Company agreed to sell IDT up to 10,000,000 minutes per month of long distance traffic, through June 9, 1999, at favorable rates and IDT agreed to lend the Company $2,000,000. Of this amount, $500,000 was funded when the transaction was signed, $1,000,000 was funded in April 1998 and the remaining $500,000 was advanced in June 1998. Concurrently, the Company has issued 100,000 warrants with an exercise price of $2.40 per share to purchase 10,000 shares of common stock, 200,000 warrants with an exercise price of $10.00 per share to purchase 20,000 share of common stock and 100,000 warrants with an exercise price of $5.60 per share to purchase 10,000 shares of common stock. The warrants are exercisable for a period of one year from the respective dates of grant. Management estimates the value of these warrants reflected in interest expense in 1998 at $30,879. The loan bears interest at 9% per annum and matured on February 9, 1999. In April 1999 the Company and IDT agreed in principal to a new note (the "New Note") due in six months with a principal amount of $2,060,000 at 12% interest per annum. The Company is required to make a payment of $500,000 on May 31, 1999, half of which shall be applied to the New Note and the balance against accounts receivable due to IDT. Thereafter, the Company has agreed to pay IDT $50,000 per month against the New Note. In connection with the New Note, the Company has granted additional shares of common stock and warrants as defined in the agreement.

                                    In April 1998, the Company borrowed
                                    $1,000,000 from unaffiliated investors. The loan was unsecured, bore interest at 10% per annum and matured July 1, 1998. In consideration for advancing the funds, the lenders received warrants to purchase 100,000 shares of the Company's common stock at $3.50 per share, which are exercisable on or before April 1, 2001. The $175,000 value assigned to these warrants is reflected in interest expense. The placement agent for this loan received $75,000 and warrants to purchase 25,000 shares of the Company's common stock at $3.50 per share. The $43,750 value assigned to these warrants is included in debt placement expenses. This borrowing was repaid on July 31, 1998 from a portion of the proceeds of the borrowing discussed below. Because the borrowing was repaid after the maturity date, the interest rate was increased, effective July 1, 1998, to 18% and the lenders and the placement agent were granted warrants to purchase 125,000 shares of the Company's common stock, exercisable through August 14, 2001, at $2.50 per share. Management estimates the value of these warrants reflected in interest and debt placement expense at $326,900 and $81,725, respectively.

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                              (d) Between July 29, 1998 and September 8, 1998, the Company, through Commonwealth Associates ("Commonwealth") placed $9,900,000 (face amount) of 10%, 120-day Senior Secured Notes (the "Original Notes") and 9,900,000 warrants to purchase 990,000 shares of the Company's common stock at $5.00 per share for five years (the "Placement"). The Notes are secured by all of the assets of PICK Communications Corp. The Company allocated $8,587,066 of the gross sale proceeds to the debt and $1,312,934 to the warrants. The $1,312,934 discount was amortized as interest expense over the original 120-day life of the Notes. In November and December 1998, the Company exercised its right to extend the maturity date of the Notes for 60 days. Under the terms of the Notes, the interest rate of the Notes was increased to 18% per annum, retroactive to the issuance of the Notes. In January, February and March 1999, the holders of the Notes agreed to extend the maturity of the Notes until April 27, 1999. In return for the extensions, the Company agreed to issue 50,000 shares of its common stock and warrants to purchase 247,500 shares of the Company's common stock for five years at $5.00 per share to the holders of the Notes. On April 27, 1999, the holders of the Original Notes, who control in excess of 90% of the principal which was due on April 27, 1999, consented to restructure their Original Notes (the "Restructured Notes") and extend the maturity date until April 27, 2002. In return, the Company has agreed, for a two year period, to allow each of the holders of the Restructured Notes certain rights regarding the purchase or exchange of the Company's common stock or warrants as defined in the agreement.

                              For the Placement of the Original Notes, the Company paid Commonwealth and Liberty Capital (the Company's co-financial advisor) $1,099,000 in cash, issued 139,437 shares of common stock (valued at $865,799) and warrants to purchase 250,986 shares of common stock at $5.00 per share for five years (valued at $383,002). The costs related to the Placement were being deferred and amortized as debt placement expenses over the term of the debt. At December 31, 1998, all debt placement expenses were amortized and included in the consolidated statement of operations.

    7.  ACCOUNTS              Accounts payable and accrued expenses consist of
        PAYABLE AND           the following.
        ACCRUED
        EXPENSES:

                              December 31,                                                   1998                 1997
                              ----------------------------------------------------------------------------------------
                              Accounts payable - operating                             $5,530,511           $4,480,815
                              Accrued expenses - operating                                510,467              395,521
                              Accrued expenses - for equipment                          1,650,000                    -
                              ----------------------------------------------------------------------------------------
                                                                                       $7,690,978           $4,876,336
                              ========================================================================================

                              Accounts payable at December 31, 1998 include $1,120,544 payable to WorldCom Network Services, Inc., which was payable in monthly installments of between $350,000 and $385,544, plus interest at 18% per annum, through December 1998. The Company is in the process of renegotiating payment terms (see Note 13).

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
    8.  OTHER CURRENT      Other current liabilities consist of the following:
        LIABILITIES:


                           December 31,                                                   1998                 1997
                           ----------------------------------------------------------------------------------------
                           Reserve for contingent liability                         $1,100,000           $1,100,000
                           Advance from customer                                     1,000,000                    -
                           Provision for loss on deferred revenue -
                            prepaid calling cards                                    1,580,000                    -
                           Customer deposits                                           287,841                    -
                           Advances from stockholder                                         -              170,000
                           Accrued compensation due to stockholders                          -               53,525
                           ----------------------------------------------------------------------------------------
                                                                                    $3,967,841           $1,323,525
                           ========================================================================================

    9.  CAPITAL LEASE      The Company leases telephone switching equipment
        OBLIGATIONS:       under capital leases which expire during 2002. The
                           leases require monthly payments of principal and interest imputed at 12% per annum.

                           Future minimum lease payments under capital leases are as follows:

                           Year ending December 31,

                                       1999                                                             $   414,783
                                       2000                                                                 414,783
                                       2001                                                                 414,783
                                       2002                                                                 414,783
                           ----------------------------------------------------------------------------------------
                                                                                                          1,659,132
                           Less amount representing interest                                                344,740
                           ----------------------------------------------------------------------------------------
                                                                                                          1,314,392
                           Less current portion                                                             271,676
                           ----------------------------------------------------------------------------------------
                                    Capital leases, less current portion                                 $1,042,716
                           ========================================================================================

    10. COMMITMENTS:       The Company leases facilities under noncancelable
                           operating leases expiring from July 2000 through October 2003. The future minimum payments due under such leases as of December 31, 1998 are as follows:

                           December 31,
                           ----------------------------------------------------------------------------------------
                           1999                                                                         $   482,483
                           2000                                                                             400,744
                           2001                                                                             251,425
                           2002                                                                             169,769
                           2003                                                                             144,994
                           ----------------------------------------------------------------------------------------
                                    Total payments                                                       $1,449,415
                           ========================================================================================

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                              Rental expense under operating leases was $356,718, $106,586 and $45,315 for the years ended
                              December 31, 1998, 1997 and 1996, respectively. The Company has the right to renew its operating leases for terms of between three and five years.

                              At December 1998, the Company has outstanding commitments for the purchase of telecommunications and computer equipment and for the license of computer software of approximately $690,000.

                              In September 1998, the Company entered into an employment agreement with a key executive. This agreement commenced January 1, 1999. The agreement provides for annual base salaries of $300,000, $350,000, $400,000, $450,000 and $500,000 for the
                              next five years. In addition, the agreement provides for additional compensation, as defined in the agreement.


    11. INCOME TAXES:         The Company's deferred tax assets at December 31,
                              1998 consist of the following:

                              Federal                                                                     $  9,300,000
                              State                                                                          1,700,000
                              ----------------------------------------------------------------------------------------
                                                                                                            11,000,000
                              Less valuation allowance                                                     (11,000,000)
                              ----------------------------------------------------------------------------------------
                                         Net deferred tax assets                                        $      - 0 -
                              ========================================================================================

                              The deferred tax assets are comprised of the tax benefit of net operating loss carryforwards and capital loss carryforwards of approximately $20,000,000 and $8,300,000, respectively, at
                              December 31, 1998. These losses are available to offset future taxable income through the years 2018 and 2003, respectively.


    12. CONTRACT WITH         In February 1998, the Company entered into a
        BLACKSTONE            two-year agreement with Blackstone Calling Card,
        CALLING CARD,         Inc. ("Blackstone" and the "Blackstone
        INC.:                 Agreement"), a major distributor of prepaid
                              telephone calling cards. Under the terms of the Blackstone Agreement, as amended, after a six-month phase-in period commencing April 27, 1998, Blackstone would purchase prepaid calling cards with a minimum retail value of $5,000,000 per month from the Company, which was expected to result in net revenue of approximately $3,000,000 per month to the Company. While Blackstone's purchases from the Company had increased significantly during the first nine months of the contract, it is anticipated that the Blackstone
                              Agreement will have to be amended to raise the per minute rates charged to users of the prepaid telephone calling cards sold through Blackstone and lower the purchase minimum amount and the corresponding revenue to the Company. The
                              Blackstone Agreement is also subject to
                              termination by either party without cause at the end of any year upon 60 days' prior notice, or by Blackstone if the Company fails to maintain overall network quality.

                              Other current liabilities includes a provision of $1,580,000 for anticipated losses from providing future service on prepaid telephone calling cards sold prior to December 31, 1998.

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

13.  LITIGATION AND           The Company is, from time to time, party to
     RESERVE FOR              litigation that arises in the ordinary course of
     CONTINGENT               its business operations. Except as described
     LIABILITY:               below, the Company is not presently a party to any
                              litigation that it believes would have a material adverse effect on its business.

                              In February 1997, the Company commenced a mediation action against American Telephone & Telegraph ("AT&T") seeking $10,000,000 in damages for breach of contract and fraudulent inducement and malicious conduct under a carrier agreement (the "Carrier Agreement") entered into in February 1996. The Company contracted with AT&T under the Carrier Agreement for inbound 800 service and outbound domestic and international long distance service. The Company claims that AT&T reneged on certain commitments to provide the Company with lower international rates than the Company was invoiced by AT&T. AT&T has claimed that the Company owes it in excess of $1,000,000. In 1996, the Company provided for a noncash reserve of $1,750,000, which was reduced to $1,100,000 in the third quarter of 1997. The reserve is included in other current liabilities in the accompanying consolidated financial statements. After two mediation sessions, AT&T indicated that it intended to withdraw from the mediation. On November 5, 1997, the Company filed for arbitration proceedings against AT&T and reduced its claim to $5,000,000. The trial began on April 19, 1999 and ended on April 22, 1999. There can be no assurance that the Company will be able to prevail in this arbitration. Any adverse judgement or settlement could have a material impact on the Company's financial condition.

                              During March of 1999, Worldcom Network Services, Inc., d/b/a Wiltel, (Worldcom) commenced a lawsuit against the Company in the United States District Court, Southern District of New York demanding a judgment in the amount of $1,256,622 which includes interest of 18% per annum plus costs and expenses. The plaintiff had previously sued the Company for failure to pay for telecommunications services provided and the parties reached agreement on a settlement. However, the Company has not made the required payments. On April 15, 1999 the Company and Worldcom agreed to a 90-day extension of monies due at an interest rate of 16% per annum payable by June 30, 1999. Accounts payable and accrued expenses includes a liability of $1,137,352 for this settlement at December 31, 1998.

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

14. STOCK OPTIONS:

                              In February 1996, the Company adopted an incentive stock option plan for employees, directors, independent contractors and consultants of the Company which provides for the grant of stock options and stock appreciation rights. Options may be granted at prices not less than fair market value of the Company's common stock at the date of grant and may not be exercised more than 10 years after the date granted. Unless otherwise provided, options vest at a rate of 20% a year commencing with the date of grant. Pursuant to this plan an aggregate of 750,000 shares of common stock have been reserved for issuance. Of the total number of shares of common stock as of December 31, 1998, 395,500 shares of common stock relate to options issued outside of the incentive stock option plan.

                              Transactions related to stock options are as follows:

                                                                                 Number of          Weighted-average
                                                                                  Shares             Price per share
                              ----------------------------------------------------------------------------------------
                              Granted during 1996                                  350,000                      $ 8.80
                              ----------------------------------------------------------------------------------------
                              Balance at December 31, 1996                         350,000                        8.80
                              Granted                                              450,000                        2.30
                              Expired/canceled                                    (350,000)                      (8.80)
                              ----------------------------------------------------------------------------------------
                              Balance at December 31, 1997                         450,000                        2.30
                              Granted                                              680,000                        5.20
                              Exercised                                             (5,000)                      (2.70)
                              ----------------------------------------------------------------------------------------
                              Balance at December 31, 1998                       1,125,000                      $ 4.10
                              ========================================================================================

                              The weighted-average fair value per share of options granted during the years ended December 31, 1998, 1997 and 1996 amounted to $1.30, $6.40 and $1.00, respectively.

                              Approximately $306,000 is reflected in selling, general and administrative expenses for the year ended December 31, 1998 relating to options granted to nonemployees.

                              The Company has elected, in accordance with the provisions of SFAS No. 123, "Accounting for Stock Based Compensation" to apply the current accounting rules under Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock options and, accordingly, has presented the disclosure-only information as required by SFAS No. 123. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net income (loss) and net income (loss) per common share for the years ended December 31, 1998, 1997 and 1996 would approximate the pro forma amounts indicated in the table below:

                                                                                1998             1997             1996
                              ----------------------------------------------------------------------------------------
                              Net income (loss) - as reported           $(17,063,309)    $ (9,499,802)      $1,635,790
                              Net income (loss) - pro forma             $(17,253,914)    $(10,138,680)      $1,295,676
                              Diluted net income (loss) per
                               common share - as reported                     $(4.62)          $(2.57)           $ .39
                              Diluted net income (loss) per
                               common share - pro forma                       $(4.67)          $(2.74)           $ .31
                              ----------------------------------------------------------------------------------------

                              The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the years ended December 31, 1998, 1997 and 1996,

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                              respectively; expected volatility of 18%, 134% and 68%, respectively; risk-free interest rates of 6.01%, 6.00% and 6.26%, respectively; no annualized dividends paid with respect to a share of common stock at the date of grant, and options have expected lives of between two and five years. The following table summarizes information about fixed stock options outstanding at December 31, 1998:

                                                                                          Options              Options
                                                                                        Outstanding          Exercisable
                              ------------------------------------------------------------------------------------------
                                                                      Weighted-
                                                         Number        Average     Weighted-     Number        Weighted-
                                                     Outstanding at   Remaining     Average  Exercisable at     Average
                                                      December 31,   Contractual   Exercise   December 31,     Exercise
                              Range of Exercise Prices    1998      Life (Years)     Price        1998           Price
                              ------------------------------------------------------------------------------------------
                              1 - $1.70-$2.70            395,000         0.6        $2.10         395,000         $2.10
                              2 - $3.00-$4.10            135,000         1.8        $3.60         135,000         $3.70
                              3 - $5.00-$5.50            575,000         4.2        $5.40         270,375         $5.40
                              4 - $6.10-$9.90             20,000         3.8        $8.00          20,000         $8.00
                              ------------------------------------------------------------------------------------------
                                     Total               112,500         2.6        $4.10         820,375         $5.40
                              ==========================================================================================


15.   COMPREHENSIVE           Comprehensive income, as defined in SFAS No. 130,
      INCOME(LOSS):           "Reporting Comprehensive Income", includes all
                              changes in equity during a period from nonowner sources. An example of items included in comprehensive income that are excluded from net income are unrealized gains or losses on marketable equity securities. For the years ended
                              December 31, 1998, and 1997, changes in
                              accumulated other comprehensive income (loss) were ($38,000) and $3,942,965, respectively and relates to unrealized gains or losses on marketable equity securities.

16.   GOING CONCERN           The accompanying consolidated financial statements
      MATTERS:                have been prepared assuming that the Company will
                              continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The
                              Company has incurred substantial recurring losses from operations, has a net capital deficiency in the amount of $20,351,879 and has a working capital deficiency of $14,677,342 that raise substantial doubt about its ability to continue as a going concern. In addition, the Company had negative cash flow from operations in the years ended December 31, 1998, 1997 and 1996.

                              Significant short-term obligations exist including the payment of a settlement with Wiltel in the amount of $1,256,622 payable by June 30, 1999 (See
                              Note 13); an agreement with IDT which requires a payment of $500,000 by May 31, 1999 (See Note
                              (6c)) and normal cash flows from operations.
                              Without the Company's ability to extend the pay-out terms of the aforementioned liabilities or obtain additional long-term financing, as well as increasing revenue and/or decreasing expenses, the

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                              Company will be unable to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of assets or the classification of liabilities should the Company be unable to continue as a going concern.

                              The Company is negotiating with several potential investors to raise additional funds through private placement of debt and/or equity. The Company believes that these plans, if successfully implemented, will enable it to continue as a going concern. However, there can be no assurance that the Company will be successful in either generating positive operating income or raising additional funds in the immediate future in amounts sufficient to allow it to continue as a going concern.


17.   SUBSEQUENT              During March 1999, the Company authorized the
      EVENTS:                 issuance of Series B and Series D Convertible
                              Preferred Stock totaling 2,500,000 shares of convertible preferred stock. The Series B
                              Convertible Preferred Stock has a stated par value of $.001 per share and is convertible into 2,000,000 shares of the Company's common stock.
                              The Series D Convertible Preferred Stock has a stated par value of $.001 per share and is convertible into 1,190,500 shares of the Company's common stock.

                              During early 1999, the Company formed a 100% - owned subsidiary, PICK Online.Com, Inc. to provide audio and video broadcasting from radio and television stations to be sent over the Internet. This company is in its development stage and management anticipates operations to commence during 1999.

                              On March 3, 1999, the Board of Directors granted each of the four independent directors three year options to purchase 50,000 shares of common stock at $5.10 per share. These options shall be fully vested on March 3, 2000.

                              The Company intends to increase its authorized shares of common stock from 10,000,000 to 40,000,000.


                              On June 23, 1999, the Company formalized its plan to discontinue its long distance telephone service and prepaid calling card business consisting of PICK US, Pick Net and PICK Net UK. Accordingly, the long distance telephone service and prepaid calling card business are accounted for as a discontinued operation in the accompanying consolidated financial statements. The Company is in the process of negotiating the sale of PICK Net and PICK Net UK and the discontinuance of the operation of PICK US. Management expects the sale and discontinuance will be completed during 1999 and will reduce the Company's debt and working capital deficiency.

                              Operating results of discontinued long distance telephone service and prepaid calling card business are as follows:

For the year ended December 31,             1998         1997         1996
--------------------------------------------------------------------------------

Sales of long-distance services       $  1,978,441  $ 7,669,243    $4,444,342
Sales of prepaid calling cards           7,844,462    1,346,660     1,425,340
--------------------------------------------------------------------------------
Net sales                                9,822,903    9,015,903     5,869,682
--------------------------------------------------------------------------------

Costs and expenses:
   Cost of sales                        16,392,544    8,439,186     8,150,794
   Selling, general and administrative   1,786,075    1,617,912     1,947,302
   Depreciation and amortization           313,906           --       177,708
   Bad debt expense                        125,740      253,270       219,746
--------------------------------------------------------------------------------
Total costs and expenses                18,618,265   10,310,368     10,495,550
--------------------------------------------------------------------------------

Loss before amortization of
   debt placement and
   interest expense                     (8,795,362)  (1,294,465)    (4,625,868)
Amortization of debt placement
   expenses and interest expense         5,997,179      157,669         19,802
--------------------------------------------------------------------------------
Loss from Discontinued Operations     $(14,792,541) $(1,452,134)   $(4,645,670)
================================================================================


                              During July of 1999, the Company's Board of
                              Directors authorized a one for ten reverse split of its common stock effective July 23, 1999. All shares and per-share amounts in the accompanying consolidated financial statements have been restated to give effect to the reverse stock split.

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


18.  ALLOWANCE FOR            Information relating to the allowance for doubtful
     DOUBTFUL                 accounts is as follows at December 31,:
     ACCOUNTS:


                                                     Balance at
                                                      Beginning        Charged to                         Balance at
                                                       of Year           Expense         Deductions       End of Year
                              ----------------------------------------------------------------------------------------

                              1996                   $  42,650            $219,746        $  98,233           $164,163
                              ========================================================================================
                              1997                    $164,163            $253,270        $  90,936           $326,497
                              ========================================================================================
                              1998                    $326,497            $125,740         $100,399           $351,838
                              ========================================================================================

                                        PICK COMMUNICATIONS CORP. AND SUBSIDIARY

                                      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                            For the Six Months Ended
                                  June 30, 1999
                                  (unaudited)
                      And The Year ended December 31, 1998, As adjusted(1)

Consolidated Financial Statements:
   Balance Sheet                                            F-23
   Statement of Operations                                  F-24
   Statement of Stockholder' Deficiency                     F-25
   Statement of Cash Flows                                  F-26
   Notes to Financial Statements                        F-27 - F-37

(1) The June 30, 1999 10-Q gives effect to the discontinued operations of the long distance telephone service and the prepaid calling card business. Accordingly the December 31, 1998 balance sheet, statement of operations, and statement of cash flows presentation gives effect to the discontinued operations.


                                                                          PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                                                                          CONSOLIDATED BALANCE SHEET
=======================================================================================================================
                                                                                        June 30,         December 31,
                                                                                         1999                1998
-----------------------------------------------------------------------------------------------------------------------
                                                                                        (unaudited)
ASSETS
Current Assets:
  Cash                                                                             $        465,915    $        17,052
  Prepaid expenses and other current assets                                                 361,082            278,352
  Current assets from discontinued operations                                               318,915          1,269,055
-----------------------------------------------------------------------------------------------------------------------
      Total current assets                                                                1,145,912          1,564,459
-----------------------------------------------------------------------------------------------------------------------
Property and Equipment - at cost, net of accumulated depreciation
 of $156,603 and $114,293, respectively                                                   4,366,267          3,195,169
-----------------------------------------------------------------------------------------------------------------------
Other Assets:
  Security deposits                                                                         250,000            161,796
  Deferred income tax asset, net of valuation allowance of $11,000,000                           -                -
  Long-term assets from discontinued operations                                           1,923,663          1,869,732
-----------------------------------------------------------------------------------------------------------------------
      Total other assets                                                                  2,173,663          2,031,528
-----------------------------------------------------------------------------------------------------------------------
      Total Assets                                                                  $     7,685,842      $   6,791,156
=======================================================================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
  Current portion of debt                                                           $          -       $        20,000
  Accounts payable and accrued expenses                                                   3,921,691          2,797,133
  Advance from customer                                                                   1,000,000          1,000,000
  Current liabilities from discontinued operations                                       12,939,314         12,317,168
-----------------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                          17,861,005         16,134,301
Debt, less current portion                                                                9,880,000          9,880,000
Long-term Liabilities from Discontinued Operations                                        1,042,716          1,042,716
-----------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                                  28,783,721         27,057,017
-----------------------------------------------------------------------------------------------------------------------
Commitments and Contingencies
Minority Interest in Consolidated Subsidiary                                                 86,018             86,018
-----------------------------------------------------------------------------------------------------------------------
Stockholders' Deficiency:
  Preferred stock - $.001 par value; authorized 10,000,000 shares at June 30,
   1999;
   2,000,000 shares designated as Series B convertible preferred stock,
   aggregate liquidation value - $1,871,000, issued and outstanding 1,871,000 shares      1,871,000               -
   500,000 shares designated as Series D convertible preferred stock, aggregate
   liquidation value - $4,660,000, issued and outstanding 466,000 shares                  4,660,000               -
  Common stock - $.01 par value; authorized 40,000,000 and 10,000,000 shares,
   respectively; issued and outstanding 4,402,698 and 3,816,638 shares, respectively         44,062             38,202
  Additional paid-in capital                                                             75,367,972          4,008,029
  Options and warrants                                                                    2,720,071          2,687,461
  Treasury stock, at cost, 3,550 shares                                                     (11,978)           (11,978)
  Accumulated deficit                                                                  (105,835,024)       (27,073,593)
-----------------------------------------------------------------------------------------------------------------------
      Stockholders' deficiency                                                          (21,183,897)       (20,351,879)
-----------------------------------------------------------------------------------------------------------------------
      Total Liabilities and Stockholders' Deficiency                                $     7,685,842      $   6,791,156
=======================================================================================================================


                                                                            PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                                                                  CONSOLIDATED STATEMENT OF OPERATIONS
                                                                                                           (unaudited)
=======================================================================================================================

                                                                Three-month                       Six-month
                                                                period ended                     period ended
                                                                  June 30,                         June 30,
                                                          1999             1998            1999               1998
-----------------------------------------------------------------------------------------------------------------------
Costs and expenses:
  Selling, general and administrative                 $  1,123,212     $    284,118    $    2,075,703     $    455,217
  Depreciation and amortization                             27,736            6,715            42,310           13,193
-----------------------------------------------------------------------------------------------------------------------

Loss before minority interest in subsidiary loss,
 provision for income tax, and
 discontinued operations                                (1,150,948)        (290,833)       (2,118,013)        (468,410)

Minority interest in subsidiary loss                       -                    457          -                     914
Provision for income tax                                   -                   (880)         -                    (880)
Discontinued operations:
  Loss from discontinued operations                     (2,015,551)      (1,475,805)       (4,364,730)      (2,308,451)
  Loss on disposal                                     (47,108,711)         -             (47,108,711)         -
-----------------------------------------------------------------------------------------------------------------------

Net loss                                              $(50,275,210)    $ (1,767,061)   $  (53,591,454)    $ (2,776,827)
=======================================================================================================================

Beneficial conversion feature of
 preferred stock                                       (21,600,000)         -             (25,170,000)         -
-----------------------------------------------------------------------------------------------------------------------

Net loss applicable to common stock                   $(71,875,210)    $ (1,767,061)   $  (78,761,454)    $ (2,776,827)
=======================================================================================================================

Net loss per common share - basic                     $     (15.62)    $       (.49)   $       (18.39)    $       (.76)
=======================================================================================================================

Weighted-average shares outstanding - basic              4,602,698        3,640,391         4,281,860        3,633,975
=======================================================================================================================



                                                                                          PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                                                                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                                                                                                         (unaudited)
====================================================================================================================================

                                              Series B Preferred Stock  Series D Preferred Stock     Common Stock       Additional
                                                 Number                   Number                   Number                Paid-in
                                               of Shares     Amount     of Shares     Amount      of Shares   Amount     Capital
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998                         --          --          --           --      3,816,638   $38,202   $ 4,008,029
Issuance of preferred stock                    1,871,000   $1,871,000     466,000   $4,660,000         --        --            --
Issuance of common stock for services               --           --          --           --        295,012     2,950     3,903,393
Issuance of options for services                    --           --          --           --           --        --            --
Issuance of warrants in connection with debt        --           --          --           --           --        --            --
Expiration of options and warrants                  --           --          --           --           --        --          89,743
Preferred stock issuance cost                       --           --          --           --           --        --         (85,000)
Issuance of common stock upon
 exercise of options and warrants                   --           --          --           --        291,048     2,910       645,710
Loss on Disposal                                    --           --          --           --           --        --      41,636,097
Beneficial dividend                                 --           --          --           --           --        --      25,170,000
Other                                               --           --          --           --           --        --            --
Net loss                                            --           --          --           --           --        --            --
------------------------------------------------------------------------------------------------------------------------------------
Balance at June 30, 1999                       1,871,000   $1,871,000     466,000   $4,660,000    4,402,698   $44,062   $75,367,972
====================================================================================================================================
                                                  Options          Subscription
                                                    and              and Note       Treasury      Accumulated       Stockholders'
                                                  Warrants          Receivable       Stock          Deficit          Deficiency
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998                   $   2,687,461             --      $     (11,978)   $ (27,073,593)   $ (20,351,879)
Issuance of preferred stock                             --               --               --               --          6,531,000
Issuance of common stock for services                   --               --               --               --          3,906,343
Issuance of options for services                      31,500             --               --               --             31,500
Issuance of warrants in connection with debt         734,473             --               --               --            734,473
Expiration of options and warrants                   (89,743)            --               --               --               --
Preferred stock issuance cost                           --               --               --               --            (85,000)
Issuance of common stock upon
 exercise of options and warrants                   (643,620)   $      (5,000)            --               --               --
Loss on Disposal                                        --               --               --               --         41,636,097
Beneficial dividend                                     --               --               --        (25,170,000)            --
Other                                                   --              5,000             --                 23            5,023
Net loss                                                --               --               --        (53,591,454)     (53,591,454)
------------------------------------------------------------------------------------------------------------------------------------
Balance at June 30, 1999                       $   2,720,071    $        --      $     (11,978)   $(105,835,024)   $ (21,183,897)
====================================================================================================================================


                                                                        PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                                                       (unaudited)
==================================================================================================================

Six-month period ended June 30,                                                      1999                1998
------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net loss                                                                       $(53,591,454)       $ (2,776,827)
  Adjustments to reconcile net loss to net cash provided by (used in)
   operating activities:
    Stock, options and warrants issued for compensation or services                 4,722,339             344,439
    Loss on Disposal                                                               41,636,097                --
    Depreciation                                                                       42,310              13,193
    Minority interest in subsidiary loss                                                 --                  (914)
    Changes in operating assets and liabilities:
      Increase in prepaid expenses and other assets                                   (82,730)            (45,310)
      Decrease (increase) in current assets from discontinued operations              950,140            (212,066)
      Increase in security deposits                                                   (88,204)               --
      (Increase) decrease in long-term assets from discontinued operations            (53,931)            100,211
      Increase (decrease) in accounts payable and accrued expenses                  1,124,558            (132,830)
      Increase in other current liabilities                                              --               100,284
      Increase in current liabilities from discontinued operations                    622,146           3,309,581
      Decrease in long-term liabilities from discontinued operations                     --              (313,430)
------------------------------------------------------------------------------------------------------------------
      Net cash provided by (used in) operating activities                          (4,718,729)            386,331
------------------------------------------------------------------------------------------------------------------

Cash flows used in investing activity - purchase of property and equipment         (1,213,408)            (10,133)
------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Proceeds from issuance of Series B preferred stock                                1,821,000                --
  Proceeds from issuance of Series D preferred stock                                4,660,000                --
  Proceeds from stock subscription                                                      5,000                --
  Payment of preferred stock issuance cost                                            (85,000)               --
  Payments on third-party debt                                                        (20,000)           (175,000)
  Funds advanced by stockholder                                                          --                15,000
  Payments of stockholder advances                                                       --              (185,000)
------------------------------------------------------------------------------------------------------------------
      Net cash provided by (used in) financing activities                           6,381,000            (345,000)
------------------------------------------------------------------------------------------------------------------

Net increase in cash                                                                  448,863              31,198

Cash at beginning of period                                                            17,052              27,671
------------------------------------------------------------------------------------------------------------------
Cash at end of period                                                            $    465,915        $     58,869
==================================================================================================================

Supplemental disclosure of cash flow information:

  Cash paid during the period for interest from discontinued operations          $     76,912        $    325,246
==================================================================================================================
Assets from discontinued operations acquired under capital leases                $       --          $    591,026
==================================================================================================================

                                    PICK COMMUNICATIONS CORP. AND SUBSIDIARIES


                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                   (unaudited)
===============================================================================
1.  PRINCIPAL      PICK Communications Corp. and Subsidiaries (collectively the
    BUSINESS       "Company") provide satellite-based Internet access and
    ACTIVITY AND   interactive multimedia services to end user service
    SUMMARY OF     providers. In March 1999, the Company formed a new
    SIGNIFICANT    subsidiary, PICK Online.Com Inc., a media content aggregator
    ACCOUNTING     using a satellite-based multicast delivery system for
    POLICIES:      Internet Service Providers and Broadband Networks. The
                   Company is headquartered and leases facilities in Miami, Florida.

                   The accompanying consolidated financial statements include the accounts of PICK Communications Corp. and its wholly owned subsidiaries, PICK US Inc. f/k/a PICK Inc. ("PICK US"), PICK Net Inc. ("PICK Net"), PICK Net UK PLC ("PICK Net UK"), PICK Sat Inc. ("PICK Sat"), PICK Online.Com Inc. ("POL") and P.C.T. Prepaid Telephone Inc. ("PCT"), a majority-owned subsidiary. All significant intercompany balances and transactions have been eliminated.

                   The Company plans to discontinue the operations of its long distance telephone service and prepaid calling card business consisting of PICK US, PICK Net and PICK Net UK. (See note 9).

                   Minority interest represents the minority stockholders' proportionate share of the equity and loss of PCT.

                   The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated balance sheet and revenue and expenses for the periods then ended. Actual results could differ from those estimates.

                   For comparability, certain 1998 amounts have been reclassified, where appropriate, to conform to the financial statement presentation used in 1999.

                   Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is not presented because the inclusion of common share equivalents would be antidilutive.

                   The Company does not believe that any recently issued but not yet effective accounting standards will have a material effect on the Company's consolidated financial position, results of operation or cash flows.

                   Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets.

                   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The Company recorded a deferred tax asset for the tax effect of net operating loss carryforwards and temporary differences. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance.

                                                               PICK COMMUNICATIONS CORP. AND SUBSIDIARIES


                                                                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                                               (unaudited)
==========================================================================================================

2.  PREPAID
    EXPENSES AND
    OTHER CURRENT    Prepaid expenses and other current assets consist of the
    ASSETS:          following:

                                                                June 30,      December 31,
                                                                  1999           1998
                     ----------------------------------------------------------------------
                     Sundry receivable                          $  3,100         $  3,100
                     Computer equipment for resale                48,559           92,235
                     Prepaid expenses                            127,011           96,552
                     Advances and other current assets           170,616           86,465
                     Deposits                                     11,796             --
                     ----------------------------------------------------------------------
                                                                $361,082         $278,352
                     ======================================================================

3.  PROPERTY AND     Property and equipment, at cost, consists of the following:
    EQUIPMENT:

                                                                 June 30,       December 31,      Estimated
                                                                   1999             1998         Useful Life
                     ----------------------------------------------------------------------------------------
                     Property, equipment and software           $1,019,291      $   835,674     3 and 5 years
                     Asset development/
                      installation-in-process                    3,503,579        2,473,788
                     ----------------------------------------------------------------------------------------
                                                                 4,522,870        3,309,462
                     Less accumulated depreciation                 156,603          114,293
                     ----------------------------------------------------------------------------------------
                                                                $4,366,267       $3,195,169
                     ========================================================================================

                     Asset development/installation-in-process consists of hardware and software costs related to the Company's high-speed Internet business, which is under development.

                     Depreciation will commence when the development and/or installation is complete and the assets are fully operational.

4.  INVESTMENT IN    In 1996, the Company acquired 4,700,000 restricted shares
    MARKETABLE       of the common stock of Ultimistics, Inc. ("Ultimistics").
    EQUITY           During the first quarter of 1997, the Company, in four
    SECURITIES:      separate transactions, disposed of all of its shares of
                     Ultimistics, along with $420,000 of prepaid advertising, in return for (i) 100,000 shares of the Company's common stock, (ii) 10,000,000 shares of PCT, and (iii) 380,000 restricted shares of the common stock of Fairbanks, Inc.
                     (which subsequently changed its name to Jet Vacations, Inc.
                     and then Precom Tech Inc.). The Company recorded losses of $9,399,079 on these transactions. During 1998, the balance of $133,000 was written off.

                                    PICK COMMUNICATIONS CORP. AND SUBSIDIARIES


                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                   (unaudited)
===============================================================================
5.  DEBT:  Debt consists of the following:
                                                     June 30,       December 31,
                                                      1999              1998
           ---------------------------------------------------------------------
           Private placement debt (a)               $9,880,000       $9,900,000
           Less current portion of debt                   --             20,000
           ---------------------------------------------------------------------
                   Debt, less current portion       $9,880,000       $9,880,000
           =====================================================================
           (a) Between July 29, 1998 and September 8, 1998, the Company, through Commonwealth Associates ("Commonwealth"), placed $9,900,000 (face amount) of 10%, 120-day Senior Secured Notes (the "Original Notes") and 9,900,000 warrants to purchase 990,000 shares of the Company's common stock at $5.00 per share for five years (the "Placement"). The Original Notes are secured by all the assets of PICK Communications Corp. The Company allocated $8,587,066 of the gross sales proceeds to the debt and $1,312,934 to the warrants. The $1,312,934 discount was amortized as interest expense over the original 120-day life of the Original Notes. In November and December 1998, the Company exercised its rights to extend the maturity date of the Original Notes for 60 days. Under the terms of the Original Notes, the interest rate of the Original Notes was increased to 18% per annum, retroactive to the issuance of the Original Notes. In January, February and March 1999, the holders of the Original Notes agreed to extend the maturity of the Original Notes until April 27, 1999. In return for the extensions, the Company agreed to issue 50,012 shares of its common stock (valued at $265,063) and warrants (valued at $485,100) to purchase 247,500 shares of the Company's common stock for five years at $5.00 per share to the holders of the Original Notes. On April 27,1999, the holders of the Original Notes, who control in excess of 99% of the principal which was due on April 27, 1999, consented to restructure their Original Notes (the "Restructured Notes") and extend the maturity date until April 27, 2002. Additionally, the Company has the option to extend the maturity date for one additional year. Under the terms of the restructuring, the Restructured Notes are convertible to shares of common stock at $10.00 or less per share (valued at $7,077,600), as defined in the terms of restructuring. The Restructured Notes automatically convert to common stock if the closing bid price exceeds $15.00 per share, as defined. The Conversion Price shall be reset to a minimum of $5.00 per share prior to April 27, 2000, if the Company issues any shares of Common Stock or derivative securities (other than employee stock options) for less than the Conversion Price or the average trading price for the 15 trading days preceding April 27, 2000 is less than the Conversion Price. In addition, if the Company extends the maturity date for an additional year, the Conversion Price shall be reduced to 50% of the then market price.

           For the Placement of the Original Notes, the Company paid Commonwealth and Liberty Capital (the Company's co-financial advisor) $1,099,000 in cash, issued 139,437 shares of common stock (valued at $865,799) and warrants to purchase 250,986 shares of common stock at $5.00 per share for five years (valued at $383,002). The costs related to the Placement were being deferred and amortized as debt placement expenses over the term of the debt. At December 31, 1998, all debt placement expenses were amortized and included in the consolidated statement of operations.

           In consideration for the restructuring, the consenting noteholders will receive the following: the right for a two-year period to exchange each existing warrant previously issued to the consenting noteholders for an aggregate of 988,000 shares of the Company's common stock (valued at $15,604,800). Additionally, the consenting noteholders may elect the right to receive from the Company an aggregate of 988,000 shares of the Company's common stock.

           In lieu of such shares of stock, the consenting noteholders can elect to have the conversion price, as defined, reduced to $5.00 per share (valued at $16,907,660). The consenting noteholders shall have two years to elect whether to receive the shares of common stock or to reduce the conversion price.

                                    PICK COMMUNICATIONS CORP. AND SUBSIDIARIES


                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                   (unaudited)
===============================================================================

                     In consideration of the restructuring of the notes, the Company issued to Commonwealth 200,000 shares of common stock (valued at $3,440,000) plus warrants to purchase 50,000 of the Company's common stock at $13.75 per share (valued at $239,477). Additionally, warrants previously issued to Commonwealth will be exercisable at $1.00 per share (valued at $2,046,097).

                     At June 30, 1999, management believes the cost of the restructuring has no future value. All deferred interest and placement charges were written off and included in the loss on disposal of discontinued operations.

6.  ACCOUNTS
    PAYABLE AND
    ACCRUED          Accounts payable and accrued expenses consist of the
    EXPENSES:        following:

                                                                   June 30,           December 31,
                                                                    1999                  1998
                            ----------------------------------------------------------------------
                            Accounts payable - operating          $1,683,053          $   831,461
                            Accrued expenses - operating           1,172,638              315,672
                            Accrued expenses - for equipment       1,066,000            1,650,000
                            ----------------------------------------------------------------------
                                                                  $3,921,691          $ 2,797,133
                            ======================================================================

7.  COMMITMENTS:     The Company leases facilities under noncancelable operating leases expiring through February 2004. The future minimum payments due under such leases are as follows:

                     Six-month period ended June 30, 1999              $ 77,682

                     Year ending December 31,

                            2000                                        160,024
                            2001                                        164,825
                            2002                                        169,769
                            2003                                        144,994
                     ----------------------------------------------------------
                                                                       $717,294
                     ==========================================================

                     Rent expense under operating leases was approximately $78,000 and approximately $3,000 for the six-month periods ended June 30, 1999 and 1998, respectively. The Company has the right to renew its operating lease for terms of between five and fifteen years.

                     In September 1998, the Company entered into an employment agreement with a key executive commencing January 1, 1999. The agreement provides for annual base salaries of $300,000, $350,000, $400,000, $450,000 and $500,000 for the
                     next five years and additional compensation, as defined in

                                    PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                   (unaudited)
===============================================================================
                   the agreement. In April 1999, the agreement was amended to have the key executive continue solely as chairman of the board.


8.  INCOME TAXES:  The Company's deferred tax assets at June 30, 1999 consist of the following:

                   Federal                                       $   9,300,000
                   State                                             1,700,000
                   ------------------------------------------------------------
                                                                    11,000,000
                   Less valuation allowance                        (11,000,000)
                   ------------------------------------------------------------
                   Net deferred tax assets                       $      - 0 -
                   ============================================================

                   The deferred tax assets are comprised of the tax benefit of net operating loss carryforwards and capital loss carryforwards of approximately $20,000,000 and $8,300,000, respectively, at June 30, 1999. Net operating loss carryforwards from discontinued operations are approximately $12,500,000 at June 30, 1999. These losses are available to offset future taxable income through the years 2018 and 2003, respectively.


9.  DISCONTINUED   On June 23, 1999, the Company formalized its plan to
    OPERATIONS:    discontinue its long distance telephone service and prepaid calling card business consisting of PICK US, PICK Net and PICK Net UK. Accordingly, the long distance telephone service and prepaid calling card business are accounted for as a discontinued operation in the accompanying consolidated financial statements. The Company is in the process of negotiating the sale of PICK Net and PICK Net UK and the discontinuance of the operation of PICK US. Management expects the sale and discontinuance will be completed during 1999 and will reduce the Company's debt and working captial deficiency.



                                                                  PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                                                 (unaudited)
============================================================================================================

              Operating results of discontinued telecommunications and prepaid calling card business are as follows:

                   Six-month period ended June 30,                            1999                 1998
                   -----------------------------------------------------------------------------------------
                   Sales of long-distance services                         $ 3,164,030         $    963,018
                   Sales of prepaid calling cards                            2,215,485            1,313,495
                   -----------------------------------------------------------------------------------------
                   Net sales                                                 5,379,515            2,276,513
                   -----------------------------------------------------------------------------------------

                     Cost of sales                                           6,835,866            3,148,694
                     Selling, general and administrative expenses              896,372              649,697
                     Depreciation and amortization                             200,496              124,156
                     Bad debt expense                                          128,298                2,072
                   -----------------------------------------------------------------------------------------
                   Total costs and expenses                                  8,061,032            3,924,619
                   -----------------------------------------------------------------------------------------

                   Loss before amortization of debt placement expenses
                     and interest expense                                   (2,681,517)          (1,648,106)

                   Amortization of debt placement expenses
                    and interest expense                                     1,683,213              660,345
                   -----------------------------------------------------------------------------------------
                   Loss from discontinued operations                       $(4,364,730)         $(2,308,451)
                   =========================================================================================

                                                                   PICK COMMUNICATIONS CORP. AND SUBSIDIARIES


                                                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                                                  (unaudited)
=============================================================================================================

              Assets and liabilities of discontinued telecommunications and prepaid calling card business are as follows:

                                                                               June 30,          December 31,
                                                                                1999                1998
                   ------------------------------------------------------------------------------------------
                   Cash                                                    $    29,548          $   231,499
                   Accounts Receivable, less allowance for
                    doubtful accounts of $480,136 and
                    $351,838, respectively                                     157,883              737,786
                   Prepaid Expenses and Other Current Assets                   131,484              299,770
                   ------------------------------------------------------------------------------------------
                   Current Assets from Discontinued Operations                 318,915            1,269,055
                   ------------------------------------------------------------------------------------------
                   Property and Equipment - at cost, net of
                    accumulated depreciation and amortization
                    of $472,522 and $313,910, respectively                   1,887,313            1,853,384
                   Security Deposits                                            36,350               16,348
                   ------------------------------------------------------------------------------------------
                   Long-term Assets from Discontinued Operations             1,923,663            1,869,732
                   ------------------------------------------------------------------------------------------
                   Current Liabilities:
                     Current portion of debt (a)                             2,000,000            2,000,000
                     Current portion of capital leases                         139,892              271,677
                     Accounts payable and accrued expenses                   7,151,359            4,893,844
                     Deferred revenue - prepaid calling cards                  536,930            2,183,806
                     Other current liabilities                               3,111,133            2,967,841
                   ------------------------------------------------------------------------------------------
                   Current Liabilities from Discontinued
                    Operations                                              12,939,314           12,317,168
                   ------------------------------------------------------------------------------------------

                   Long-term Liabilities from Discontinued
                    Operations - capital leases, less current portion        1,042,716            1,042,716
                   ------------------------------------------------------------------------------------------
                           Liabilities, Net of Assets of Discontinued
                            Operations                                     $11,739,452          $10,221,097
                   ==========================================================================================

              (a) In February 1998, the Company amended its existing
                  telecommunications agreement with IDT Corporation ("IDT"), one of its long distance vendors/customers. Under the terms of the amendment, the Company agreed to sell IDT up to 10,000,000 minutes per month of long distance traffic, through June 9, 1999, at favorable rates and IDT agreed to lend the Company $2,000,000. Of this amount, $500,000 was funded when the transaction was signed, $1,000,000 was funded in April 1998 and the remaining $500,000 was advanced in June 1998. Concurrently, the Company has issued 100,000 warrants with an exercise price of $2.40 per share to purchase 10,000 shares of common stock, 200,000 warrants with an exercise price of $10.00 per share to purchase 20,000 shares of common stock and 100,000 warrants with an exercise price of $5.60 per share to purchase 10,000 shares of common stock. The warrants are exercisable for a period of one year from the respective dates of grant. Management estimates the value of these warrants

                                    PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                   (unaudited)
===============================================================================
                     reflected in interest expense in 1998 at $30,879. The loan bears interest at 9% per annum and matured on February 9, 1999. The Company is currently negotiating with IDT to extend the terms of repayment.

                     The Company and IDT have reached an agreement in principle to execute a new six-month note in the principal amount of $2,336,000. The Company has agreed to issue to IDT 40,000 shares of PICK's common stock in exchange for IDT's warrants to purchase 40,000 shares of PICK's common stock, which shall be canceled upon such delivery, plus a restructuring fee of 50,000 shares of PICK common stock. The Company also agreed to pay $250,000 upon the earlier to occur of 60 days from the date of execution of the agreement or the completion of additional financing for at least $10,000,000 for PICK and shall make six monthly principal payments of $25,000 each on the last business day of each month following the issue date of this Note, beginning on August 31, 1999. In the event PICK elects to exercise its option to extend the maturity date of the Note from six months to three years, it shall deliver to IDT $375,000, payable in immediately available funds or, at the option of PICK, 37,500 shares of PICK's Common Stock. Thereafter, PICK agrees to pay IDT $25,000 per month for 12 months, including the six monthly payments described above beginning on August 31, 1999. Interest is payable monthly at 8% per annum and the Note will be pre-paid pro rata in the event the Company prepays any indebtedness over $2,000,000 including the July 1998 Bridge Notes, as amended. The Note will automatically convert into common stock at $10.00 per share if the average price of the Company's common stock exceeds $15.00 per share for at least 20 consecutive days. All shares of common stock issued or issuable to IDT will be included in a registration statement filed on or before October 27, 1999.

10. LITIGATION AND   The Company is, from time to time, party to litigation that
    RESERVE FOR      arises in the ordinary course of its business operations or
    CONTINGENT       otherwise. Except as described below, the Company is not
    LIABILITY:       presently a party to any litigation that it believes would have a material adverse effect on its business.

                     In February 1997, the Company commenced a mediation action against American Telephone & Telegraph ("AT&T") seeking $10,000,000 in damages for breach of contract and fraudulent inducement and malicious conduct under a carrier agreement (the "Carrier Agreement") entered into in February 1996. The Company contracted with AT&T under the Carrier Agreement for inbound 800 service and outbound domestic and international long distance service. The Company claims that AT&T reneged on certain commitments to provide the Company with lower international rates than the Company was invoiced by AT&T. AT&T has claimed that the

                     Company owes it in excess of $1,000,000. In 1996, the Company provided for a non-cash reserve of $1,750,000, which was reduced to $1,100,000 in the third quarter of 1997 and is a part of the Company's working capital deficiency. The reserve is included in other current liabilities in the accompanying consolidated financial statements. After two mediation sessions, AT&T indicated that it intended to withdraw from the mediation. Accordingly, on November 5, 1997, the Company filed for arbitration proceedings against AT&T and reduced its claim to $5,000,000. The trial began on April 19, 1999 and ended on April 22, 1999. There can be no assurance that the Company will be able to prevail in this arbitration. Any adverse judgment or settlement could have a material impact on the Company's financial condition.


                     During March 1999, Worldcom Network Services, Inc., d/b/a Wiltel, ("Worldcom") commenced a lawsuit against the Company in the United States District Court, Southern District of New York, demanding a judgment in the amount of $1,177,734 and interest at 18% per annum plus costs and expenses. The plaintiff alleges that the Company failed to pay for telecommunications services provided. On April 15, 1999, the Company and Worldcom agreed to a Settlement Agreement. Under the terms of the Settlement Agreement, the Company agreed to pay Worldcom $1,256,622 (the "Settlement") in exchange for a full and complete settlement of Worldcom's lawsuit against the Company. The Company agreed to pay the Settlement with interest at 16% per annum on or before January 16, 2000 and for Worldcom to discontinue, without prejudice, the legal proceedings until such date, although the Company has the option to extend the forbearance through January 16, 2001. The Company agreed to pay Worldcom a 100,000 share restructuring fee. If the Company repays the Settlement by January 16, 2000, it shall be entitled to redeem one-half of the shares for $1.00.

                     In July 1999, L.D. Exchange.com, Inc., a vendor of PICK Net commenced arbitration proceedings against PICK
                     Net before the American Arbitration Association in
                     San Diego, California, alleging breach of contract. These proceedings involve the alleged nonpayment of between $250,000 and $500,000. At June 30, 1999 the Company's
                     current liabilities included approximately $266,000 payable to L.D.Exchange.com,inc.

                                    PICK COMMUNICATIONS CORP. AND SUBSIDIARIES


                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                   (unaudited)
===============================================================================
11. GOING CONCERN    The accompanying consolidated financial statements have
    MATTERS:         been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred substantial recurring losses from operations, has a net capital deficiency in the amount of approximately $21,180,000 and has a working capital deficiency of approximately $16,715,000 at June 30, 1999 that raise substantial doubt about its ability to continue as a going concern. In addition, the Company had negative cash flow from operations in the six-month period ended June 30, 1999 and the years ended December 31, 1998,
                     1997 and 1996.

                     Significant short-term obligations exist including the payment of a settlement with Worldcom in the amount of $1,256,622 (see Note 10) and a settlement with IDT to extend its $2,000,000 loan. (See Note 9(a)) and normal cash flows from operations. Without the Company's ability to extend the payout terms of the aforementioned liabilities or obtain additional long-term financing, as well as increasing revenue and/or decreasing expenses, the Company will be unable to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of assets or the classifications of liabilities should the Company be unable to continue as a going concern.

                     Furthermore, the Company is in need of immediate financing for working capital. If the Company is able to obtain adequate funding it expects that its operations on a going-forward basis will be primarily through its PICK Sat subsidiary, which has only recently commenced operations and has not generated any revenue to date. The Company has granted an option to Atlantic Tele-Network, Inc. to sell it 19.9% of the common stock of PICK Sat for $8,000,000, with an option to acquire an additional 31.1% for up to an additional $15,000,000. The Company believes that these plans, if successfully implemented, will enable it to continue as a going concern. However, there can be no assurance that the Company will be successful in either generating positive operating income or raising additional funds in the immediate future in amounts sufficient to allow it to continue as a going concern.

12. OTHER MATTERS    In March 1999, the board of directors authorized the
    AND SUBSEQUENT   issuance of 2,000,000 shares of Series B convertible
    EVENTS:          preferred stock. The Series B convertible preferred stock
                     has a stated par value of $.001 per share and is convertible into 2,000,000 shares of the Company's common stock at the rate of $1.00 per share.

                     In April 1999, the board of directors authorized the issuance of 500,000 shares of Series D convertible preferred stock. The Series D convertible preferred stock has a stated par value of $.001 per share and is convertible into 1,190,500 shares of the Company's common stock at the rate of $4.20 per share. As of June 30, 1999, the Company had sold an aggregate of 466,000 shares of Series D convertible preferred stock for $4,660,000 prior to the payment of $324,500 of preferred stock placement costs. In
                                                                            F-36

                                    PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                   (unaudited)
===============================================================================
                     addition, the Company issued an aggregate of 700,000 common stock purchase warrants in connection with the sale of Series D convertible preferred stock. Each Warrant is exercisable at $6.30 per share of common stock for a two-year period.

                     On March 3, 1999, the board of directors granted each of the then four independent directors three-year options to purchase 50,000 shares of common stock at $5.10 per share. Those options shall be fully vested on March 3, 2000.

                     On February 26, 1999, the board of directors of the Company authorized an increase of the Company's authorized shares of common stock from 100,000,000 to 400,000,000 shares which was effective on April 13, 1999.

                     On July 15, 1999, the Company sold 34,000 shares of Series D convertible preferred stock for $340,000 to Diego Leiva, chairman of the board. The purchase is evidenced by a recourse promissory note secured by a pledge of the securities.

                     During July of 1999, the Company's Board of Directors authorized a one for ten reverse split of its common stock effective July 23, 1999. All share and per-share amounts in these consolidated financial statements have been restated to give effect to the reverse stock split.

================================================================================
No person has been authorized to give any information or make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.


                                -----------------
                                TABLE OF CONTENTS

                                                     Page
                                                     ----

Where You Can Find More Information.............       2
Special Note Regarding
   Forward-Looking Statements...................       2
Prospectus Summary..............................       3
Note Restructuring..............................       6
Risk Factors....................................       7
Use of Proceeds.................................      24
Dividend Policy.................................      24
Price Range of Common Stock.....................      24
Capitalization..................................      25
Selected Historical Consolidated
    Financial Data..............................      26
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations...................................      29
Change in Accountants...........................      35
Business........................................      36
Management......................................      44
Certain Relationships and Related
    Transactions................................      48
Security Ownership of Certain Beneficial
    Owners and Management.......................      49
Selling Stockholders............................      50
Description of Capital Stock....................      74
Plan of Distribution............................      76
Experts.........................................      78
Legal Matters...................................      79
Index to Financial Statements...................      F-1

================================================================================




                            PICK COMMUNICATIONS CORP.





                                10,154,083 Shares






                                  common stock





                      ------------------------------------


                                   PROSPECTUS


                      ------------------------------------




                                 November 12, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.


         Securities and Exchange Commission filing fee............ $  8,564.38
         NASD filing fee...........................................   3,580.70
         Accountants' fees and expenses...........................   60,000.00
         Legal fees and expenses..................................  120,000.00
         Miscellaneous..........................................      7,854.92
                                                                    ----------
                  Total...........................................  200,000.00


         The foregoing costs and expenses will be paid by the Company. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 14. Indemnification of Directors and Officers.

         The Nevada General Corporation Law ("GCL") provides in relevant part as follows:

Section 78.751:

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a) By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752:

         1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

         2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

         (a) The creation of a trust fund.

         (b) The establishment of a program of self-insurance.

         (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

         (d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection nay provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

         3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

         4. In the absence of fraud:

         (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

         (b) The insurance or other financial arrangement:

                  (1) Is not void or voidable; and

                  (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS [The Nevada Revised Statutes].

         Article VI of the Registrant's Bylaws provides as follows:

                                 Indemnification

         On the terms, to the extent, and subject to the condition prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the

Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

         On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action, expenses incurred by such person in defending such action or proceeding.

Item 16.          Exhibits and Financial Statement Schedules.

         (a)      Exhibits.

  3.1  Amended Articles of Incorporation (1)
 *3.2  Certificate of Amendment to Articles of Incorporation
  3.3  By-Laws(2)
  4.1  Form of Warrant Agreement between Registrant and certain holders of warrants (3)
 *4.2  Form of Note issued by the Registrant to the Noteholders in the July Bridge Loan
 *4.3  Form of Note issued by the Registrant to the Noteholders in the July Bridge Loan, as amended
 *4.4  Form of Warrant issued by the Registrant to the Noteholders in the July Bridge Loan
 *4.5  Form of Warrant issued by the Registrant to the Noteholders in the July Bridge Loan, as amended
 *4.6  Certificate of Designation, Number, Powers, Preferences and Relative Participating, Optional and Other Special Rights,
       Qualifications, Limitations, Restrictions, and Other Distinguishing Characteristics of Series B Convertible Preffered Stock
 *4.7  Certificate of Designation, Number, Powers, Preferences and Relative Participating, Optional and Other Special Rights,
       Qualifications, Limitations, Restrictions, and Other Distinguishing Characteristics of Series D Convertible Preferred Stock
 *4.8  Form of Warrant issued by the Registrant to holders of the Series D Convertible Preferred Stock
**5.1  Opinion of Snow Becker Krauss P.C.
 10.1  Distributor Agreement, dated February 11, 1988, between the Registrant and Blackstone Calling Card. Inc. (the "Blackstone
       Agreement") (3)
 10.2  Amendment dated April 13, 1998 to the Blackstone Agreement (3)
 10.3  Amendment dated April 27, 1998 to the Blackstone Agreement (3)
 10.4  Reciprocal Telecommunications Agreement, dated December 4, 1997, between Pick Net, Inc, and Gulfsat Communications Company
       (the "Gulfsat Agreement") (3)
 10.5  Amendment, dated March 7, 1998, to the Gulfsat Agreement (3)
 10.6  Promissory Note, dated April 2, 1998, between the Registrant and Wolfson Equities (3)
 10.7  Letter Agreement, dated April 2, 1998, between the Registrant and Wolfson Equities (3)
 10.8  Reciprocal Telecommunications Agreement, dated November 11, 1996 between Pick Net, Inc. and IDT Corporation (the "IDT
       Agreement") (3)
 10.9  Amendment, dated November 11, 1996, to the IDT Agreement (3)
 10.10 Promissory Note, dated February 12, 1998 between Pick Net, Inc. and IDT Corporation (3)
 10.11 Form of Lease Agreement between Telecommunications Finance Group and PICK Communications, Corp.(3)
 10.12 Employment Agreement, dated September 28, 1998 between Diego Leiva and the Registrant.(4)
 10.13 Stock Purchase Agreement, between the Registrant and Lebow Investments, Ltd., dated as of September 13, 1999(5)
 10.14 PICK Sat Option Agreement, among the Registrant, PICK Sat, Inc. and Atlantic Tele-Network, Inc., dated as of September 13,
       1999(5)
  21.1 Subsidiaries of the Registrant (4)
**23.1 Consent of Goldstein Golub Kessler LLP
**23.2 Consent of Durland & Company, CPA, P.A.
 *27.1 Financial Data Schedule

* Previously filed with this Registration Statement
**Filed with this Amendment
--------------
(1) Incorporated herein by reference from Exhibits to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.
(2) Incorporated herein by reference from Exhibits to Registrant's Form 10.
(3) Incorporated herein by reference from Exhibits to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.
(4) Incorporated herein by reference from Exhibits to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.
(5) Incorporated herein by reference from Exhibits to Registrant's Form 8-K for September 17, 1999.

         (b) Financial Statement Schedules. The schedules filed herewith are as specified on the Index to Schedules included herein.

Item 17.          Undertakings.

The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (1)      To include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933;

                           (i) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (ii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Miami, State of Florida, on this 11th day of November 1999.


                                         PICK Communications Corp.

                                         By: /s/ Diego Leiva
                                                 ----------------------
                                                 Diego Leiva
                                                 Chairman of the Board


Signature                        Title                            Date



/s/ Diego Leiva
--------------------    Chairman of the Board                November 11, 1999
Diego Leiva             (Principal Executive Officer)



/s/ Henry Ewen          Acting Chief Financial Officer       November 11, 1999
--------------------    (Principal Financial Officer)
Henry Ewen

/s/ Robert R. Sams
--------------------            Director                     November 11, 1999
Robert R. Sams


/s/ John Tydeman
--------------------            Director                     November 11, 1999
John Tydeman

                                 EXHIBIT INDEX
                                 -------------
Exhibit No.     Name                                                   Page No.
-----------     ----                                                   --------

5.1             Opinion of Snow Becker Krauss P.C.